Exhibit 2.1

Purchase and Sale Agreement

by and among

NEWPOINT HOLDINGS JV LLC,

EACH OF THE MEMBERS OF NEWPOINT HOLDINGS JV LLC,

FBRT OP LLC,

FBRT SUB REIT TRS LLC,

FRANKLIN BSP REALTY TRUST, INC.

AND

MERIDIAN BRAVO INVESTMENT COMPANY, LLC AND BMC HOLDINGS DE LLC,

ACTING AS JOINT REPRESENTATIVES OF THE EXISTING EQUITYHOLDERS

Dated as of March 9, 2025

i

Exhibits

Exhibit A	Applicable Accounting Principles

Exhibit B	Correspondent Agreement

Exhibit C	Company Net Working Capital

Exhibit D	Purchaser OP Operating Agreement

Exhibit E	Servicing Agreement

Exhibit F	R&W Policy

v

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of March 9, 2025, is entered into by and among NewPoint Holdings JV LLC, a Delaware limited liability company (the “Company”); each of the holders of issued and outstanding membership interests of the Company identified on the signature pages hereto (the “Existing Equityholders”); FBRT OP LLC, a Delaware limited liability company and wholly owned Subsidiary of FBRT (“Purchaser OP”); FBRT Sub REIT TRS LLC, a Delaware limited liability company and wholly owned Subsidiary of FBRT (“Purchaser TRS” and together with Purchaser OP, “Purchaser”); Franklin BSP Realty Trust, Inc., a Maryland corporation (“FBRT”); and Meridian Bravo Investment Company, LLC and BMC Holdings DE LLC, solely in their capacity as the joint representatives of the Existing Equityholders (the “Representatives”).

WHEREAS, the Existing Equityholders collectively own, in the aggregate all of the issued and outstanding limited liability company membership interests, including all issued and outstanding Class A Membership Interests, Class B Units and Class C Units of the Company (the “Purchased Interests”), which Purchased Interests constitute all of the issued and outstanding Equity Interests in the Company;

WHEREAS, at the Closing, the Existing Equityholders desire to sell and transfer to Purchaser, and Purchaser desires to acquire and receive, all of the Purchased Interests, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, a buyer-side representation and warranty insurance policy with respect to this Agreement has been conditionally bound as of the date of this Agreement (the “R&W Policy”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the Parties agree as follows:

Article I
DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given below:

“Accredited Investor” shall have the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act.

“Accrued Income Taxes” means an amount (which shall not be less than zero in any jurisdiction or with respect to any taxpaying entity) equal to the aggregate liability for income Taxes with respect to the Acquired Entities for all Pre-Closing Tax Periods with respect to which a Tax Return has not yet been filed, determined as of the end of the day on the Closing Date, to the extent unpaid as of the Effective Time; provided, that for purposes of computing Accrued Income Taxes, (a) in the case of any Straddle Period, liability for income Taxes shall be apportioned to the pre-Closing portion of such Straddle Period in accordance with Section 7.3, (b) any items of loss or deduction arising from or in connection with the transactions contemplated by this Agreement shall not be taken into account and (c) any overpayments of income Taxes (and any payments of estimated income Taxes) for any taxable period shall be taken into account, but only to the extent they have the effect of reducing (but not below zero in the applicable jurisdiction or for the applicable taxpaying entity) the particular current income Tax liability in respect of which such overpayments or estimated payments, as applicable, were made.

“Acquired Entity” or “Acquired Entities” means collectively, each of the Company and the Company Subsidiaries.

“Acquired Entity Benefit Plans” is defined in Section 7.7(b).

“Acquired Entity Data” means data contained in any Business Systems of the Acquired Entities (including any and all trade secrets and Personal Information) and all other information and data compilations used by, or necessary to the business of, each Acquired Entity.

“Acquired Entity Indemnified Persons” is defined in Section 7.8(a).

“Action” means any claim, demand, cause of action, action, charge, complaint, audit, hearing, investigation, suit, appeal, mediation, proceeding or arbitration by or before any Governmental Entity, whether civil, criminal, administrative or otherwise, in law or equity.

“Advisor” means NewPoint Real Estate Investment Management LLC.

“Advisory Agreement” means any contract under which any Acquired Entity provides to any Client investment advisory (including investment sub-advisory), investment management and any other services that constitute acting as an “investment adviser” within the meaning of the Investment Advisers Act.

“Affected Employees” is defined in Section 7.7(a).

“Affiliate” of any Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the first Person. For purposes of this definition, the term “control,” “controlled by” or “under common control with,” as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, the right to appoint directors or managers, by contract, as trustee or executor, by proxy or agent or otherwise.

“Agreement” is defined in the introductory paragraph hereof.

“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act and any other Applicable Law that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct.

“Applicable Accounting Principles” means, in the following order of priority, (i) the policies set forth in Exhibit A, (ii) to the extent not inconsistent with clause (i) and GAAP, the accounting principles and policies as applied in the preparation of the Audited Financial Statements as of December 31, 2023, and (iii) if not otherwise addressed in clauses (i) and (ii), GAAP. For the avoidance of doubt, clause (i) shall take precedence over clauses (ii) and (iii), and clause (ii) shall take precedence over clause (iii).

“Applicable Disputes” is defined in Section 12.11(a).

“Applicable Law” means, with respect to any Person, any U.S., foreign or supranational federal, state, local or municipal law, ordinance, regulation, statute, rule, decree, administrative doctrine, judicial doctrine, common law ruling, treaty, policy or other legal requirement of any Governmental Entity applicable to such Person, including any rules, regulations or administrative guidance issued by any federal or state regulatory authority or Program Lender.

“Applicable Requirements” is defined in Section 3.22(c).

“Audited Financial Statements” means the audited consolidated balance sheets of the Company and the Company Subsidiaries (excluding the Joint Venture Entities) as of December 31, 2023 and December 31, 2022 and the audited consolidated statements of income, changes in member’s equity and cash flows for the Company and the Company Subsidiaries (excluding the Joint Venture Entities) for the twelve-month periods then ended, together with the reports thereon of KPMG LLP, independent certified public accountants, and including the notes thereto.

“Audited S-X Financial Statements” is defined in Section 7.13(a).

“Base Consideration Amount” means an amount equal to $318,750,000.

“Benefit Plan” means (a) each “employee benefit plan” within the meaning of Section 3(3) of ERISA, (b) each other severance pay, retention, change in control, salary continuation, bonus, equity incentive option, other equity or equity-based compensation, retention, employment, consulting, welfare, post-employment, disability, health, vacation, sick leave benefits, fringe benefits, retirement, pension, profit sharing or deferred compensation plan, contract, program, fund or arrangement, and (c) each other employee benefit plan, contract, program, fund or arrangement covering any current or former employees, consultants or nonemployee directors or managers of the Acquired Entities (i) that are sponsored or maintained, contributed to or required to be maintained, sponsored or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employee, consultants, or nonemployee directors or managers of the Acquired Entities, (ii) with respect to which an Acquired Entity is required to make payments, transfers or contributions, or (iii) with respect to which an Acquired Entity has any obligation or liability (or under which Purchaser and its Affiliates could assume any liability in connection with the Transactions), contingent or otherwise.

“Borrower” means the obligor under a Mortgage Loan.

“Broker-Dealer” means NewPoint Real Estate Capital Securities LLC.

“Broker-Dealer Termination” is defined in Section 7.3(f)(iv).

“Business Day” means a day (other than Saturday or Sunday) on which banks are generally open for the ordinary conduct of business in New York City, New York.

“Business Systems” is defined in Section 3.18(g).

“CARES Act” means the federal Coronavirus Aid, Relief, and Economic Security Act.

“Change of Control Payments” means any severance, transaction, sale, change-of-control, or similar bonuses or payments or benefits that are or become due and payable by the Acquired Entities upon, in connection with, or as a result of the consummation of the Transactions (but excluding, for the avoidance of doubt, severance or other termination payments or benefits payable as a result of the termination of employment by any Acquired Entity on or following the Closing) to any current or former director, manager, officer or employee thereof, including the employer portion of any employment Taxes incurred by any of the Acquired Entities in connection therewith. For the avoidance of doubt, (a) any “single-trigger” severance or termination payments shall be considered “Change of Control Payments” while “double-trigger” severance or termination payments shall not be considered “Change of Control Payments” and (b) the aggregate amount payable at or following the Closing by the Acquired Entities pursuant to the transaction bonus agreements set forth on Schedule 3.11(a)(xvi) shall be considered “Change of Control Payments.”

“Client” means any Person to which any of the Acquired Entities provides investment advisory (including investment sub-advisory), investment management and any other services that constitute acting as an “investment adviser” within the meaning of the Investment Advisers Act pursuant to any Advisory Agreement.

“Closing” is defined in Section 2.2.

“Closing Cash Payment” is defined in Section 2.3(a).

“Closing Date” is defined in Section 2.2.

“Closing Date Adjustment Schedule” is defined in Section 2.4(a).

“Closing Date Consideration Schedule” means a schedule, calculated in accordance with the terms of this Agreement and Applicable Accounting Principles, that sets forth (a) the Company’s good faith calculation of Estimated Base Purchase Price, including the amounts of Estimated Company Transaction Expenses, Estimated Company Unrestricted Cash, Estimated Company Indebtedness, Estimated Company Net Working Capital and Estimated Company Net Working Capital Adjustment (including the components (and the amounts) thereof necessary to compute Estimated Company Net Working Capital) and (b) the payees of the Estimated Company Transaction Expenses.

“Code” means the United States Internal Revenue Code of 1986.

“Company” is defined in the introductory paragraph hereof.

“Company Associate” means: (a) any current or former officer or other employee of the Acquired Entities; or (b) any current or former independent contractor, consultant, agent or director of the Acquired Entities.

“Company Indebtedness” means, as of the Effective Time, the aggregate amount of all consolidated Indebtedness of the Acquired Entities. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the term “Company Indebtedness” shall not include (a) Indebtedness owed by one Acquired Entity that is wholly owned by the Company to another Acquired Entity that is wholly owned by the Company, (b) any liabilities included in the calculation of Company Net Working Capital or (c) any Indebtedness of the Joint Venture Entities. Any Indebtedness incurred by the Acquired Companies following the Effective Time and prior to the Closing shall be deemed incurred as of the Effective Time, except to the extent repaid prior to the Effective Time.

“Company Intellectual Property” means all material Intellectual Property that is owned or purported to be owned by the Acquired Entities or is currently used in the business of the Acquired Entities as currently conducted.

“Company’s Knowledge” means the actual knowledge of Nick Gesue, Ryan Stutz, John Lloyd and Geraldine Borger after reasonable inquiry. None of the foregoing individuals shall have any personal liability solely by virtue of being named in this definition.

“Company MBS” is defined in Section 3.21.

“Company Net Working Capital” means Current Assets minus Current Liabilities, calculated in accordance with the Applicable Accounting Principles, and presented in the same form and format as the illustrative calculation is set forth on Exhibit C hereto.

“Company Net Working Capital Adjustment” means (a) if Company Net Working Capital exceeds Target Net Working Capital, the amount of such excess or (b) if Target Net Working Capital exceeds Company Net Working Capital, the amount of such excess.

“Company Principal MBS Agreements” is defined in Section 3.21.

“Company Subsidiaries” means, collectively, the Subsidiaries of the Company and, solely for purposes of Article III and for no other purposes of this Agreement, the Joint Venture Entities.

“Company Transaction Expenses” means, without duplication, (a) solely to the extent unpaid as of immediately prior to the Effective Time, the sum of (i) the aggregate amount of all fees, costs, expenses and liabilities incurred, owed or payable, directly or indirectly, by the Acquired Entities in connection with this Agreement or the consummation of the Transactions, including to their investment bankers, attorneys, accountants and other professionals, consultants, brokers and other third parties in connection with the negotiation and effectuation of the terms and conditions of this Agreement or any other Transaction Document, (ii) the aggregate amount of any Change of Control Payments and (iii) fifty percent (50%) of all Transfer Taxes, minus (b) all costs incurred in connection with Third Party Consents (including, for the avoidance of doubt, the Program Lender Consents and the Warehouse Lines of Credit) and actually paid by the Company prior to the Effective Time. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, “Company Transaction Expenses” shall not include (i) any fees or expenses arising out of actions or omissions taken at the direction of Purchaser or any Affiliate thereof (except to the extent this Agreement specifically provides that such fees or expenses shall be paid by the Company), whether related to the Transactions or post-Closing arrangements with directors, managers, officers or employees, (ii) any severance arising as a result of the termination of any Person at (to the extent such termination occurs as a result of Purchaser’s action or at Purchaser’s direction) or after the Closing, (iii) the costs, fees and expenses associated with the (A) D&O Policy, (B) the R&W Policy and (C) the Company complying with the covenants set forth in Section 7.13 (subject to the limitations set forth therein), (iv) any liabilities included in the calculation of Company Net Working Capital or Company Indebtedness or (v) any liabilities of the Joint Venture Entities.

“Company Unrestricted Cash” means, as of the Effective Time, the aggregate amount of all cash and cash equivalents held by the Acquired Entities, including all petty cash, all deposits in transit, all servicing advances funded by the Company on behalf of borrowers, and all interest receivable on loans held for sale, net of overdrafts and outstanding checks, determined in accordance with the Applicable Accounting Principles and solely to the extent constituting the types of cash designated with amounts under the heading “Unrestricted Cash” in the illustrative calculation of Company Unrestricted Cash set forth on Exhibit C; provided that Company Unrestricted Cash shall not include any Restricted Cash. For the avoidance of doubt, Company Unrestricted Cash shall not include any cash or cash equivalents held by the Joint Venture Entities.

“Competing Transaction” means any contract, proposal, offer or indication of interest, written or oral, from any Person (other than Purchaser or its Affiliates), or any announcement of the intention to enter into any such contract, proposal, offer or indication of interest, relating to or involving (a) any direct or indirect acquisition, in one transaction or a series of related transactions, including any merger, consolidation, stock acquisition, asset acquisition, share exchange, business combination, joint venture or similar transaction, of Equity Interests of any Acquired Entity, (b) any sale, lease, mortgage, pledge, exchange, transfer, license, acquisition, or disposition of a material portion of the assets (excluding dispositions of assets in the ordinary course of business) of any Acquired Entity in any single transaction or series of related transactions, or (z) any liquidation or dissolution of the Company or any Acquired Entity.

“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated as of October 4, 2024, by and between Meridian and Benefit Street Partners L.L.C..

“Consideration Allocation Schedule” is defined in Section 2.3(a).

“Contract” means any agreement, contract, commitment, lease or other instrument to which any Acquired Entity is a party, including any amendments and other modifications thereto, that is legally binding on such Acquired Entity.

“Copyrights” means all original works of authorship, regardless of medium of fixation or means of expression, and all associated registrations and applications for registration, under the copyright laws of the United States or any foreign country.

“Correspondent Agreement” means that certain correspondent agreement in the form attached hereto as Exhibit B, to be executed by and between Meridian and the Company.

“Current Assets” means, as of the Effective Time, the consolidated current assets of the Acquired Entities as of such time, calculated in accordance with the Applicable Accounting Principles and solely to the extent constituting the types of current assets designated in the illustrative calculation of the Company Net Working Capital attached hereto as Exhibit C. Notwithstanding anything to the contrary set forth herein, Current Assets shall in no event include (i) Company Unrestricted Cash, (ii) any income or deferred taxes, (iii) any current assets of the Joint Venture Entities or (iv) any current assets not set forth in the line items of Exhibit C under the heading “Assets”.

“Current Liabilities” means, as of the Effective Time, the consolidated current liabilities of the Acquired Entities as of such time, calculated in accordance with the Applicable Accounting Principles and solely to the extent constituting the types of current liabilities designated on the illustrative calculation of the Company Net Working Capital attached hereto as Exhibit C. Notwithstanding anything to the contrary set forth herein, Current Liabilities shall in no event include (i) any liability to the extent actually included in either Company Indebtedness or Company Transaction Expenses, (ii) any income or deferred taxes, (iii) any liabilities of the Joint Venture Entities or (iv) any current liabilities not set forth in the line items of Exhibit C under the heading “Liabilities”.

“Data Room” means the online data site “Project Prime” hosted by Datasite with respect to the Transactions.

“Data Security Requirements” means, collectively, all of the following but only to the extent relating to privacy, security or security breach notification requirements that are applicable to the Acquired Entities due to the current conduct of their businesses, or to their use of the Business Systems or any Personal Information: (a) the Acquired Entities’ posted privacy policies and notices governing the collection and use of Personal Information; (b) Applicable Laws governing the collection, processing, retention, privacy and security of Personal Information; and (c) the Payment Card Industry Data Security Standard (PCI DSS).

“Disputed Items” is defined in Section 2.4(b).

“D&O Policy” is defined in Section 7.8(b).

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Encumbrances” means any and all liens, charges, claims, security interests, mortgages, options, pledges, encumbrances, deeds of trust, security interests, voting trusts, easements, and similar restrictions on title or transfer (but excluding restrictions on the issuance of the Purchased Interests imposed by federal, state or local securities Applicable Laws).

“Enforceability Limitations” means limitations on enforcement and other remedies imposed by or arising under or in connection with Applicable Laws relating to bankruptcy, insolvency, fraudulent transfer, receivership, reorganization, moratorium, redemption (solely with respect to Mortgage Loans), liquidation or other similar Applicable Laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and general equitable principles (whether considered in a proceeding at law or in equity).

“Environmental Laws” means all Applicable Laws relating to pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), health and safety (as related to exposure to Hazardous Substances), or the Release, use, treatment storage, disposal, recycling, transportation, cleanup, removal, remediation or handling of Hazardous Substances.

“Equity Consideration” means 8,385,951 Class A Units of Purchaser OP with the rights and privileges attached thereto as set out in the Purchaser OP Operating Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, equity interests or any similar term under Applicable Law, including (a) nominee, qualifying and similar shares, (b) any securities convertible into or exchangeable for any of the foregoing, (c) any options, warrants or other rights to purchase or subscribe for any of the foregoing, or (d) any other security or instrument, including any stock appreciation rights or phantom stock rights, whose value is derived from any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each Person that controls, is controlled by or is under common control with an Acquired Entity within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder or Section 4001(b) of ERISA.

“Escrow Agent” is defined in Section 2.3(e).

“Escrow Agreement” is defined in Section 2.3(e).

“Escrow Amount” means $4,000,000.

“Escrow Fund” is defined in Section 2.3(e).

“Estimated Base Purchase Price” means an amount equal to:

(a)            the Base Consideration Amount;

(b)            (i) if Estimated Company Net Working Capital exceeds Target Net Working Capital, plus the Estimated Company Net Working Capital Adjustment, or (ii) if Target Net Working Capital exceeds Estimated Company Net Working Capital, minus the Estimated Company Net Working Capital Adjustment;

(c)            plus the Estimated Company Unrestricted Cash;

(d)            minus the Estimated Company Transaction Expenses; and

(e)            minus the Estimated Company Indebtedness.

“Estimated Company Indebtedness” means the Company’s good faith estimate of Company Indebtedness set forth on the Closing Date Consideration Schedule.

“Estimated Company Net Working Capital” means the Company’s good faith estimate of Company Net Working Capital set forth on the Closing Date Consideration Schedule.

“Estimated Company Net Working Capital Adjustment” means (i) if Estimated Company Net Working Capital exceeds Target Net Working Capital, the amount of such excess or (ii) if Target Net Working Capital exceeds Estimated Company Net Working Capital, the amount of such excess.

“Estimated Company Transaction Expenses” means the Company’s good faith estimate of Company Transaction Expenses set forth on the Closing Date Consideration Schedule.

“Estimated Company Unrestricted Cash” means the Company’s good faith estimate of Company Unrestricted Cash set forth on the Closing Date Consideration Schedule.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Equityholders” is defined in the introductory paragraph hereof.

“Existing Equityholders’ Counsel” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

“Existing Equityholder Material Adverse Effect” means any event, change, circumstance or effect that would or would reasonably be expected to prevent or materially impair or delay the ability of any Existing Equityholder to consummate the Closing.

“Existing Equityholder Related Parties” means the Existing Equityholders, each of their respective Affiliates, and each of their and their Affiliates’ respective stockholders, officers, directors, employees, partners, members, managers, agents, attorneys, representatives, successors and permitted assigns.

“Existing Equityholder Released Matters” is defined in Section 7.15(a).

“Existing Equityholder Released Party” is defined in Section 7.15(a).

“Existing Equityholder Releasing Party” is defined in Section 7.15(a).

“Extension Period” is defined in Section 2.2.

“Fannie Mae” means the Federal National Mortgage Association, a government-sponsored enterprise duly organized and existing under the laws of the United States.

“FBRT” is defined in the introductory paragraph hereof.

“FBRT Common Stock” is defined in Section 6.5(a).

“FBRT Preferred Stock” is defined in Section 6.5(a).

“FBRT Material Adverse Effect” means any event, change, circumstance or effect that would have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of FBRT and its Subsidiaries, taken as a whole; provided, however, any event, change, circumstance or effect arising out of, resulting from or attributable to any of the following shall not constitute a FBRT Material Adverse Effect or be taken into account in determining whether a FBRT Material Adverse Effect has occurred or would be reasonably likely to occur: (a) an event or series of events or circumstances affecting (i) the United States or global economy generally or capital, credit or financial markets generally, including changes in interest or exchange rates, (ii) political conditions generally of the United States or any other jurisdiction, including any potential or actual government shutdown, federal debt ceiling or banking or credit crisis or (iii) the industries generally in which FBRT and its Subsidiaries operate or in which services of FBRT and its Subsidiaries are used; (b) the negotiation, execution or announcement of this Agreement or any of the other Transaction Documents or the consummation of the Transactions, including any loss of, or disruption in, any business relationships, or any loss of personnel; (c) any changes in Applicable Law or the enforcement or interpretation thereof (including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or other Applicable Law, order, directive, guidelines or recommendations by any Governmental Entity); (d) any changes in GAAP or the interpretation thereof; (e) any action taken or omitted at the Company’s express written direction or with Company’s express written consent; (f) any earthquake, hurricane, or other natural disaster; (g) any epidemic, pandemic, disease outbreak or other health crisis or public health event, or the worsening of any of the foregoing; (h) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening thereof; or (i) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided, however, that the underlying causes of such failures shall not be excluded, subject to the other provisions of this definition); provided, however, that in the case of the foregoing clauses (a), (c), (d), (f), (g) and (h), such events, changes, circumstances and effects shall be taken into account to the extent FBRT and its Subsidiaries are adversely affected in a manner disproportionate to other participants in the industries in which FBRT and its Subsidiaries operate.

“FBRT Related Parties” means FBRT, each of its Affiliates, and each of FBRT’s and its Affiliates’ respective stockholders (other than stockholders that solely hold interests of FBRT or its Affiliates that are traded on a stock exchange), officers, directors, employees, partners, members, managers, agents, attorneys, representatives, successors and permitted assigns.

“FBRT SEC Documents” is defined in Section 6.7(a).

“FHA” means the Federal Housing Administration, an agency within HUD.

“Final Amounts” is defined in Section 2.4(d).

“Final Base Purchase Price” means an amount equal to:

(a)            the Base Consideration Amount;

(b)            (i) if Final Company Net Working Capital exceeds Target Net Working Capital, plus the Final Company Net Working Capital Adjustment, or (ii) if Target Net Working Capital exceeds Final Company Net Working Capital, minus the Final Company Net Working Capital Adjustment;

(c)            plus the Final Company Unrestricted Cash;

(d)            minus the Final Company Transaction Expenses; and

(e)            minus the Final Company Indebtedness.

“Final Company Indebtedness” is defined in Section 2.4(d).

“Final Company Net Working Capital” is defined in Section 2.4(d).

“Final Company Net Working Capital Adjustment” is defined in Section 2.4(d).

“Final Company Transaction Expenses” is defined in Section 2.4(d).

“Final Company Unrestricted Cash” is defined in Section 2.4(d).

“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor thereto.

“Fraud” means, with respect to any representation and warranty of a Party contained herein, the actual and intentional misrepresentation of fact set forth in such representation and warranty by such Party making such representation and warranty, which misrepresentation constitutes common law fraud of such Party under Delaware law and involves the specific intent by such Party to deceive another Party and reliance thereon by such other Party. For avoidance of doubt, “Fraud” shall not include constructive fraud or any form of fraud based on recklessness or negligence.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, a government sponsored enterprise duly organized and existing under the laws of the United States.

“FTC” is defined in Section 7.3(c).

“Fundamental Representations” means, collectively, the representations and warranties set forth in Section 3.1(a) (Organization; Qualification), Section 3.2 (Authorization), Section 3.3 (Execution; Validity of Agreement), Section 3.5 (Capitalization; Ownership; Subsidiaries), Section 4.1 (Organization), Section 4.2 (Authorization), Section 4.3 (Execution; Validity of Agreement) and Section 4.6 (Title).

“GAAP” means United States generally accepted accounting principles.

“GNMA” means the Government National Mortgage Association.

“Good Faith Deposit” means any good faith deposit delivered to an Investor, or held by the Company or its Affiliates on behalf of an Investor, in each case, pursuant to a Trade Confirmation for a so-called “TBA” Security.

“Governmental Entity” means any multinational, foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental agency or authority, court, administrative agency, tribunal, regulator, arbitrator, authority, agency, commission, official, government or self-regulatory organization or other instrumentality, or any political or other subdivision, department or branch of any of the foregoing.

“Governmental Order” means any order, writ, judgment, lien, directive, injunction, decree, stipulation, subpoena, written determination or award entered by or with any Governmental Entity.

“Hazardous Substance(s)” means any substance, material or waste (regardless of physical form or concentration) defined, listed or regulated, or that forms the basis of liability, under Environmental Laws, and includes petroleum (or any fraction thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, organofluorines, 1,4-dioxane, medical wastes, toxic mold, and radioactive materials.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or in respect of loans or advances or the issuance and sale of debt securities and all accrued interest thereon, (b) all obligations evidenced by promissory notes, debentures or similar instruments, (c) all obligations of such Person for the reimbursement of any obligor pursuant to any letter of credit, performance bond, surety bond or similar instruments, including the Operating Line of Credit (excluding amounts in respect of any undrawn or stand-by letters of credit, performance bonds, surety bonds or similar instruments) but only to the extent duly drawn, exercised or called pursuant to the terms thereof, (d) any obligation in respect of leases that are classified as capital or finance leases in the Audited Financial Statements or the Interim Management Financial Statements or leases that should be classified as capital or finance leases under GAAP and any obligations under synthetic lease obligations and sale leaseback obligations, whether secured or unsecured, (e) Accrued Income Taxes, (f) all obligations of such Person under any Contract with respect to any swap, forward, future or derivative transaction or any option or similar agreement involving, or settled by reference to, any rate, currency, commodity, price of any equity or debt security or instrument or any economic, financial or pricing index or measure of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions, (g) all accrued interest, premiums, penalties, fees, expenses, breakage costs, and change of control payments required to be paid in respect of any of the foregoing on prepayment (regardless of whether any of the foregoing has been paid as of anytime of determination) as a result of the consummation of the Transactions, (h) any off-balance sheet liability or commitments connected to factoring or to pledging or assignment of receivables, (i) any obligations to pay the deferred purchase price of property or services, (j) any amounts actually due and payable by such Person in connection with any failure to timely deliver any security pursuant to any Trade Confirmations, (k) accrued and unpaid severance obligations, (l) accrued and unpaid deferred retirement liabilities owed to employees, (m) the Specified Litigation Amount, (n) all non-trading amounts owed to the Existing Equityholders or any of their Affiliates (e.g., a transaction fee) that are unpaid as of the Effective Time (excluding, for the avoidance of doubt, any payments owed pursuant to the Servicing Agreement or the Correspondent Agreement), (o) any obligations in respect of unfunded or underfunded deferred compensation plans, including the employer portion of any applicable taxes, and (p) all indebtedness of others referred to in clauses (a) through (o) above guaranteed by such Person or otherwise secured by liens on the assets of such Person. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the term “Indebtedness” shall not include (i) trade payables incurred in the ordinary course of business to the extent included in the calculation of Company Net Working Capital, (ii) obligations in respect of any lease that is properly accounted for as an operating lease under GAAP, (iii) principal obligations under the Warehouse Lines of Credit; provided, that, for the avoidance of doubt, interest payable under the Warehouse Lines of Credit shall be included as “Indebtedness”, (iv) capital commitments in respect of Joint Venture Entities, and (v) amounts included as Current Liabilities.

“Insider Receivable” is defined in Section 3.6(d).

“Insurance Policies” is defined in Section 3.12.

“Intellectual Property” means Marks, Patents, Copyrights, Trade Secrets, Software, and internet domain name registrations.

“Interim Management Financial Statements” means the unaudited consolidated balance sheet of the Company and the Company Subsidiaries (excluding the Joint Venture Entities) as of December 31, 2024 and the unaudited consolidated statements of income and cash flows for the Company and the Company Subsidiaries (excluding the Joint Venture Entities) for the nine month period then ended, in each case prepared by the management of the Company.

“Interim Period” means the period of time beginning as of the execution and delivery of this Agreement and ending on the earlier to occur of the Closing and the termination of this Agreement pursuant to Section 11.1.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor” means Fannie Mae, Freddie Mac, FHA, GNMA or any other private or public investor or credit enhancer for which the Company is originating and/or has sold and has been or, prior to the Closing, will be servicing, Mortgage Loans.

“IRS” means the United States Internal Revenue Service.

“Joint Venture Entities” means NewPoint + More Capital Affordable Fund LLC and NewPoint JV LLC.

“Licenses and Permits” is defined in Section 3.15(b).

“Licenses and Permits Consents” is defined in Section 8.1(c).

“Look-Back Date” means January 1, 2022.

“Losses” means losses, damages, liabilities, deficiencies, claims, interest, judgments, awards, fines, assessments, costs, expenses, sanctions, charges, and penalties incurred in defense or settlement of actions, suits, claims and proceedings, including reasonable attorneys’ fees and other reasonable expenses of litigation or similar proceedings.

“Marks” means statutory and common law trademarks, trade dress, service marks, logos, trade names, business names, and other names, and the goodwill associated therewith, and all registrations and applications to register the same, under the laws of the United States or any foreign country.

“Material Adverse Effect” means any event, change, circumstance or effect that would have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Acquired Entities, taken as a whole; provided, however, any event, change, circumstance or effect arising out of, resulting from or attributable to any of the following shall not constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur: (a) an event or series of events or circumstances affecting (i) the United States or global economy generally or capital, credit or financial markets generally, including changes in interest or exchange rates, (ii) political conditions generally of the United States or any other jurisdiction, including any potential or actual government shutdown, federal debt ceiling or banking or credit crisis or (iii) the industries generally in which any Acquired Entity operates or in which services of any Acquired Entity are used; (b) the negotiation, execution or announcement of this Agreement or any of the other Transaction Documents or the consummation of the Transactions, including any loss of, or disruption in, any business relationships, or any loss of personnel; (c) any changes in Applicable Law or the enforcement or interpretation thereof (including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or other Applicable Law, order, directive, guidelines or recommendations by any Governmental Entity); (d) any changes in GAAP or the interpretation thereof; (e) any action taken or omitted at Purchaser’s express written direction or with Purchaser’s express written consent; (f) any earthquake, hurricane, or other natural disaster; (g) any epidemic, pandemic, disease outbreak or other health crisis or public health event, or the worsening of any of the foregoing; (h) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening thereof; (i) any failure to meet internal or published Projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided, however, that the underlying causes of such failures shall not be excluded, subject to the other provisions of this definition); or (j) the availability or cost of equity, debt or other financing to Purchaser or its Affiliates; provided, however, that in the case of the foregoing clauses (a), (c), (d), (f), (g) and (h), such events, changes, circumstances and effects shall be taken into account to the extent the Acquired Entities are adversely affected in a manner disproportionate to other participants in the industries in which the Acquired Entities operate.

“Material Contracts” is defined in Section 3.11(a).

“Material Program Contracts” is defined in Section 3.11(a).

“Meridian” means Meridian Capital Group, LLC and its controlled Affiliates, excluding the Acquired Entities.

“Mortgage” means a mortgage, deed of trust, security deed or other security instrument securing a Mortgage Note.

“Mortgage Loan” means a mortgage loan originated by an Acquired Entity under a mortgage loan program established by a Program Lender.

“Mortgage Loan Schedule” means the list of all of the outstanding Mortgage Loans and Serviced Loans as of the date of such schedule, including lien priority, attached here as Schedule 3.22(a).

“Mortgage Note” means a written promise to pay or repay a sum of money and interest at a fixed or variable interest rate during a specified term that evidences a Mortgage Loan.

“Mortgage Servicing Agreement” means an agreement between an Acquired Entity, on the one hand, and an Investor, a servicer or other party, on the other hand, setting forth the terms and conditions under which Serviced Loans have been and are to be serviced or subserviced by the Company or which may be incorporated in general guidelines and rule issuances of a Program Lender, including provisions setting out loss-sharing, pass-through, co-insurance and similar obligations, and all amendments and modifications to such agreement.

“Mortgaged Property” means the parcel or parcels of property securing a Mortgage Note and which is the subject of the related Mortgage.

“Neutral Accountant” means Deloitte LLP or another independent certified public accounting firm of national reputation mutually satisfactory to Purchaser and the Representatives.

“NYSE” means the New York Stock Exchange.

“Non-Party Affiliates” is defined in Section 12.6.

“Non-Registered Fund” means any pooled investment vehicle for which any Acquired Entity acts as investment adviser and general partner, managing member or sponsor, other than (i) any pooled investment vehicle registered as an investment company (or series thereof) registered under the Investment Company Act or any comparable Law or (ii) any carry vehicle or general partner (or similar entity).

“Objection Notice” is defined in Section 2.4(b).

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Off-the-Shelf Software” means commercially available off-the-shelf Software used or held for use by any Acquired Entity (i) for which the cost of acquiring or licensing of such Software does not exceed, individually or in the aggregate for such Software, a one-time or annual fee of $50,000, (ii) that is not material to the operation of the business of any Acquired Entity specifically (i.e., as opposed to generally material to the operation of businesses of participants in the industries in which the Acquired Entities conduct their businesses, such as word processing, general ledger and cloud storage Software), (iii) is not distributed or made available by such Acquired Entity to any third party as part of, or incorporated into, any software or hardware product or service of any Acquired Entity, and (iv) that has not been modified or customized by a third party for any Acquired Entity (other than in the ordinary course in connection with implementation or configuration of such Software).

“Operating Document” means with respect to any corporation, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, trust agreement, or other applicable documents relating to the operation, governance or management of such entity.

“Operating Line of Credit” means that certain line of credit set forth on Schedule 1.1(b).

“Organizational Document” means with respect to any corporation, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, articles of association, certificate of formation or other applicable organizational or charter documents relating to the creation of such entity.

“Outside Date” is defined in Section 11.1(b).

“Owned Company Software” means all Software in which any Acquired Entity has (or purports to have) an ownership interest or an exclusive license or similar exclusive right in any field or territory.

“Owned Registered Intellectual Property” is defined in Section 3.18(a).

“Party” means any of the parties to this Agreement and “Parties” means all of the parties to this Agreement.

“Pass-Through Tax Return” means any income Tax Return filed by or with respect to the Company and each entity in which the Company directly or indirectly holds an interest for any Pre-Closing Tax Period to the extent that (a) one or more of the Company or such entity is treated as a pass-through entity for purposes of such income Tax Return and (b) items reflected on such income Tax Return are also reflected (directly or indirectly) on the income Tax Returns of the owners of the Company (or their direct or indirect beneficial owners).

“Patents” means issued United States and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues and reexaminations thereof.

“Permitted Encumbrances” means: (a) statutory or consensual Encumbrances of landlords and mechanic’s, carrier’s, workmen’s, repairmen’s, warehousemen’s, materialmen’s or similar Encumbrances arising or incurred in the ordinary course of business for amounts not yet due and payable or which are being contested in good faith by appropriate proceedings; (b) Encumbrances for Taxes, assessments and any other governmental charges which are not delinquent or which may hereafter be paid without penalty; (c) Encumbrances which, individually or in the aggregate, do not materially impair the ordinary course of the business of the Acquired Entities or were incurred in the ordinary course of business to secure liabilities or obligations that are not material to the Acquired Entities, taken as a whole; (d) Encumbrances with respect to the Warehouse Lines of Credit or that will be terminated or released at or prior to Closing; (e) Encumbrances incurred or deposits made in connection with workers’ compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business; (f) Encumbrances arising or resulting from any facts or circumstances relating to Purchaser or the Purchaser Related Parties; (g) any minor imperfection of title or recorded easements, covenants, conditions or other restrictions (including rights of way, zoning and setback requirements) that individually or in the aggregate with all other such items would not reasonably be expected to result in a material reduction in the value of, or interfere in any material respect with the use or operation of, the assets of the Acquired Entities affected by such items; (h) in the case of Intellectual Property, licenses, options to license or covenants not to assert claims of infringement; (i) leases, subleases, licenses or sublicenses granted to other Persons not materially interfering with the conduct of the business of the Acquired Entities; (j) Encumbrances in favor of a banking or other financial institutions arising as a matter of Applicable Law encumbering deposits or other funds maintained with a financial institution; and (k) Encumbrances set forth on Schedule 3.9(a).

“Person” means a natural person, partnership, corporation, limited liability company, trust, unincorporated association, joint venture or any other legal entity, including any Governmental Entity.

“Personal Information” means any information that can reasonably be used to identify a natural Person that is collected, used or stored by or on behalf of an Acquired Entity in the conduct of its business.

“Position Statement” is defined in Section 2.4(c).

“Pre-Closing Tax Period” means all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date, including the portion of any Straddle Period ending on the Closing Date.

“Pre-Closing Tax Return” is defined in Section 9.3.

“Privileged Communications” is defined in Section 12.11(b).

“Program Lender” means (a) each of Fannie Mae, Freddie Mac, FHA and GNMA, and (b) to the extent applicable, third parties, and each of their respective successor entities (as applicable) that holds, controls, owns, insures or guarantees the performance of the applicable Mortgage Loans or Serviced Loans (and, for the avoidance of doubt, excluding any Person that may own, control, hold or guarantee the performance of such Serviced Loans in a manner similar to that currently provided by the Company and excluding any Borrower or any guarantor of any Borrower under such Mortgage Loans or Serviced Loans).

“Program Lender Consents” is defined in Section 8.1(c).

“Projections” means, collectively, any projections, business plan information, estimates, forecasts, budgets, pro-forma financial information or similar information communicated (orally or in writing, in any confidential information memorandum, management presentation or otherwise) to or made available to Purchaser or its Affiliates or representatives concerning, among other things, future revenues, profitability, expenses, expenditures or prospects, future results of operations (or any component thereof) or future cash flows (or any component thereof) of any Acquired Entity.

“Purchased Interests” is defined in the recitals hereof.

“Purchaser” is defined in the introductory paragraph hereof.

“Purchaser OP” is defined in the introductory paragraph hereof.

“Purchaser OP Operating Agreement” means the Operating Document of Purchaser OP, in the form attached hereto as Exhibit D (with such modifications made by FBRT that (a) are not amendments or modifications to Article XIV thereof or its related defined terms, (b) would otherwise be permitted under the Purchaser OP Operating Agreement if such modifications or amendments were made following Closing, without the Consent of the Non-Managing Members (as defined therein) and (c) would not otherwise be prohibited without the consent of an Existing Equityholder pursuant to Section 14.1.C of the Purchaser OP Operating Agreement if such modifications or amendments were made following Closing.

“Purchaser TRS” is defined in the introductory paragraph hereof.

“Purchaser Material Adverse Effect” means any event, change, circumstance or effect that would or would reasonably be expected to prevent or materially impair or delay the ability of Purchaser to consummate the Closing.

“Purchaser Related Parties” means Purchaser, each of its Affiliates, and each of Purchaser’s and its Affiliates’ respective stockholders (other than stockholders that solely hold interests of Purchaser or its Affiliates that are traded on a stock exchange) officers, directors, employees, partners, members, managers, agents, attorneys, representatives, successors and permitted assigns, including each Acquired Entity from and after the Closing.

“Purchaser Released Matters” is defined in Section 7.15(b).

“Purchaser Released Party” is defined in Section 7.15(b).

“Purchaser Releasing Party” is defined in Section 7.15(b).

“Real Property” is defined in Section 3.10(a).

“Real Property Leases” is defined in Section 3.10(a).

“Registered Intellectual Property” means all United States (a) Patents, (b) registered Marks, applications to register Marks, intent to use applications or other registrations or applications related to Marks, (c) registered Copyrights and applications for Copyright registration, and (d) internet domain name registrations.

“Reorganization” is defined in Schedule 8.1(h).

“Required OP Unit Documents” means (a) a joinder to the Purchaser OP Operating Agreement, (b) the Accredited Investor Questionnaire, (c) an IRS Form W-9, and (d) such other documents as Purchaser OP reasonably requires, including a prospective unitholder information form or income tax information reporting forms, in order to effect the transactions contemplated by this Agreement and confirm each Existing Equityholder’s status as an Accredited Investor.

“Required Warehouse LOC Consents” is defined in Section 8.1(d).

“Release” means any release, threatened release, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, deposit, disposal or migration of any Hazardous Substance from any source into, out of, upon or through the indoor or outdoor environment.

“Representatives” is defined in the introductory paragraph hereof.

“Representative Holdback Amount” means $1,000,000.

“Resolution Period” is defined in Section 2.4(c).

“Restricted Cash” means cash that is not freely usable because it is subject to restrictions, limitations or taxes on use or distribution by Law or Contract, including restrictions on dividends and repatriations or any other form of restriction or any restricted investment securities held as collateral to meet liquidity reserve requirements, cash held in reserves for the Fannie Mae Delegated Underwriting and Servicing Program.

“Review Period” is defined in Section 2.4(a).

“R&W Policy” is defined in the recitals hereof.

“Sanctions Authority” means the respective governmental institutions and agencies of the United States (including the U.S. Treasury Department, the U.S. Commerce Department and the U.S. State Department), the United Kingdom, the European Union, the United Nations Security Council, or any other national or supra-national governmental authority with jurisdiction over any Acquired Entity.

“Sanctions Laws” means applicable economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, binding decisions, binding executive orders or binding notices from regulators implemented, adopted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Scheduled Closing Date” is defined in Section 2.2.

“Schedules” means the disclosure schedules delivered to Purchaser by the Company simultaneously with the execution of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Serviced Loan” means an outstanding mortgage loan that is serviced or subserviced by any of the Acquired Entities under any Mortgage Servicing Agreement.

“Servicing Agreement” means the servicing agreement in substantially the form attached hereto as Exhibit E, to be executed by and between Barings LLC and the Company.

“Specified Clients” means the Clients under the Specified Advisory Agreement.

“Specified Advisory Agreement” means the Contract set forth on Schedule 1.1(d).

“Specified Client Consent” is defined in Section 7.3(g).

“Specified Litigation” means the matter described in Schedule 1.1(a).

“Specified Litigation Amount” means an amount equal to $0, or, solely to the extent the Specified Litigation is not settled and paid prior to the Effective Time, an amount equal to $150,000.

“Software” means computer software programs and associated documentation.

“Straddle Period” means any taxable period that begins before and ends after the Closing Date.

“Subject Parties” is defined in Section 12.11(a).

“Subsequent Unaudited Financial Statements” is defined in Section 7.13(b).

“Subsidiary” of any Person means any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding Equity Interests or Equity Interests carrying a majority of the voting power in the election of the board of directors, board of managers or other governing body of such other Person.

“Target Net Working Capital” means an amount equal to negative $10,331,782.

“Tax Contests” is defined in Section 3.17(c).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Taxes” means any federal, state, local or non-U.S. taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, net worth, profits, inventory, capital stock, withholding, alternative minimum, add-on minimum, unemployment compensation, payroll, social security, workers’ compensation, transfer, excise, privilege, property and personal property, ad valorem, franchise, license, sales, use, value added, stamp, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever and any other similar assessment or governmental charge or imposition under Applicable Law, and any interest and penalties, additions to tax or additional amounts imposed with respect thereto whether disputed or not.

“Third Party Consents” is defined in Section 7.3(d).

“Title IV Benefit Plan” means a Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, including any Benefit Plan that is a “multiemployer plan” within the meaning of Section 3(37)(A) of ERISA.

“Trade Confirmation” means a trade confirmation, commitment letter or similar agreement pursuant to which any Acquired Entity is obligated to sell a bond to be backed by, or other interest in, a Mortgage Loan, and an Investor is obligated to purchase such bond or other interest.

“Trade Secret” means all information, including a formula, pattern, compilation, program, device, method, technique or process, that (a) derives independent economic value, actual or potential, from not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Transaction Documents” means, collectively, this Agreement, the Servicing Agreement, the Correspondent Agreement, the Escrow Agreement and each other agreement, certificate, instrument and document executed and delivered pursuant to Section 2.5, Section 2.6, Section 2.7 and Section 2.8.

“Transactions” means all of the transactions provided for in, or contemplated by, this Agreement.

“Transfer” is defined in Section 4.5(b).

“Transfer Taxes” is defined in Section 9.1.

“Treasury Regulations” means the regulations promulgated under the Code.

“Warehouse Lines of Credit” means those certain lines of credit between set forth on Schedule 1.1(c).

“WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988.

“Willful and Material Breach” means a material breach that is a consequence of a deliberate act or deliberate failure to act undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a material breach of this Agreement. For the purposes of this definition, failure to close when all of the conditions to the Closing set forth in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing) will be deemed a “Willful and Material Breach” by the breaching party.

Article II
PURCHASE AND SALE OF THE PURCHASED INTERESTS

Section 2.1            Sale and Transfer of Purchased Interests. On the terms and subject to the conditions of this Agreement at the Closing, the Existing Equityholders shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Existing Equityholders, all right, title and interest in and to the Purchased Interests, free and clear of all Encumbrances, in consideration of (a) the payment to the Existing Equityholders (in accordance with the Consideration Allocation Schedule) by Purchaser OP or Purchaser TRS of the Estimated Base Purchase Price and (b) the issuance to the Existing Equityholders (in accordance with the Consideration Allocation Schedule) by Purchaser OP of the Equity Consideration. For the avoidance of doubt, Purchaser shall have no liability in respect of any claim by or on behalf of any Existing Equityholder regarding the amount of consideration received by such Existing Equityholder so long as Purchaser has paid/issued the consideration in accordance with the Consideration Allocation Schedule.

Section 2.2            The Closing. Subject to the satisfaction (or, to the extent legally permitted, the waiver) of the conditions set forth in Article VIII, the closing of the Transactions (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures (a) at 9:00 a.m. New York City time on the third (3rd) Business Day after the conditions set forth in Article VIII have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of such conditions at the Closing) or (b) at such other time and place or on such other date as Purchaser and the Company may mutually agree in writing (such date referred to in clause (a) or (b), the “Scheduled Closing Date”). Notwithstanding the preceding sentence, if the Scheduled Closing Date falls on or after the fifteenth (15th) day of any month, Purchaser, in its sole discretion by written notice to the Representatives, may extend the Closing to 9:00 am New York City time on the first (1st) Business Day of the calendar month immediately succeeding the Scheduled Closing Date (such extension of the Closing, the “Extension Period”), which written notice shall include Purchaser’s (x) irrevocable waiver of all of the conditions set forth in Section 8.1 other than (1) the condition set forth in Section 8.1(e), but solely with respect to a Willful and Material Breach that occurred during the Extension Period, (2) the condition set forth in Section 8.1(f), but solely with respect to a Willful and Material Breach of Section 7.1 that occurred during the Extension Period, and (3) the condition set forth in Section 8.1(i) and (y) Purchaser’s irrevocable agreement that it stands ready, willing and able consummate the Closing at 9:00 a.m. on the last day of the Extension Period, subject solely to (A) the satisfaction of the condition set forth in Section 8.1(e), but solely with respect to there not having been a Willful and Material Breach that occurred during the Extension Period, (B) the satisfaction of the condition set forth in Section 8.1(f), but solely with respect to there not having occurred any Willful and Material Breach of Section 7.1 during the Extension Period, and (C) the satisfaction of the condition set forth in Section 8.1(i). The date on which the Closing actually occurs pursuant to this Section 2.2 is referred to herein as the “Closing Date.” The failure to consummate the Transactions on the date and time and at the place determined pursuant to this Section 2.2 shall not, in and of itself, result in the termination of this Agreement and shall not, in and of itself, relieve any Party of any obligation under this Agreement.

Section 2.3            Purchase Price and Related Matters.

(a)            Payment of Estimated Base Purchase Price. At the Closing, Purchaser shall pay to the Existing Equityholders, in accordance with the proportions specified by the Representatives in a written notice to Purchaser delivered at least three (3) Business Days prior to the Closing Date (the “Consideration Allocation Schedule”), an amount equal to the (i) Estimated Base Purchase Price, minus (ii) the Representative Holdback Amount, minus (iii) the Escrow Amount (such difference, the “Closing Cash Payment”), by wire transfer of immediately available funds to the accounts designated in the Consideration Allocation Schedule.

(b)            Issuance of Equity Consideration. At the Closing, Purchaser OP shall issue the Equity Consideration to the Existing Equityholders, free and clear of all Encumbrances (other than those imposed under the Purchaser OP Operating Agreement), in accordance with the Consideration Allocation Schedule.

(c)            Company Transaction Expenses. At the Closing, Purchaser shall (on behalf of the Acquired Entities), or shall cause the Acquired Entities to (and shall provide sufficient funds to the Acquired Entities to enable them to), pay all of the Estimated Company Transaction Expenses identified on the Closing Date Consideration Schedule; provided, however, that with respect to any such payments to be made to current or former managers, officers or employees of any Acquired Entity that are compensatory in nature, Purchaser shall provide sufficient funds to such Acquired Entity to enable it to make such payments, and Purchaser shall cause such Acquired Entity to make such payments on the Closing Date (or if not practicable, on the next regular payroll date of the applicable Acquired Entity), subject to, and net of, the amount of any applicable employment, payroll and income Tax withholdings.

(d)            Closing Date Consideration Schedule. No later than five (5) Business Days prior to the Closing Date, the Company shall provide to Purchaser a copy of the Closing Date Consideration Schedule, delivered with reasonable supporting detail with respect to the calculation of the amounts contained therein. The Company will take into consideration, in good faith, any proposed revisions to the Closing Date Consideration Schedule as are reasonable and presented by Purchaser in good faith prior to the Closing Date, and, to the extent that the Company agrees with any such revisions, the Company shall update the Closing Date Consideration Schedule to reflect any such agreed revisions (which updated version shall be considered the Closing Date Consideration Schedule for all purposes hereunder). If the Company does not agree to any or all of the proposed revisions presented by Purchaser, (i) the Company shall not be obligated to incorporate any such disputed revisions and any failure to so agree shall not under any circumstance delay the Closing, (ii) the Closing Date Consideration Schedule shall be binding for purposes of (but only for purposes of) this Section 2.3(d), and (iii) the amounts payable at Closing pursuant to Section 2.3(a) shall be calculated as set forth in the Closing Date Consideration Schedule provided by the Company to Purchaser (and, if applicable, as modified to reflect any revisions proposed by Purchaser and agreed to by the Company).

(e)            Escrow. Prior to the Closing, the Representatives shall select a bank or trust company reasonably acceptable to Purchaser to act as escrow agent under this Agreement (the “Escrow Agent”). On the Closing Date, Purchaser and the Representatives shall enter into a customary escrow agreement with the Escrow Agent in form and substance reasonably satisfactory to Purchaser, the Representatives and the Escrow Agent (the “Escrow Agreement”). At the Closing, Purchaser shall deposit with the Escrow Agent an amount equal to the Escrow Amount, by wire transfer of immediately available funds to the account designated in writing by the Escrow Agent at least three (3) Business Days prior to the Closing. The escrow fund established pursuant to the Escrow Agreement in respect of the Escrow Amount is referred to herein as the “Escrow Fund.” The Escrow Fund shall be released as provided in Section 2.4(e).

(f)            Representative Holdback Amount. At the Closing, Purchaser shall deposit with the Representatives an amount equal to the Representative Holdback Amount, by wire transfer of immediately available funds to the account(s) designated in writing by the Representatives at least three (3) Business Days prior to the Closing.

Section 2.4            Post-Closing Adjustment.

(a)            Delivery of Closing Date Adjustment Schedule. Within ninety (90) days following the Closing Date, Purchaser, at its expense, shall prepare and deliver to the Representatives a schedule, calculated in accordance with the applicable definitions set forth in this Agreement and the Applicable Accounting Principles (the “Closing Date Adjustment Schedule”), setting forth a statement of Purchaser’s good faith calculations, of (i) Company Net Working Capital and reflecting the components (and the amounts thereof) necessary to compute Company Net Working Capital, (ii) Company Net Working Capital Adjustment, (iii) Company Unrestricted Cash, (iv) Company Transaction Expenses, (v) Company Indebtedness and (vi) the computation of the proposed Final Base Purchase Price and the proposed amount payable from the Escrow Fund, if any, pursuant to Section 2.4(e) based on the foregoing, together with reasonable supporting detail with respect to the calculation of the amounts contained therein. If Purchaser fails to deliver the Closing Date Adjustment Schedule on or before the ninetieth (90th) day following the Closing Date, the Representatives may elect in their sole discretion to either (x) deem the Final Base Purchase Price to equal the Estimated Base Purchase Price for all purposes hereunder (and if the Representatives so elect, Purchaser shall have no further rights or remedies in respect of any adjustment of the Estimated Base Purchase Price pursuant to this Section 2.4 or otherwise) or (y) require Purchaser to comply with the foregoing covenant and deliver the Closing Date Adjustment Schedule. The Representatives shall have the right to review the Closing Date Adjustment Schedule for a period of thirty (30) days following the delivery of the Closing Date Adjustment Schedule by Purchaser (the “Review Period”). Until the Company Net Working Capital, Company Net Working Capital Adjustment, Company Unrestricted Cash, Company Transaction Expenses, Company Indebtedness and the Final Base Purchase Price become final and binding pursuant to this Section 2.4, each of Purchaser and the Representatives shall make the work papers (to the extent permitted by the applicable independent accountant and subject to any confidentiality, access or similar requirements or restrictions of such independent accountant in connection with such access), back-up materials and books and records available to the other Party and their respective accountants promptly upon the reasonable request by such other Party, to the extent reasonably requested in connection with such other Party’s review of the Closing Date Adjustment Schedule or any resolution of any dispute with respect thereto. The Parties agree that the purpose of preparing the Closing Date Adjustment Schedule and determining the components thereof and the related purchase price adjustment contemplated by this Section 2.4 is to measure changes in the Closing Date Consideration Schedule and the components thereof and such processes are not intended to permit the introduction of different accounting judgments, methods, policies, principles, practices, procedures, classifications, or estimation methodologies from such accounting judgments, methods, policies, principles, practices, procedures, classifications, or accounting methodologies as agreed upon in this Agreement for the purpose of preparing the Closing Date Adjustment Schedule or determining any component thereof.

(b)            Objections. The Representatives shall have the right to object to any amount or computation appearing in the Closing Date Adjustment Schedule by notifying Purchaser in writing of such objections, setting forth in reasonable detail the specific items and amounts in dispute (the “Objection Notice”), prior to the expiration of the Review Period. All items and amounts identified in the Closing Date Adjustment Schedule, other than the items disputed in an Objection Notice (the “Disputed Items”) shall be final and binding upon the Parties and shall not be considered to be in dispute; provided that any items or amounts corresponding to an amount identified by the Representative as disputed shall also be considered Disputed Items if so designated as disputed by Purchaser. If the Representatives do not provide an Objection Notice prior to the expiration of the Review Period, Company Net Working Capital, Company Net Working Capital Adjustment, Company Unrestricted Cash, Company Transaction Expenses, Company Indebtedness and the Final Base Purchase Price, in each case as set forth on the Closing Date Adjustment Schedule, shall be determinative for purposes of this Section 2.4 and shall be final and binding on all of the Parties.

(c)            Resolution of Disputes. If the Representatives provide an Objection Notice prior to the expiration of the Review Period, the Representatives and Purchaser shall, during the thirty (30)-day period following the delivery of the Objection Notice, attempt in good faith jointly to resolve the Disputed Items (the “Resolution Period”). In the event the Representatives and Purchaser have not resolved all of the Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute shall be submitted by Purchaser and the Representatives to the Neutral Accountant to resolve any items that remain in dispute. The Neutral Accountant shall be engaged by Purchaser and the Representatives no later than ten (10) Business Days following the conclusion of the Resolution Period. Each of Purchaser and the Representatives agrees to promptly execute, if requested by the Neutral Accountant, a customary engagement letter with respect to the determination to be made by the Neutral Accountant with respect to the Disputed Items remaining in dispute in accordance with this Section 2.4(c). Within thirty (30) days following such engagement, Purchaser, on the one hand, and the Representatives, on the other hand, shall present their respective positions on such remaining Disputed Items to the Neutral Accountant in writing (each, a “Position Statement”), and each of Purchaser and the Representatives shall be entitled, as part of its presentation, to respond to the presentation of the other presenter and any questions and requests of the Neutral Accountant. The Parties shall use their reasonable best efforts to cause the Neutral Accountant, within thirty (30) days thereafter, acting as an expert and not an arbitrator, to resolve only the Disputed Items not resolved by the Representatives and Purchaser during the Resolution Period; provided, however, that neither Purchaser nor the Representatives may submit a Position Statement that contains a proposal as to any component of the Final Base Purchase Price that, in the case of the Position Statement of Purchaser, is more adverse to the Representatives (or the Existing Equityholders) as compared to the Closing Date Adjustment Schedule or, in the case of the Position Statement of the Representatives, is more adverse to Purchaser as compared to the Objection Notice. In deciding any matter, the Neutral Accountant (i) shall be bound by the terms and conditions of this Agreement, including the definitions of Company Net Working Capital, Company Net Working Capital Adjustment, Company Unrestricted Cash, Company Transaction Expenses and Company Indebtedness, and the Applicable Accounting Principles, and (ii) the resolution by the Neutral Accountant of such matters shall be within the range of the amounts claimed by the Representatives and Purchaser in their respective Position Statements, and the Neutral Accountant’s determination shall be based upon and consistent with the terms and conditions of this Agreement and with the undisputed portions of the Closing Date Adjustment Schedule. The determination by the Neutral Accountant shall be based on the Position Statements of Purchaser and Representatives with respect to such Disputed Items and not on the Neutral Accountant’s independent review. Purchaser and the Representatives shall provide copies to one another of all Position Statements provided to the Neutral Accountant and shall be permitted to attend (and shall receive reasonable advance written notice of) any meeting with or presentations to the Neutral Accountant. The fees, costs and expenses of the Neutral Accountant shall be allocated between the Representatives, on the one hand, and Purchaser, on the other hand, in the same proportion that the aggregate amount of the Disputed Items submitted to the Neutral Accountant that are unsuccessfully disputed by each such Party (as finally determined by the Neutral Accountant) bears to the total amount of such Disputed Items so submitted. By way of illustration, if the Representatives submit $500,000 of Disputed Items to the Neutral Accountant, and the Neutral Accountant determines that the Representatives’ position is correct as to $400,000 of the Disputed Items, then Purchaser would bear eighty percent (80%) and Representatives would bear twenty percent (20%) of the Neutral Accountant’s fees, costs and expenses.

(d)            Company Net Working Capital, Company Net Working Capital Adjustment, Company Unrestricted Cash, Company Transaction Expenses and Company Indebtedness, in each case, as finally determined pursuant to Section 2.4(a), Section 2.4(b) or Section 2.4(c), are referred to herein as “Final Company Net Working Capital”, “Final Company Net Working Capital Adjustment”, “Final Company Unrestricted Cash”, “Final Company Transaction Expenses” and “Final Company Indebtedness”, respectively, and each of Final Company Net Working Capital, Final Company Net Working Capital Adjustment, Final Company Unrestricted Cash, Final Company Transaction Expenses and Final Company Indebtedness, and Final Base Purchase Price based thereon (collectively, the “Final Amounts”), shall be determinative for purposes of this Section 2.4 and shall be final and binding on all of the Parties.

(e)            Payment. Following the procedures set forth in this Section 2.4:

(i)            If the Final Base Purchase Price is less than the Estimated Base Purchase Price, then, within three (3) Business Days following the final determination of the Final Base Purchase Price pursuant to Section 2.4(a), Section 2.4(b) or Section 2.4(c), as applicable, Purchaser and the Representatives shall cause the Escrow Agent to immediately release from the Escrow Fund (A) to Purchaser, an amount equal to such shortfall (or to the extent such shortfall exceeds the Escrow Fund, an amount equal to the Escrow Fund), and (B) to the Representatives (for further distribution to the Existing Equityholders), the balance, if any, of the Escrow Fund. For the avoidance of doubt, in no event shall Purchaser be entitled to recover an amount that exceeds the amount of funds in the Escrow Fund.

(ii)           If the Final Base Purchase Price is equal to or exceeds the Estimated Base Purchase Price, then within three (3) Business Days following the final determination of the Final Base Purchase Price pursuant to Section 2.4(a), Section 2.4(b) or Section 2.4(c), as applicable, (A) Purchaser shall pay to the Company (for further distribution to the Existing Equityholders) an amount equal to any such excess via wire transfer of immediately available funds, and (B) Purchaser and the Representatives shall cause the Escrow Agent to immediately release the balance of the Escrow Fund to the Representatives (for further distribution to the Existing Equityholders).

(iii)          Any payment made after the Closing pursuant to this Section 2.4(e) shall be treated by all Parties as an adjustment to the Final Base Purchase Price for all purposes, including Tax.

(f)            Final and Binding Adjustment. Each Party acknowledges and agrees that the adjustment provisions set forth in this Section 2.4 shall be final and binding on the Parties with respect to (i) determining whether or not any adjustment is required to be made to the Estimated Base Purchase Price pursuant to this Agreement and (ii) determining the amount of any such adjustment.

(g)            Payment of Certain Amounts. Notwithstanding anything in this Section 2.4 to the contrary, if and to the extent there are any amounts included as components of Final Company Transaction Expenses, and therefore taken into account in calculating the Final Base Purchase Price but that were not paid at the Closing pursuant to Section 2.3(c) to the third party that such amounts are owed, then Purchaser shall (on behalf of the Acquired Entities), or shall provide sufficient funds to the Acquired Entities to enable them to, pay all of such amounts to such third parties.

(h)            Payments of the Escrow Amount and Representative Holdback Amount. Payments of the Escrow Amount and Representative Holdback Amount shall be treated as a taxable sale for cash, which the parties, in the case of the Escrow Amount, intend to report under the installment method under Section 453 of the Code if paid in a taxable year following the taxable year of Closing, to the extent permitted by Applicable Laws.

(i)             Joint Venture Entities. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, in no event shall the Joint Venture Entities be Acquired Entities for purposes of the calculation of the Estimated Base Purchase Price or the Final Base Purchase Price (or any of the components thereof).

Section 2.5            Closing Deliveries of the Company. At or before the Closing, the Company shall deliver, or cause to be delivered, to Purchaser the following (delivery of any of which may be waived by Purchaser):

(a)            Bringdown Certificate. A certificate, duly executed by an authorized officer of the Company as of the Closing Date, certifying that the conditions specified in each of Section 8.1(e) (solely with respect to the Company), Section 8.1(f) and Section 8.1(g) have been satisfied.

(b)            Tax Certificates. A duly executed IRS Form W-9 from the Company and the Existing Equityholders (or, if an Existing Equityholder is a disregarded entity for U.S. federal income tax purposes, its regarded owner).

(c)            Servicing Agreement. The Servicing Agreement, duly executed by the Company and Barings LLC.

(d)            Correspondent Agreement. The Correspondent Agreement duly executed by the Company and Meridian.

(e)            Escrow Agreement.          The Escrow Agreement, duly executed by the Representatives and the Escrow Agent.

(f)            Data Room USB. Copies of the Data Room in USB flash drive or other format acceptable to the insurer or insurers under the R&W Policy.

(g)            Other Agreements. A duly executed counterpart to each of the other Transaction Documents to which the Company or any Acquired Entity is a party.

(h)            Form BD and A-12 Withdrawal. Copies of (i) the Broker-Dealer’s Form BDW reflecting its submission through the FINRA Gateway, (ii) all of the Broker Dealer’s registered representative’s Form U5s reflecting their submission through the FINRA Gateway, and (iii) the Broker-Dealer’s Form A-12 reflecting its withdrawal through the Municipal Securities Rulemaking Board Gateway.

Section 2.6            Closing Deliveries of Existing Equityholders. At or before the Closing, each Existing Equityholder shall deliver, or cause to be delivered, to Purchaser the following (delivery of any of which may be waived by Purchaser):

(a)            Bringdown Certificate. A certificate, duly executed by an authorized officer of such Existing Equityholder as of the Closing Date, certifying that the condition specified Section 8.1(e) (solely with respect to such Existing Equityholder) has been satisfied.

(b)            Required OP Unit Documents. Duly completed and executed Required OP Unit Documents from such Existing Unitholder at least two (2) Business Days prior to the Closing Date confirming, to Purchaser OP’s reasonable satisfaction, such Existing Equityholder’s status as an Accredited Investor.

Section 2.7            Closing Deliveries of Purchaser. At or before the Closing, in addition to making the payments specified in Section 2.3, Purchaser shall deliver, or cause to be delivered, to the Company the following (delivery of any of which may be waived by the Company):

(a)            Bringdown Certificate. A certificate, duly executed by an authorized officer of each Purchaser as of the Closing Date, certifying that the conditions specified in each of Section 8.2(c) and Section 8.2(d) have been satisfied.

(b)          Escrow Agreement.          The Escrow Agreement, duly executed by Purchaser TRS and the Escrow Agent.

(c)            Other Agreements. A duly executed counterpart to each of the other Transaction Documents to which Purchaser or any of Purchaser’s Affiliates is a party.

(d)            Equity Consideration. Evidence of the issuance of the Equity Consideration to the Existing Equityholders, reasonably acceptable to the Representatives (it being understood and agreed that evidence in the form of a membership registry of Purchaser OP dated as of the Closing Date shall be deemed acceptable).

Section 2.8            Closing Deliveries of FBRT. At the Closing, FBRT shall deliver, or cause to be delivered (delivery of which may be waived by the Company), to the Company a certificate, duly executed by an authorized officer of FBRT as of the Closing Date, certifying that the conditions specified in each of Section 8.2(c), Section 8.2(d) and Section 8.2(e) have been satisfied.

Section 2.9            Withholding. Purchaser shall be entitled to deduct and withhold any amounts from the amounts otherwise payable pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code or other Applicable Law. To the extent that such amounts are so withheld and paid over to the proper Governmental Entity by Purchaser, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, prior to deducting or withholding from any such amounts (other than amounts that are treated as compensation for Tax purposes or that are required to be withheld as a result of a failure to provide a Tax form required to be provided under this Agreement), Purchaser shall provide the Seller with reasonable advance notice of the intent to withhold and a reasonable opportunity to establish an exemption from or reduction of withholding.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedules, the Company hereby represents and warrants to Purchaser as follows (with all representations and warranties in respect of NewPoint JV LLC being to the Company’s Knowledge):

Section 3.1            Organization; Qualification.

(a)            Each Acquired Entity is, as applicable, a corporation, partnership or limited liability company duly formed (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or incorporation. Each Acquired Entity has the requisite power and authority necessary to enable it to own, lease, license, operate or otherwise hold its properties and assets and to carry on its business in the manner conducted by it. Each Acquired Entity is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The Company has heretofore made available to Purchaser complete and correct copies of the Operating Documents and Organizational Documents of each Acquired Entity, each as amended to date. Such Operating Documents and Organizational Documents are in full force and effect.

Section 3.2            Authorization. The Company has all requisite power and authority, and the requisite legal capacity, to execute, deliver and perform this Agreement. The Company has all requisite power and authority, and the requisite legal capacity, to execute, deliver and perform each other Transaction Document to which it is specified to be a party and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and of each other Transaction Document to which an Acquired Entity is a party and the consummation of the Transactions have been duly authorized by all requisite action on the part of the Company or Acquired Entity, as applicable, and no other proceedings on the part of the Company or any Acquired Entity are necessary to authorize the execution, delivery or performance of this Agreement by the Company or any of the Transaction Documents by any Acquired Entity or to consummate the Transactions.

Section 3.3            Execution; Validity of Agreement. This Agreement has been duly and validly executed and delivered by the Company, and each other Transaction Document to which an Acquired Entity is specified to be a party, when executed and delivered by such Acquired Entity, will be duly executed and delivered by such Acquired Entity. This Agreement constitutes, and each other Transaction Document to which an Acquired Entity is specified to be a party will, when executed and delivered by such Acquired Entity, constitute (in each case assuming due and valid authorization, execution and delivery by the other Parties and the other parties thereto), a legal, valid and binding obligation of such Acquired Entity, enforceable against such Acquired Entity in accordance with its terms, subject to the Enforceability Limitations.

Section 3.4            Consents and Approvals; No Violations.

(a)            Except as set forth on Schedule 3.4(a), the Program Lender Consents and Licenses and Permits Consents, none of the execution, delivery or performance of this Agreement or any other Transaction Document to which any Acquired Entity is a party by such Acquired Entity, the consummation by each Acquired Entity of the Closing and the Transactions or compliance by each Acquired Entity with any of the provisions hereof or thereof will (i) conflict with or violate, conflict with or result in any breach of any provision of the Operating Documents or Organizational Documents of the Acquired Entities, (ii) conflict with or result in a violation or material breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of the Acquired Entities under, any of the terms, conditions or provisions of any Material Contract, Real Property Lease, Mortgage Loans or Serviced Loans or Indebtedness, or (iii) conflict with or result in a violation of any Applicable Laws or any Governmental Order by an Acquired Entity, excluding, in the case of clause (i) with respect to Company Subsidiaries and clauses (ii) and (iii) with respect to the Acquired Entities, such conflicts, violations, breaches, defaults and Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that would or would reasonably be expected to prevent or materially impair or delay the ability of the Company to consummate the Closing.

(b)            Except as set forth on Schedule 3.4(b), no waiting period expiration or termination, notice, permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation of the Closing and the Transactions by the Company, excluding such notices, permits, consents, approvals or authorizations of, or declarations to or filings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that would or would reasonably be expected to prevent or materially impair or delay the ability of the Company to consummate the Closing.

Section 3.5            Capitalization; Ownership; Subsidiaries.

(a)            Capitalization; Ownership. Schedule 3.5(a) sets forth (i) the number and class of all Equity Interests of the Company issued and outstanding, and (ii) the record owner of all such issued and outstanding Equity Interests of the Company. All of the outstanding Equity Interests of the Company are duly authorized and validly issued and, to the extent applicable, fully paid and non-assessable. None of the outstanding Equity Interests of the Company are subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under Applicable Laws or the Operating Documents or Organizational Documents of the Company or any Contract to which the Company is a party or by which the Company is bound. All Equity Interests of the Company are uncertificated. The Purchased Interests constitute all of the issued and outstanding Equity Interests of the Company. There are no declared or unpaid dividends or distributions in respect of any Equity Interests of the Company.

(b)            Other Securities. There are no (i) outstanding securities or obligations convertible into or exchangeable for Equity Interests of the Company, (ii) outstanding or authorized options, warrants, call rights or other similar rights, agreements, arrangements or commitments of any kind obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any Equity Interests of the Company, (iii) outstanding or authorized equity appreciation, phantom equity, profit sharing or similar rights with respect to the Company, or (iv) other than the Operating Documents of the Company, Contracts to which the Company is a party relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of any of the Equity Interests of the Company. All Equity Interests of the Company repurchased, redeemed, converted or canceled by the Company were repurchased, redeemed, converted or canceled in compliance in all material respects with: (i) all applicable securities laws, corporate statutes and other Applicable Laws; and (ii) all requirements set forth in all applicable Contracts and in the Organizational Documents and Operating Documents of the Company.

(c)            Company Subsidiaries. Schedule 3.5(c) sets forth: (i) a true, complete and accurate list of the name and jurisdiction of each of the Company Subsidiaries, (ii) the number and class of all Equity Interests of each Company Subsidiary, and (iii) the record owner of all such issued and outstanding Equity Interests of each Company Subsidiary. Except for Equity Interests in other Acquired Entities set forth on Schedule 3.5(c), no Acquired Entity owns any Equity Interests in any corporation, association, trust, limited liability company, partnership, joint venture or other entity. All of the outstanding Equity Interests of the Company Subsidiaries are duly authorized and validly issued and, to the extent applicable, fully paid and non-assessable, and none of the outstanding Equity Interests of any Company Subsidiary are subject to, or were issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under Applicable Laws or the Operating Documents or Organizational Documents of such Company Subsidiary or any Contract to which such Company Subsidiary is a party or which such Company Subsidiary is bound. There are no (i) outstanding securities or obligations convertible into or exchangeable for Equity Interests of any Company Subsidiary, (ii) outstanding or authorized options, warrants, call rights or other similar rights, agreements, arrangements or commitments of any kind obligating any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any Equity Interests of such Company Subsidiary, (iii) outstanding or authorized equity appreciation, phantom equity or similar rights with respect to any Company Subsidiary, or (iv) other than the Operating Documents of the Company Subsidiaries, Contracts to which either Company Subsidiary is a party relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of any of the Equity Interests of such Company Subsidiary.

Section 3.6            Financial Statements.

(a)            Schedule 3.6(a) contains true and complete copies of the Audited Financial Statements and the Interim Management Financial Statements. The Audited Financial Statements and Interim Management Financial Statements (i) have been prepared based on the books and records of the Acquired Entities (other than the Joint Venture Entities), (ii) have been prepared in accordance with GAAP and (iii) fairly and accurately present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Acquired Entities (other than the Joint Venture Entities) as of the dates thereof and for the periods related thereto; provided, that the Interim Management Financial Statements are subject to ordinary course year-end audit adjustments that will not, individually or in the aggregate, be material, and do not contain the footnote disclosures and other presentations items required by GAAP, which if presented would not be material to the Acquired Entities, taken as a whole.

(b)            The Acquired Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, including complete books and records in written or electronic form, and to maintain asset accountability; (iii) the Acquired Entities maintain no off-the-book accounts and access to and use of assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) accounts, notes and other receivables are recorded accurately and do not include any amounts for which there is no written contractual commitment to pay; (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis; and (vii) the Acquired Entities maintain records in accordance with statutory records retention requirements. None of the Acquired Entities has, since the Look-Back Date received any written notice or allegation of any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting. There is not, and there has not been, any illegal act or fraud with respect to its financial reporting that involves or involved any member of management or any other employee who has or had a significant role in the Company’s or any Company Subsidiary’s (excluding the Joint Venture Entities) internal control over financial reporting.

(c)            All of the accounts receivable of the Acquired Entities arose in the ordinary course of business, are carried on the records of such Acquired Entity at values determined in accordance with GAAP and are bona fide and, subject to reserves for doubtful accounts set forth on the accounting records of the Acquired Entities, collectible in full in substantially the aggregate amount thereof; provided, the foregoing shall not be construed as a guarantee of such collectability. No Person has any Encumbrance (other than Permitted Encumbrances) on any of such accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable except as fully and adequately reflected in reserves for doubtful accounts set forth in the Interim Management Financial Statements.

(d)            Schedule 3.6(d) provides an accurate and complete breakdown of all amounts owed (including any Indebtedness) to any of the Acquired Entities by any Company Associate or any record holder of any Equity Interests of any of the Acquired Entities (any such amount owed to any Acquired Entity, an “Insider Receivable”). There will be no outstanding Insider Receivables as of the Closing.

(e)            Since the Look-Back Date, the Company has not changed its methods of accounting, accounting principles, accounting practices, collection practices or credit policy.

Section 3.7            No Undisclosed Liabilities.

(a)            Except as set forth on Schedule 3.7(a), the Acquired Entities have no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable that would be required by GAAP to be reflected on the face of a consolidated balance sheet of the Acquired Entities (including any debts, liabilities, or obligations arising under any Material Program Contract), except for debts, liabilities or obligations, (a) specifically reflected on, and specifically reserved against in, the balance sheet included in the Interim Management Financial Statements, (b) incurred in the ordinary course of business consistent with past practice subsequent to the date of the Interim Management Financial Statements (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of Law, or that relates to any cause of action, claim or lawsuit), (c) incurred in connection with this Agreement and the Transactions or disclosed in this Agreement or the Schedules or (d) that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Entities, taken as a whole.

(b)            Schedule 3.7(b) sets forth an accurate and complete list of all Indebtedness of the Acquired Entities (other than the Joint Venture Entities) as of March 6, 2025, identifying the name of the creditor or creditors to which such Indebtedness is owed, the type of instrument under which such Indebtedness is evidenced or the agreement under which such Indebtedness was incurred and the aggregate principal amount of such Indebtedness as of the close of business on the date of this Agreement. No Indebtedness of the Acquired Entities contains any restriction on: (i) the payment of any of such Indebtedness, (ii) the incurrence of any other Indebtedness by any Acquired Entity, or the ability of any Acquired Entity to grant any Encumbrance on any of its assets. No Acquired Entity is in default with respect to such Indebtedness and no payment with respect to such Indebtedness is past due. No Acquired Entity has received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to such Indebtedness. The Closing Date Consideration Schedule will contain an accurate and complete list of all such Indebtedness outstanding immediately prior to the Closing. No Acquired Entity (other than the Joint Venture Entities) has guaranteed or otherwise become liable for any Indebtedness of any Person other than other Acquired Entities (other than the Joint Venture Entities).

(c)            No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or could reasonably be expected to result in, any claim for indemnification, reimbursement or contribution by, or the advancement of any expense to, any Company Associate (other than a claim for reimbursement from the Company of immaterial travel expenses in the ordinary course of business or other immaterial out-of-pocket expenses of a routine nature incurred by such Company Associate in the course of performing such Company Associate’s duties for the Company) or any current or former agent of any Acquired Entity pursuant to: (i) any term of any Organizational Document or Operating Document of any Acquired Entity, (ii) any indemnification agreement or other Contract between any Acquired Entity and such Company Associate or agent; or (iii) any Applicable Law.

(d)            No event has occurred, and no circumstance or condition exists that has resulted in, or that will or could reasonably be expected to result in, any Acquired Entity incurring any liability to, or any basis for any claim against any Acquired Entity by, any current, former or alleged holder of Equity Interests of any Acquired Entity.

Section 3.8            Absence of Certain Changes. Except as set forth on Schedule 3.8 or actions taken by the Acquired Entities in connection with this Agreement or the other Transaction Documents, since the date of the Interim Management Financial Statements and through the date hereof, (a) the Acquired Entities have conducted operations in the ordinary course of business consistent with past practice in all material respects and (b) there has not been any (i) Material Adverse Effect, (ii) material loss, damage or destruction to, or any interruption in the use of, any material asset to any Acquired Entity (whether or not covered by insurance), (iii) sale or transfer of any assets of the Acquired Entities other than dispositions in the ordinary course of business or which are not material to the Acquired Entities’ business or financial condition (taken as a whole) or (iv) material change by the Acquired Entities in accounting or auditing methods, principles or practices, except as required by changes in GAAP or Applicable Laws.

Section 3.9            Title to Assets. The Acquired Entities have good, valid and marketable title to all of the properties and assets reflected as being owned by an Acquired Entity on the Interim Management Financial Statements (except for properties and assets sold, leased or otherwise disposed of pursuant to arms-length transactions since the date of the Interim Management Financial Statements in the ordinary course of business consistent with past practice). All of such assets are either (i) owned by the Acquired Entities, free and clear of all Encumbrances, except for (a) Permitted Encumbrances, (b) Encumbrances disclosed in the Interim Management Financial Statements and (c) Encumbrances set forth on Schedule 3.9, or (ii) owned by any other Person with a valid and enforceable right of the Acquired Entities to use and possess such assets, which right will remain valid and enforceable following the Closing, except, in each case, as, individually or in the aggregate, would not reasonably be expected to be materially adverse to the Acquired Entities, taken as a whole. All items of equipment, fixtures and other tangible assets owned by or leased by the Acquired Entities that are material to the business of the Acquired Entities are in good operating condition and repair (ordinary wear and tear and ordinary maintenance expected) and constitute all of the assets necessary and are available for immediate use for the Acquired Entities to carry on their respective businesses as currently conducted, except as, individually or in the aggregate, would not reasonably be expected to be materially adverse to the Acquired Entities, taken as a whole.

Section 3.10          Real Property.

(a)            Real Property. The Acquired Entities do not own any fee interest in any real property. Schedule 3.10(a) contains a true and complete list of (i) all leases, subleases, licenses or other occupancy agreements to which any Acquired Entity is a party as lessee, sublessee or licensee of any real property (including all amendments and modifications thereto, the “Real Property Leases”) and (ii) the address of each real property leased, subleased, licensed or otherwise occupied by the Acquired Entities under each of the Real Property Leases (collectively, the “Real Property”). An Acquired Entity possesses a valid leasehold interest in each Real Property, free and clear of any Encumbrances except Permitted Encumbrances. Each of the Real Property Leases is in full force and effect and is (i) a legal, valid and binding obligation of the Acquired Entity party thereto, and (ii) enforceable against the Acquired Entity party thereto and, to the Company’s Knowledge, the other party or parties thereto in accordance with its terms, in each case, subject to the Enforceability Limitations. True and complete copies of the Real Property Leases have been made available to Purchaser. No Acquired Entity or, to the Company’s Knowledge, any other party to a Real Property Lease, is in material breach of or default under any Real Property Lease, and no event has occurred which, with notice or lapse of time or both, would constitute a default thereunder by any Acquired Entity or, to the Company’s Knowledge, any other party thereto. The Acquired Entities have not received any written notice of default, termination or cancellation with respect to any Real Property Lease. Except as set forth on Schedule 3.10(a), no Acquired Entity is a lessor, sublessor or grantor under any lease, sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any real property.

(b)            Utilities; Condemnation. Each Real Property is supplied with utilities suitable for the operation of the business presently conducted thereon. There does not exist any pending or, to the Company’s Knowledge, threatened condemnation or eminent domain proceeding with respect to any of the Real Property. The Real Property has access to public roads, streets or the like or valid perpetual easements over private streets, roads or other private property for ingress to and egress from such property.

Section 3.11          Contracts.

(a)            Material Contracts. Schedule 3.11(a) sets forth, as of the date hereof, a true and complete list of each Contract (excluding the Real Property Leases set forth on Schedule 3.10(a), the Benefit Plans set forth on Schedule 3.16(a) and Mortgage Loans and Serviced Loans set forth on Schedule 3.22(a)) (the Contracts required to be listed in subsections (i) through (xx) below, the “Material Contracts”) to which an Acquired Entity is a party that:

(i)            is with a Program Lender or other Investor, including any seller servicing Contract, loss-sharing Contract, credit support Contract, and Trade Confirmations (such Contracts covered by this Section 3.11(a)(i), collectively, the “Material Program Contracts”);

(ii)           provided for aggregate payments by or to an Acquired Entity of more than $250,000 during the twelve (12) months ended December 31, 2024;

(iii)          (A) is a Contract or series of Contracts evidencing or securing any Indebtedness of any Acquired Entity or any outstanding reimbursement obligations of any Acquired Entity with respect to any letter of credit, banker’s acceptance or similar facility issued for the account of any Acquired Entity, or (B) is an undrawn or stand-by letter of credit, performance bond, surety bond or similar instrument;

(iv)          (A) is an employment contract to which any Acquired Entity is a party (other than at-will arrangements) that cannot be terminated at any time without penalty or obligation of the Company or any of its Subsidiaries to, or (B) is a Contract that provides for any change of control, transaction, retention, or other similar compensation or benefits, any acceleration of the time of payment, vesting, or funding of any compensation or benefits, or the enhancement of any compensation or benefits in connection with the transactions contemplated by this Agreement;

(v)           is a collective bargaining agreement or any other Contract with any labor union, works council, trade association or other agreement or Contract with any employee organization;

(vi)          (A) requires any Acquired Entity to conduct business exclusively with the counterparty, (B) contains a “most favored nation” clause in favor of the counterparty, (C) contains any post-employment non-compete with respect to any employee of the Acquired Entities, (D) prohibits any Acquired Entity from competing with the counterparty or conducting any business in any geography or in any line of business, which, in each case, would reasonably be expected to have a material and adverse impact on the Acquired Entities, or (E) grants any right of refusal or right of first offer that limits the ability of any Acquired Entity to own, operate, sell, transfer, pledge or otherwise dispose of any business, securities or assets (other than provisions requiring notice of or consent to assignment by any counterparty thereto);

(vii)         is a lease pursuant to which any Acquired Entity is the lessee of personal property, including any finance or operating lease (but excluding leases relating solely to personal property calling for rental or similar periodic payments of less than $250,000 per year);

(viii)        is a joint venture or partnership agreement or similar Contract relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any Equity Interest in any entity or business enterprise other than the Acquired Entities;

(ix)          is a Governmental Order to which any Acquired Entity is subject;

(x)           is a Contract or commitment for capital expenditures in excess of $100,000;

(xi)          is a Contract that creates future payment obligations, including settlement agreements, outside the ordinary course of business in excess of $100,000, or creates or would create an Encumbrance (other than a Permitted Encumbrance) on any assets of the Acquired Entities;

(xii)         is a Contract requiring advances under loan documents (other than out of funded reserves) in excess of $500,000;

(xiii)        obligates any Acquired Entity to indemnify any past or present directors, officers, or employees of any Acquired Entity pursuant to which the Acquired Entity is the indemnitor;

(xiv)        is a vendor, supplier or third party consulting or similar Contract not otherwise described in this section (A) that cannot be voluntarily terminated pursuant to its terms within sixty (60) days after the Closing and (B) under which it is reasonably expected any Acquired Entity will be required to pay fees, expenses or other costs in excess of $100,000 following the Closing;

(xv)         is a Contract pursuant to which any Acquired Entity has an unfunded commitment to purchase any securities or otherwise make an investment in any Person following the date of this Agreement;

(xvi)        is a Contract or other agreement pursuant to which any Acquired Entity is or may become obligated to pay or provide (x) any transaction bonuses, retention bonuses, change in control payments or other similar payments and/or benefits or (y) severance or other termination related payments and/or benefits;

(xvii)       (A) grants an Acquired Entity a license to use any material Intellectual Property owned by any other Person, excluding licenses for Off-the-Shelf Software, or (B) grants a license from an Acquired Entity to any other Person to use any material Company Intellectual Property, excluding non-exclusive licenses granted by an Acquired Entity in the ordinary course of business;

(xviii)      is for an acquisition of the assets, properties or Equity Interests of any other Person (other than in the ordinary course of business);

(xix)        other than Contracts providing for the acquisition, purchase, sale or divestiture of mortgage loans, mortgage backed securities and mortgage servicing rights entered into by any Acquired Entity in the ordinary course of business and that are materially consistent with the Contracts or forms of Contract provided to Purchaser prior to the date hereof, each merger, business combination, acquisition, purchase, sale or divestiture Contract that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making of future payments in excess of $100,000; or

(xx)          is otherwise material to the Acquired Entities.

(b)            Validity. Each of the Material Contracts (i) is in full force and effect, (ii) subject to the consents set forth on Schedule 3.4 related to the Material Contracts being received prior to the Closing, will continue to be in full force and effect immediately following the Closing Date, (iii) is a legal, valid and binding obligation of the Acquired Entity party thereto, and (iv) is enforceable against the Acquired Entity party thereto, subject to the Enforceability Limitations. The Company has delivered or made available to Purchaser true and complete copies of all Material Contracts, including any amendments thereto. In addition, the Company has delivered or made available to Purchaser true and complete copies of all material correspondence from any Program Lenders since the Look-Back Date (provided that correspondence relating to Mortgage Loans that are not owned or serviced by the Acquired Entities as of the date hereof shall be deemed not material).

(c)            Defaults. No Acquired Entity and, to the Company’s Knowledge, no other party to a Material Contract is in material breach of or material default under any Material Contract. Subject to any disclosures set forth on Schedule 3.15, no event has occurred that with notice or the passage of time would constitute a material breach or material default by an Acquired Entity under (or permit termination, material modification or acceleration of any Acquired Entity’s material obligations under) any Material Contract. The Acquired Entities have not received any written notice of termination or cancellation with respect to any Material Contract.

Section 3.12          Insurance. Schedule 3.12 contains a true and complete list of each insurance policy maintained by an Acquired Entity as of the date hereof with respect to its properties, assets or operations, excluding those insurance policies listed on Schedule 3.16(a) that insure benefits provided under a Benefit Plan (the “Insurance Policies”). All of the Insurance Policies are in full force and effect, no application therefor included a material misstatement or omission, and all premiums due thereon have been paid in full. The Acquired Entities have not received written notice of termination, cancellation, reduction of coverage or material premium increases of any Insurance Policy during the current policy year, nor to the Company’s Knowledge is such termination, cancellation, reduction of coverage or premium increase threatened. No Acquired Entity has reached or exceeded its policy limits for any Insurance Policies. No claim is currently pending under any Insurance Policy, and since the Look-Back Date, the Acquired Entities have not received written notice that any material claim pending under any Insurance Policy has been denied. The activities and operations of the Acquired Entities have been conducted in a manner so as to conform in all material respects to all applicable provisions of the Insurance Policies. No Acquired Entity is in default in any material respect with respect to any provision contained in any Insurance Policy and no Acquired Entity has failed to give any notice or present any material claim under any Insurance Policy in due and timely fashion. True, correct and complete copies of the Insurance Policies have been made available to Purchaser.

Section 3.13          Litigation; Governmental Orders. Except as set forth on Schedule 3.13, there is no Action currently pending (regardless of whether an Acquired Entity is the plaintiff or defendant) or, to the Company’s Knowledge, threatened against an Acquired Entity or any material property or asset of any Acquired Entity, or any of the executive officers of any Acquired Entity (in their capacity as such). No event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to the commencement of any such Action against any Acquired Entity that would result in a material liability to such Acquired Entity or would materially affect the legality, validity or enforceability of this Agreement or any of the other Transaction Documents, or any action taken or to be taken by an Acquired Entity in connection with this Agreement or any of the Transaction Documents, nor, subject to any disclosures set forth on Schedule 3.13, is there any valid basis for any such Action. The Acquired Entities are not subject to any unsatisfied Governmental Order and do not have any continuing obligations pursuant to any Governmental Order.

Section 3.14          Environmental Matters. Except as set forth on Schedule 3.14, (a) the Acquired Entities, all of their assets, and all of their Real Property are currently and, since the Look-Back Date have been, in compliance in all material respects with all applicable Environmental Laws, (b) since the Look-Back Date (or earlier for unresolved matters), the Acquired Entities have not received written notice from any Governmental Entity or third party, alleging that an Acquired Entity has any liability under any Environmental Law or with respect to Hazardous Substances or is not in compliance with any Environmental Law, (c) except as would not reasonably be expected to subject any Acquired Entity to material liability, with respect to (i) any of the Real Property, (ii) any real property formerly owned, leased or operated by any Acquired Entity or, (iii) to the Company’s Knowledge, any Mortgaged Property, in each case of clauses (i)-(iii) no Hazardous Substances are or have been present, and there is and has been no Release of a Hazardous Substance by an Acquired Entity or any other Person, and (d) there is no pending or, to the Company’s Knowledge, threatened investigation by or written information request from any Governmental Entity with respect to any Acquired Entity relating to Hazardous Substances or otherwise under any Environmental Law. The Company has made available to Purchaser all reports, site assessments, audits and material documents that, in each case, are in the possession or control of the Company and relate to any Acquired Entity’s compliance with Environmental Law or to the environmental condition or prior use of the Real Property, any real property formerly owned, leased or operated by any Acquired Entity, or any Mortgaged Property.

Section 3.15          Compliance with Laws.

(a)            The Acquired Entities and, to the Company’s Knowledge, their directors, managers, executive officers, and employees (in their capacity as such) are, and since the Look-Back Date have been, in compliance in all material respects with Applicable Laws and Governmental Orders applicable to the Acquired Entities’ business, properties or assets. Since the Look-Back Date, none of the Acquired Entities or, to the Company’s Knowledge, Existing Equityholders, or any of their directors, executive officers, or employees (in their capacity as such) have received any written notice from any Governmental Entity and/or Program Lender asserting that any Acquired Entity, Existing Equityholders or director, executive officer, or employee of an Acquired Entity (in his or her capacity as such) is not in compliance with any Applicable Laws or Governmental Orders, nor is there any valid basis for the foregoing.

(b)            Each Acquired Entity and their directors, managers, executive officers, and employees (in their capacity as such) have been granted all permits, licenses, approvals, certificates, consents, waiver, concessions, exemptions, orders, registrations, identification numbers, notices or other authorizations required to be obtained by such Acquired Entity and their directors, managers, executive officers, and employees (in their capacity as such) from any Governmental Entity or Program Lender under Applicable Laws with respect to the use of such Acquired Entity’s properties or the operation of such Acquired Entity’s business (the “Licenses and Permits”), except for permits, licenses and approvals the failure of which to obtain would not be material to the businesses or operations of the Acquired Entities, it being understood that such licenses, permits and/or approvals necessary for the Acquired Entity to originate, service and close Mortgage Loans and Serviced Loans with and for each of the Program Lenders shall be deemed material. Each of such Licenses and Permits is identified on Schedule 3.15(b), and each Acquired Entity is and has been in compliance in all material respects with all such Licenses and Permits. No suspension, cancellation, modification, revocation or nonrenewal of any of the Licenses and Permits is pending or reasonably expected or, to the Company’s Knowledge, threatened, and all applications required to have been filed for the renewal of each of the Licenses and Permits have been duly filed for the renewal of each of the Licenses and Permits have been duly filed on a timely basis with the appropriate Governmental Entity. All fees and charges with respect to the Licenses and Permits or the notices, application renewals, requests or amendments listed on Schedule 3.15(b) have been fully paid as of the date hereof. True, correct, and complete copies of the Licenses and Permits have been provided or made available to Purchaser in the Data Room.  Subject to the Licenses and Permits Consents being received prior to the Closing, the Acquired Entities will continue to have the use and benefit of all Licenses and Permits immediately following consummation of the Transactions. Except as set forth on Schedule 3.15, none of the Licenses and Permits is held in the name of any employee, officer, director, equityholder, agent or otherwise on behalf of any Acquired Entity. The employees listed in Schedule 3.15 have been approved by the U.S. Department of Housing and Urban Development as multifamily accelerated processing underwriters and each such approval is in full force and effect. Each of the Acquired Entities operates, and as of the Closing will operate, only in the United States.

(c)            No Acquired Entity, nor, to the Company’s Knowledge, any of their respective directors, managers or executive officers, representatives, agents or employees acting on behalf of any Acquired Entity, (i) has used or is using any corporate funds for any unlawful contributions, gifts, travel, meal and lodging expense, service, equipment, debt forgiveness, employment, donation, grant, entertainment or other expenses or other thing of value, however characterized, relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to (1) any foreign or domestic governmental officials, agents or employees, (2) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (3) any political party or official thereof, (4) any candidate for political office, (5) any relative of the above-described persons, or (6) any other person at the suggestion, request, direction or for the benefit of any of the above-described persons, in each case intending to improperly obtain or retain business, or an advantage in the conduct of business, for any Acquired Entities, (iii) has violated or is violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any similar laws of other jurisdictions, (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (v) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or similar unlawful payment.

(d)            Except as set forth on Schedule 3.15(d) and except for routine examinations conducted by any Governmental Entity or Program Lender in the regular course of the business of any Acquired Entity, since the Look-Back Date, no Governmental Entity or Program Lender has provided written notice to any Acquired Entity of any investigation, audit or inquiry into the business or operations of any Acquired Entity. There is no material deficiency, violation or exception claimed or asserted in writing by any Governmental Entity with respect to any examination of any Acquired Entity that has not been resolved.

(e)            To the extent required by Applicable Law, each Acquired Entity has implemented a compliance program that complies in all material respects with all Applicable Laws. Except as set forth on Schedule 3.15(e), since the Look-Back Date, there have been no material violations of such compliance programs.

(f)            Except as set forth on Schedule 3.15(f), since the Look-Back Date, none of the Acquired Entities have been, (i) subject to any cease and desist, censure or other disciplinary or similar order issued by, (ii) a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by or (v) a recipient of any supervisory letter from, any Governmental Entity.

(g)            The Company has provided to Purchaser true, correct, and complete copies of all audits of any Acquired Entities required or completed by any Program Lender from and after the Look-Back Date.

(h)            There is no material property or obligation of any Acquired Entity, including uncashed checks to vendors, tenants, or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that are, or may become, escheatable or reportable as unclaimed property to any Governmental Entity under any applicable escheatment, unclaimed property or similar Applicable Laws, except as has not had and would not be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.16          Employee Benefit Plans.

(a)            Benefit Plans. Schedule 3.16(a) contains a true and complete list of all material Benefit Plans. With respect to each material Benefit Plan, the Company has provided or made available to Purchaser true and complete copies of (i) such Benefit Plan document (and current summary plan descriptions, summaries of material modifications and all amendments thereto), (ii) non-discrimination and coverage testing for each of the three (3) most recent years and (iii) to the extent applicable to such Benefit Plan: all current trust agreements, related insurance contracts or other funding arrangements; the most recent Forms 5500 required to have been filed and all schedules thereto; the most recent IRS determination or opinion letter; and all non-routine correspondence material to the Acquired Entities to or from a Governmental Entity since the Look-Back Date.

(b)            Compliance. (i) Each Benefit Plan is and has, since the Look-Back Date, been maintained, operated and administered in compliance with its terms and the terms of any related Contracts in all material respects, and in compliance with all Applicable Laws in all material respects; (ii) all contributions, payments, distributions and premiums required to be remitted, distributed, paid to or paid in respect of each Benefit Plan have been paid, remitted, accrued or distributed in compliance with the terms of such Benefit Plan and Applicable Law; and (iii) there is no pending or, to the Company’s Knowledge, threatened Action with respect to any Benefit Plan (other than routine claims for benefits).

(c)            Effect of Transaction. No Benefit Plan exists that, as a result of the execution of this Agreement or the Transactions (whether alone or in connection with any subsequent event(s)) could: (i) entitle any current or former employee, director, officer or independent contractor of the Acquired Entities to material severance pay, unemployment compensation or any other material payment or benefit from any Acquired Entity, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation or benefit due to any such employee, director, officer or independent contractor of an Acquired Entity, (iii) directly or indirectly cause the Acquired Entities to transfer or set aside any assets to fund any benefits under any Benefit Plan, (iv) otherwise give rise to any material liability of the Acquired Entities under any Benefit Plan, or (v) result in any payment or benefit that would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) to any current or former employee, director, officer or independent contractor of the Acquired Entities.

(d)            No Post-Employment Obligations. Except as set forth on Schedule 3.16(d), no Benefit Plan provides for or promises medical, death, disability, life insurance or similar benefits or coverage for any current or former employees, officers, service providers or nonemployee directors or managers of any Acquired Entity for periods extending beyond their retirement or other termination of service.

(e)            Title IV Benefit Plans. Except as set forth on Schedule 3.16(e), none of the Acquired Entities sponsors, maintains, contributes to or been obligated to contribute to (or has ever sponsored, maintained, contributed to (or been obligated to contribute to)), and none of the Acquired Entities has any material liability, contingent or otherwise, with respect to, any Title IV Benefit Plan, and no material liability under Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code has been incurred by the Acquired Entities that has not been satisfied in full. No Benefit Plan is a “multiple employer plan” (within the meaning of Sections 4063 and 4064 of ERISA and Section 413(c) of the Code) or a “multiple employer welfare arrangement” (as defined in ERISA 3(40)). No event has occurred or condition exists that would result in, or reasonably be expected to result in, any material liability (whether contingent or otherwise) to any Acquired Entity under Title IV of ERISA, including such liabilities that result or could result due to an Acquired Entity’s status as an ERISA Affiliate of another Person.

(f)            Tax Qualified Status. Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and is the subject of a favorable unrevoked determination, opinion or notification letter issued by the IRS as to its qualified status under the Code, and no circumstances have occurred, with respect to a Benefit Plan, since the Look-Back Date, that could reasonably be expected to result in a loss of tax qualified status or liability, penalty or Tax to any Acquired Entity.

(g)            No Prohibited Transactions. (i) The Acquired Entities have not and other “disqualified persons,” as defined in Section 4975 of ERISA and ERISA Affiliates of the Acquired Entities have not, engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to any Benefit Plan and (ii) the Acquired Entities and ERISA Affiliates have not engaged in any act or omission with respect to any Benefit Plan which could subject the Acquired Entities or any of their respective ERISA Affiliates (or any officer, director or employee thereof) to any penalties or Taxes under Section 502(i) of ERISA or Section 4975 of the Code.

(h)            Section 409A Compliance. Each Benefit Plan that constitutes a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance in all material respects with Section 409A of the Code and applicable guidance thereunder.

(i)             Section 4980H Compliance. None of the Acquired Entities has incurred or reasonably expects to incur (whether or not assessed) any payment, Tax, penalty or other liability under the Patient Protection and Affordable Care Act and all regulations thereunder, including Section 4980H(a) and (b) of the Code or with respect to the reporting requirements under Sections 6055 and 6056 of the Code.

(j)            Non-U.S. Plans. No Benefit Plan covers or otherwise provides benefits to any current or former employee, director, officer or independent contractor of the Acquired Entities working or residing outside of the United States.

Section 3.17          Tax Matters. Except as set forth on Schedule 3.17:

(a)            Tax Returns. The Company and each entity in which the Company directly or indirectly holds an interest has timely filed all income and other material Tax Returns required to be filed by it in accordance with Applicable Laws. Such Tax Returns are true, correct and complete in all material respects.

(b)            Payment. The Company and each entity in which the Company directly or indirectly holds an interest has timely paid (or has withheld and timely paid) all material Taxes due and payable by it (whether or not shown on any Tax Return).

(c)            Tax Contests and Assessments. No federal, state, local or non-U.S. audits, examinations, investigations or other administrative proceedings or court proceedings (“Tax Contests”) are ongoing, pending or threatened in writing with regard to any Taxes of the Company or any entity in which the Company directly or indirectly holds an interest. No assessment of Tax has been proposed in writing against the Company or any entity in which the Company directly or indirectly holds an interest or any of their assets or properties that has not been resolved.

(d)            Withholding. The Company and each entity in which the Company directly or indirectly holds an interest has, within the time and manner prescribed by Applicable Law, deducted, withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid, owing or otherwise allocable to any employee, independent contractor, creditor, customer, shareholder, member or other party, and complied in all material respects with all information reporting and backup withholding provisions of Applicable Law, and the Company and each entity in which the Company directly or indirectly holds an interest has complied with all information reporting and record keeping requirements.

(e)            Extensions. There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any entity in which the Company directly or indirectly holds an interest. None of the Company or any entity in which the Company directly or indirectly holds an interest currently is the beneficiary of any extension of time within which to file any material Tax Return.

(f)            Jurisdictions. No written claim has been made by a Governmental Entity in a jurisdiction where the Company or any entity in which the Company directly or indirectly holds an interest does not pay Taxes or file Tax Returns that such entity is, or may be, subject to Taxes assessed by such jurisdiction.

(g)            Liens. There are no liens with respect to Taxes upon any asset of the Company and each entity in which the Company directly or indirectly holds an interest other than Permitted Encumbrances.

(h)            Powers of Attorney. None of the Company or any entity in which the Company directly or indirectly holds an interest has executed any power of attorney with respect to Taxes, other than powers of attorney that are no longer in force.

(i)             Agreements. None of the Company or any entity in which the Company directly or indirectly holds an interest is a party to or has any obligation under any Tax sharing, Tax indemnification, or Tax allocation agreement or similar contract or arrangement (other than any customary commercial contract entered into in the ordinary course of business the principal subject of which is not Taxes).

(j)             Consolidated Group Liability. None of the Company or any entity in which the Company directly or indirectly holds an interest Acquired Entity has any liability for the Taxes of any other Person by reason of Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law) (other than another member of the Company’s indirect parent group), as a transferee or successor, or by contract.

(k)            Other Liability. None of the Company and each entity in which the Company directly or indirectly holds an interest will be required to include any material amounts in income, or exclude any material items of deduction, in a taxable period (or portion thereof) beginning after the Closing Date as a result of (i) a change in or incorrect method of accounting occurring prior to the Closing, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) a prepaid amount received, or paid, prior to the Closing other than in the ordinary course of business, (iv) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state or local income Tax law) executed on or prior to the Closing Date, or (v) as a result of any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local income Tax law).

(l)             Reportable Transactions. None of the Company or any entity in which the Company directly or indirectly holds an interest Acquired Entity has participated in nor has any liability or obligation with respect to any “listed transaction” within the meaning of Treas. Reg. § 1.6011-4.

(m)            Rulings. No private letter rulings, technical advice memoranda, closing agreements, voluntary disclosure agreements, or similar agreements or rulings that are, or would be currently applicable have been requested, entered into or issued by any Tax authority with respect to the Company and each entity in which the Company directly or indirectly holds an interest.

(n)            Tax Classification. The Company is treated as a partnership for U.S. federal income tax purposes, and the Company has at all times since its formation been treated as a partnership or disregarded entity for U.S. federal income tax purposes. Schedule 3.17(n) sets forth the U.S. federal income tax classification of each entity in which the Company directly or indirectly holds an interest.

(o)            Payroll Tax Deferrals. None of the Company or any entity in which the Company directly or indirectly holds an interest has deferred the payment or deposit of any payroll Tax liabilities pursuant to the CARES Act.

(p)            Company Operations. None of the Company or any entity in which the Company directly or indirectly holds an interest (i) directly or indirectly operates or manages a lodging facility or a health care facility or (ii) directly or indirectly provides to any other person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated, in each case, within the meaning of Section 856(l)(3) of the Code.

(q)            Nonqualified Liabilities. None of the liabilities of the Company are nonqualified liabilities within the meaning of Treasury Regulations under section 1.707-5(a)(1).

This Section 3.17, Section 3.16 and Section 3.19(e) contain the sole and exclusive representations and warranties with respect to any Tax matters of the Acquired Entities.

Section 3.18          Intellectual Property.

(a)            Registered Intellectual Property. Schedule 3.18(a)(i) contains a true and complete list of all Company Intellectual Property owned by an Acquired Entity that is Registered Intellectual Property (the “Owned Registered Intellectual Property”). All of the Owned Registered Intellectual Property is valid, subsisting and enforceable in accordance with Applicable Law. Except for Owned Registered Intellectual Property the Acquired Entities have determined to cancel or abandon in their reasonable business discretion to the extent set forth in Schedule 3.18(a)(ii), all necessary registration, maintenance and renewal filings and fees in connection with the Owned Registered Intellectual Property have been timely filed with and paid to the relevant authorized registrars and Governmental Entities. There are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to the Owned Registered Intellectual Property.

(b)            Ownership. Except as set forth on Schedule 3.18(b), the Acquired Entities own all right, title and interest in and to all of the Company Intellectual Property, in each case free and clear of all Encumbrances, other than Permitted Encumbrances.

(c)            Intellectual Property Development. Each Person who is or was involved in the creation or development of any material Company Intellectual Property has signed a valid and enforceable agreement containing (i) an irrevocable assignment of their entire right, title and interest in and to such Intellectual Property to the relevant Acquired Entity, (ii) confidentiality provisions protecting the trade secrets and other non-public elements of such Intellectual Property, and (iii) to the extent not assignable by law, a waiver of such Person’s moral rights in and to such Intellectual Property, and no such Person has any obligation to any other Person with respect to such Intellectual Property.

(d)            Owned Company Software. No material Owned Company Software contains or is derived from open source, shareware, freeware, “copyleft” or similar Software in a manner that requires that such Owned Company Software be disclosed in source code form, licensed for the purpose of making modifications or derivative works, redistributable at no charge.

(e)            Non-Infringement. The operation of the Acquired Entities’ business as currently conducted does not infringe or misappropriate in any material respect any Intellectual Property rights of any other Person. Since the Look-Back Date, no Acquired Entity has received any written notice from any other Person challenging the right of such Acquired Entity to use any of the Company Intellectual Property owned by such Acquired Entity or alleging that such Acquired Entity infringes or misappropriates the Intellectual Property rights of any Person. To the Company’s Knowledge, no third party is infringing or misappropriating any of the Company Intellectual Property. No Acquired Entity is subject to any outstanding Governmental Order that restricts or impairs such Acquired Entity’s use of any Company Intellectual Property.

(f)            Maintenance of Company Intellectual Property. The Acquired Entities have taken commercially reasonable steps to maintain the Company Intellectual Property so as not to adversely affect the validity or enforceability thereof, and no loss or expiration of any of the Company Intellectual Property is pending or, to the Company’s Knowledge, threatened, except for Intellectual Property expiring at the end of its statutory term.

(g)            Business Systems. The computer hardware, software, networks, servers, and other computer and telecommunications equipment used by the Acquired Entities in the conduct of their business (collectively, the “Business Systems”) are sufficient in all material respects for the immediate needs of the Acquired Entities’ business as it is currently conducted. The Acquired Entities maintain commercially reasonable security, disaster recovery and business continuity plans and procedures with respect to the Business Systems. Since the Look-Back Date, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects.

(h)            Data Security Requirements. The Acquired Entities and the conduct of their business are in compliance in all material respects with all Data Security Requirements. Each Acquired Entity has secured all material necessary rights, consents, and permissions, as applicable, consistent with Data Security Requirements sufficient for the processing of Personal Information by the Acquired Entities. Since the Look-Back Date, there has not been any (i) actual, suspected or alleged incidents of data security breaches or unauthorized access with respect to the Business Systems or (ii) actual, suspected or alleged unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration or use of any Personal Information, which in either case (x) would be reasonably likely to result in any material loss or material liability to the Acquired Entities; (y) resulted in a notice by the Acquired Entities to, or a requirement to notify, any Persons, or (z) resulted in a complaint from any Person. Each Acquired Entity has established or is subject to, and since the Look-Back Date has been in material compliance with, a written information security program comprising commercially reasonable administrative, technical and physical safeguards designed to: (A) protect the security, confidentiality, and integrity of all Business Systems and all Acquired Entity Data; (B) prevent unauthorized access to, use or disclosure of the Business Systems and Acquired Entity Data; (C) includes reasonable policies and procedures that apply to each Acquired Entity with respect to privacy, data protection, processing, security and the collection and use of and Acquired Entity Data; and (D) identify threats to the confidentiality or security of Acquired Entity Data and intrusions into the Business Systems. Each Acquired Entity has been subject to routine security risk assessments in accordance with industry standards and have addressed and fully remediated all material threats and deficiencies identified in any assessments of the security risks or vulnerabilities of each Acquired Entity.

Section 3.19          Labor Matters.

(a)            Labor Difficulties. There is no labor strike, slowdown, stoppage or lockout actually pending, or, to the Company’s Knowledge, threatened against any Acquired Entity, nor is there any basis for any of the foregoing. The Acquired Entities have not experienced any labor strike, slowdown, stoppage or lockout since the Look-Back Date.

(b)            Collective Bargaining Agreements; Unions. There are no collective bargaining agreements with any labor organization to which an Acquired Entity is a party, and no labor union, trade union, employee association or other collective bargaining unit represents any Acquired Entity’s employees. There is no, and since the Look-Back Date there has not been any, union or organizing activity or campaign being conducted with respect to any Acquired Entity’s employees. There is no union, employee representative or other labor organization, which, pursuant to any Applicable Law, must provide consent or otherwise be notified or consulted, or with which negotiations need to be conducted, in connection with any of the Transactions.

(c)            Charges. No Acquired Entity is engaged in any unfair labor practice, as defined in the National Labor Relations Act or other Applicable Laws. There is no, and has not been since the Look-Back Date, any unfair labor practice charge or other Action against any Acquired Entity pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Entity, and since the Look-Back Date, no such charge or Action has been submitted or filed.

(d)            Closings; Layoffs. Since the Look-Back Date, (i) the Acquired Entities have not effectuated or taken any action that might constitute a “plant closing” (as defined in the WARN Act or any similar Applicable Laws) affecting any site of employment or one or more facilities or operating units within any site of employment, and (ii) there has not occurred any action that might constitute a “mass layoff” (as defined in the WARN Act or any similar Applicable Laws) affecting any site of employment or facility of an Acquired Entity.

(e)            Employment Laws. Except as set forth on Schedule 3.19(e), the Acquired Entities are, and since the Look-Back Date have been, in compliance in all material respects with all Applicable Laws regarding labor, employment and employment practices. All current employees of each Acquired Entity are lawfully entitled to work for such Acquired Entity, all current and former individuals classified as independent contractors that provide or provided services to the Acquired Entities are properly classified as such for all Applicable Laws, and all current and former employees classified as “exempt” for purposes of state or federal employment laws are, and have been, in all material respects, properly classified as such. To the Company’s Knowledge, no allegations or reports of sexual harassment, discrimination with respect to a protected classification, including race and gender, hostile work environment or similar misconduct have been made to the Company since the Look-Back Date regarding any Company executives.

(f)            Census. Schedule 3.19(f) sets forth a list of all employees of the Acquired Entities performing services as of the date hereof, including any employee who is on a leave of absence, and sets forth for each such individual the following: (i) name (and/or employee ID#); (ii) title or position (including whether full or part time); (iii) hire date; (iv) base compensation rate; (v) all commission, bonus or other incentive-based or contingent compensation paid during the twelve (12) months ended December 31, 2024; (vi) exempt or non-exempt status under the Fair Labor Standards Act; (vii) accrued and unused vacation days as of the date hereof; (viii) the location of such employee’s place of employment; (ix) active or inactive status (and if inactive, the reason for such absence and the expected date of return to work, if any); (x) employing entity; and (xi) work permits or visas. Prior to the Closing, the Company will provide to Purchaser an updated employees list to reflect any terminations of employment and new hires. Schedule 3.19(f) also contains the names of any active independent contractor or consultant engaged by the Company as of the date hereof and indicates each such individual’s compensation structure.

Section 3.20          Affiliate Transactions. Schedule 3.20 sets forth each Contract between any Acquired Entity, on the one hand, and any Affiliate of the Company (other than any Company Subsidiary), on the other hand. Except for compensation and benefits provided by an Acquired Entity to employees in the ordinary course of business, no Acquired Entity is a party to or bound by any Contract with any Existing Equityholder, any Affiliate of any Existing Equityholder (other than another Acquired Entity) or the directors or officers of any Acquired Entity. None of the Existing Equityholders, any Affiliate of the Existing Equityholders (other than another Acquired Entity) or the directors or officers of any Acquired Entity (a) owns or otherwise has, directly or indirectly, any rights to or interests in any material asset, tangible or intangible, that is used in the Acquired Entities’ business, or (b) to the Company’s Knowledge, owns any direct or indirect interest in, or controls or is a director, officer, employee, member or partner of, any Person that is a competitor, supplier, customer, landlord, tenant, creditor or debtor of any Acquired Entity, other than passive investments not in excess of five percent (5%) of any class of the securities of a Person whose securities are registered under the Securities Act.

Section 3.21          Mortgage Backed Securities. As of the date hereof, the Company or a Company Subsidiary is the sole owner of each of the mortgage-backed securities set forth on Schedule 3.21 (collectively, the “Company MBS”) and the related certificates and other instruments evidencing ownership of the Company MBS, free and clear of any Encumbrances, except for Permitted Encumbrances. Except as has not had and would not be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Company Subsidiary (a) is in default in the performance of any of its obligations under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the Company MBS or the servicing of the mortgage loans underlying the Company MBS (collectively, the “Company Principal MBS Agreements”) or (b) has received any notice of any default by any master or special servicer of any Company MBS. There are no Material Contracts (other than the Company Principal MBS Agreements) between the Company or any Company Subsidiary and the master or special servicer with respect to any series of Company MBS.

Section 3.22          Mortgage Loans.

(a)            The Mortgage Loan Schedule attached hereto as Schedule 3.22(a) is true and correct in all material respects as of March 6, 2025.

(b)            Schedule 3.22(b) sets forth a true and correct listing in all material respects as of the date hereof of (i) all mortgage loans under application with the Acquired Entities, which shall also indicate (A) the applicable Program Lender, (B) the amount of and where the Good Faith Deposit is being held and (C) whether a Trade Confirmation has been entered into (and if so, the details thereof (including if it is GNMA or Fannie Mae, Investor, permanent loan or construction loan, note rate, pass-through rate, required delivery dates, volume, call protection, term and who is holding the good faith deposit)), (ii) all commitments by the Acquired Entities to fund and deliver mortgage loans and (iii) all Mortgage Loans (A) more than thirty (30) days past due on a watch list, (B) in special asset management, (C) that are the subject of an insurance claim with the U.S. Department of Housing and Urban Development, (D) that are or are reasonably expected to cause the Company to be required to make advances pursuant to GNMA requirements, (E) that are construction loans that have not or are not reasonably expected to reach final-endorsement by the date required by the applicable Trade Confirmation (without taking into account extension periods) or the potential liability of the Company in connection therewith, and/or and (F) brokered by Meridian.

(c)            Each Mortgage Loan that was made since the Look-Back Date (i) complied in all material respects, at the time of its origination (regardless of any corrective action taken by any Program Lender, such as a risk loss adjustment), with all Applicable Laws and requirements and underwriting standards of the applicable Program Lender that were in effect as of the origination date for mortgage loans similar to such Mortgage Loan (the “Applicable Requirements”) and (ii) presently complies in all material respects with Applicable Laws and requirements and underwriting standards of the applicable Program Lender.

(d)            Since the Look-Back Date, the Acquired Entities have complied in all material respects with their servicing obligations under the applicable Mortgage Servicing Agreement with respect to each Serviced Loan.

(e)            No Mortgage Loan is subject to any foreclosure Action or other mortgage default legal proceeding by any Acquired Entity or any Program Lender.

(f)            Since the Look-Back Date, there has been (i) no written demand made to any Acquired Entities for the repurchase of a Mortgage Loan due to the alleged breach of any representation, warranty or covenant with respect to the Mortgage applicable to such Mortgage Loan, or due to alleged intentional fraud relating to such Mortgage Loan and (ii) no correspondence from any Program Lender to any Acquired Entity concerning the repurchase of any Mortgage Loans. Schedule 3.22(f) sets forth all material correspondence from the Program Lenders concerning their relationships with either Representative concerning the Company.

(g)            Each (i) Mortgage Loan is evidenced by a Mortgage Note and is duly secured by a valid, subsisting, enforceable and perfected first lien or subordinated lien on the related Mortgaged Property, in each case, on such forms and with such terms as comply with all Applicable Requirements, (ii) Mortgage related to a Mortgage Loan creates a security interest in an estate in fee simple or ground lease in the Mortgaged Property, (iii) Mortgage Note related to a Mortgage Loan and the related Mortgage was duly and properly executed and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to the Enforceability Limitations (provided that the Enforceability Limitations do not, and will not, interfere with the practical realization of the principal benefits of the applicable document or agreement pertaining to the Mortgage Loan), (iv) Mortgage Loan is not subject to any rights of rescission, set-off, counterclaim or defense, nor will the operation of any of the terms of the applicable Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either such Mortgage Note or such Mortgage unenforceable by the lender, in whole or in part, or subject to any right of rescission, set-off, counterclaims or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense, including the defense of usury has been asserted with respect thereto, and (v) Borrower received all disclosure materials required by Applicable Law with respect to the making of fixed or adjustable rate mortgage loans, as applicable, in the case of each of the foregoing clauses (i) through (v), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)            To the Company’s Knowledge, all buildings or other customary insured improvements upon each Mortgaged Property related to a Mortgage Loan are or will be insured by a qualified insurer acceptable under the Program Lender guidelines against loss by fire, hazards of extended coverage and such other hazards as are provided for in the applicable Program Lender guidelines, pursuant to insurance policies conforming to Applicable Requirements, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)            The relevant Mortgage Loans files created by the Acquired Entities since the Look-Back Date are currently being and, have, since the Look-Back Date, been, in the ordinary course of business maintained in all material respects in accordance with all Applicable Requirements in effect as of the time of such maintenance. The Company has provided or made available to Purchaser true and complete copies of the complete file of loan documents with respect to each Mortgage Loan, including all amendments, modifications, waivers and materials notices delivered or received in connection therewith.

(j)            Schedule 3.22(j) contains a true and complete list of any employee of the Acquired Entities for whom any of the Acquired Entities has received written notification since the Look-Back Date of negative feedback or sanction from a Program Lender related to such employee’s performance as an employee of the applicable Acquired Entity.

Section 3.23          OFAC.

(a)            None of the Acquired Entities, or, to the Company’s Knowledge, (x) any director, senior officer, beneficial owner, affiliate or trustee of any of the Acquired Entities, or (y) any Person on whose behalf any of the Acquired Entities is acting, is (i) named on the most current list of “Specially Designated Nationals” published by OFAC or the most recent “Consolidated Sanctions List” published by OFAC or is a Person whose property or interest in property is blocked under any other sanctions, embargoes, regulations, rules or laws, administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, or the U.S. Department of State or any other Sanctions Authority, or has otherwise been designated under Sanctions Laws by Sanctions Authority, (ii) a national or resident of, an entity organized or chartered by or in, a government instrumentality of or an organization with a place of business in a country or territory that (A) is the subject of any current country- or territory-based sanctions administered by OFAC, or (B) has been designated as a “High Risk or Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, (iii) a Person engaged, directly or indirectly, in any transactions or other activities prohibited by applicable Sanctions Laws, including such laws prohibited by the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State, (iv) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, (v) a Person that is designated under Section 311 or Section 312 of the USA PATRIOT Act by the Secretary of the Treasury as warranting such special measures due to money laundering concerns or (vi) in violation of, or has been found in violation of, or has been charged by any Governmental Entity for violation of any anti-money laundering, anti-terrorism financing, anti-corruption, sanctions, or other similar Applicable Laws.

(b)            None of the Acquired Entities is, directly or indirectly, beneficially owned by any Person described in clauses (i) through (vi) of Section 3.23(a). Since the Look-Back Date, none of the Acquired Entities has provided services to, engaged in transactions with, has had possession or control of property or property interests of, or has had any contractual obligation to any Person described in any of clauses (i) through (vi) of Section 3.23(a), nor do any such circumstances currently exist, in each case, in violation of Applicable Law. For purposes of the preceding sentence, the references to the most current list of “Specially Designated Nationals” and the most current “Consolidated Sanctions List” in clause (i) of Section 3.23(a) shall refer to any such list in effect during the existence of any of the circumstances described in the preceding sentence. The Acquired Entities have in place and maintain internal policies and procedures that are reasonably designed to ensure compliance with Sanctions Laws and that the Acquired Entities comply in all material respects with all applicable Sanctions Laws, including any obligation to “block” assets that may come into their possession or control and to report such blocked assets or attempted transactions by any such Person to OFAC, and the Acquired Entities, and, to the Company’s Knowledge, their officers, members, employees and directors are in compliance in all material respects with such policies.

Section 3.24          Anti-Money Laundering Compliance. The Acquired Entities are in compliance in all material respects with, and since the Look-Back Date have complied in all material respects with all applicable anti-money laundering and terrorism financing laws, including, but not limited to, Executive Order 13225, the International Emergency Economic Powers Act and the Bank Secrecy Act and their implementing regulations, the U.S. Money Laundering Control Act of 1986, the USA PATRIOT Act, and the rules and regulations administered by OFAC, Bureau of Industry and Security of the U.S. Department of Commerce, and the U.S. Department of State, in each case to the extent applicable to the Acquired Entities. The Acquired Entities have adopted and maintain policies and procedures that are designed to promote and achieve compliance with the foregoing laws, and, to the Company’s Knowledge, the Acquired Entities are in compliance in all material respects with such policies and procedures.

Section 3.25          Brokers. Except as set forth on Schedule 3.25, the Acquired Entities have not entered into any agreement or arrangement, written or oral, entitling any broker, investment banker, financial advisor or other Person to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the Transactions.

Section 3.26          Operating Line of Credit; Warehouse Lines of Credit; Operating Line of Credit. The Operating Line of Credit and each of the Warehouse Lines of Credit is in full force and effect, and no event has occurred which, with notice or lapse of time or both, has or would reasonably be expected to result in a reduction in the amount of borrowing capacity available thereunder to the Company. True and complete copies of the documentation evidencing the Operating Line of Credit and the Warehouse Lines of Credit have been made available to Purchaser.

Section 3.27          Investment Company Act. None of the Acquired Entities is, or as of the Closing Date will be, and no Client is required to be registered as an investment company under the Investment Company Act.

Section 3.28          Investment Advisor and Broker-Dealer Regulatory Matters.

(a)            Each Form ADV, Form A-12 and Form BD filing made by the Advisor and Broker-Dealer complied with Applicable Laws in all material respects and did not at the time they were filed contain any untrue statement of a material fact. The Company has made available to Purchaser a true and complete copy of the Form ADV of the Advisor as in effect on the date of this Agreement. The Company has made available to Purchaser a true and complete copy of the Uniform Application for Broker-Dealer Registration in Form BD of each Broker-Dealer as in effect on the date of this Agreement.

(b)            Each of the Advisor and any other member of the Acquired Entities that acts as an investment advisor is, and at all times required by the Investment Advisors Act has been, duly registered as an investment advisor under the Investment Advisers Act. The Adviser is the only member of the Acquired Entities required to be registered as an investment advisor under the Investment Advisers Act. The Advisor and each other member of the Acquired Entities that acts as an investment advisor (or in an equivalent capacity under the Applicable Law of any non-U.S. jurisdiction) is, and at all times required by Applicable Law (other than the Investment Advisers Act) has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business required such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified has not been, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to each Client, (i) there has been in full force and effect an Advisory Agreement at all times that the applicable Acquired Entity was performing investment advisory services for such Client and (ii) each Advisory Agreement is a valid and binding Contract of the applicable Acquired Entity, enforceable in accordance with its terms. Each Advisory Agreement has been entered into and performed by the applicable Acquired Entity in all respects in accordance with its terms (including any applicable investment restrictions or policies of such Client) and Applicable Law, except has not had, and would not reasonably be expected to have, a Material Adverse Effect. There have been no material errors or miscalculations with respect to any fees charged under such Advisory Agreements, and all fees paid by such Client have been calculated in all material respects in accordance with the relevant Advisory Agreement and Applicable Law. Except in each case as has not been, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Client has provided the Advisor any written notice to (i) terminate its Advisory Agreement, (ii) engage in negotiations to amend the terms and conditions of its Advisory Agreement to reduce the applicable fee rate more than twenty-five percent (25%), (iii) withdraw more than twenty-five percent (25%) of assets under management from any of its accounts under the Advisor’s management or (iv) initiate a search for a replacement distributor, fund manager or investment adviser, as the case may be. Each Advisory Agreement that the Advisor is party to has been made available to Purchaser.

(c)            The Broker-Dealer and any Acquired Entity that acts as a broker-dealer and a municipal securities dealer is, and at all times required by the Exchange Act has been, duly registered as a broker-dealer and a municipal securities dealer under the Exchange Act. The Broker-Dealer is the only Acquired Entity required to be registered as broker-dealers and municipal securities dealers under the Exchange Act. The Broker-Dealer and each Acquired Entity that acts as a broker-dealer and municipal securities dealer (or in an equivalent capacity under the Applicable Law of any non-U.S. jurisdiction) is, and at all times required by Applicable Law (other than the Exchange Act) since January 1, 2018 has been, duly registered, licensed or qualified as a broker-dealer and municipal securities dealer in each state or any other jurisdiction where the conduct of its business required such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified has not been, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Broker-Dealer is a member in good standing of FINRA and the Municipal Securities Rulemaking Board.

(d)            Each of the Advisor and the Broker-Dealer has implemented written policies and procedures as required by the Applicable Law (including Rule 206(4)-7 under the Investment Advisers Act for the Adviser and FINRA Rule 3120 for the Broker-Dealer). Each of the Adviser and Broker-Dealer has been in compliance with such policies and procedures, except as has not had, and would not reasonably be expected to have, a Material Adverse Effect. The Company has made available to Purchaser a true and correct copy of each no-action letter and exemptive order issued to any Acquired Entity upon which any Acquired Entity relies for the conduct of its business as conducted on the date hereof. Each Acquired Entity, is in compliance in all material respects with such no-action letters and exemptive orders to the extent necessary to rely on the relief granted thereby.

(e)            The Broker-Dealer currently maintains, and has at all times maintained as required by the Applicable Law, “net capital” (as such term is defined in Rule 15c3-1 under the Exchange Act): (i) equal to or in excess of the minimum “net capital” required to be maintained by it under the Exchange Act and (ii) in an amount sufficient to ensure that it has not been required to file notice under Rule 17a-11 under the Exchange Act.

(f)            The Advisor has maintained all assets of Clients, to the extent required by the Investment Advisers Act, in accordance with Rule 206(4)-2 under the Investment Advisers Act, except for such noncompliance as has not had, and would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the extent required to do so by Rule 206(4)-2 under the Investment Advisers Act, the Advisor has undergone all required surprise examinations in accordance with Rule 206(4)-2 under the Investment Advisers Act, and no material discrepancy has been reported during the course of any such surprise examination.

(g)            Each of the Broker-Dealer and the Advisor has complied in all respects with all recordkeeping requirements under all Applicable Law, including, as applicable, Rule 204-2 under the Investment Advisers Act and Section 31(a) of the Investment Company Act and applicable rules thereunder (including with respect to records in any written or electronic format), Section 17(a) of the Exchange Act, Exchange Act Rule 17a-3 and 17a-4, and FINRA Rule 4511, 2210, 2241, 2360 and 5130, except such non-compliance as has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

(h)            To the Company’s Knowledge, no Client is, or has been, (i) listed on the OFAC list of Specially Designated Nationals and Blocked Persons or otherwise subject to sanctions administered by OFAC or (ii) otherwise subject to sanctions administered by an equivalent Governmental Entity in another jurisdiction to the extent the members of the Acquired Entities are required by Applicable Law to take or omit to take any actions with respect to such sanctions.

(i)             Each officer or employee or representative of a the Acquired Entities who is required to be registered or licensed as an “investment adviser representative” (as such term is defined in Rule 203A-3 under the Investment Advisers Act), a “principal” (as such term is defined in FINRA Rule 1021), or a “representative” (as such term is defined in FINRA Rule 1031) with any Governmental Entity is duly registered, licensed, or authorized to act in such capacity, all such registrations, licenses and authorizations are in full force and effect and no such registration, license, or authorization has been refused or withdrawn, except where the failure to be so registered, licensed, or authorized, or for any such registration, license, or authorization to be in full force and effect or refused or withdrawn, has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)             Each Acquired Entity has, to the extent required by Applicable Law, satisfied in all respects its duty to seek to achieve “best execution” (as such term is understood under the Investment Advisers Act) for all Clients for whom it exercises trading discretion, except as has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(k)            Neither the Advisor nor any “affiliated person” (as defined in the Investment Company Act) of the Advisor is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment advisor to a registered investment company nor is there any legal or regulatory action pending or, to the Company’s Knowledge, threatened by any Governmental Entity, that would result in the ineligibility of the Advisor or any such “affiliated person” to serve as an investment adviser to a registered investment company pursuant to Section 9(a) or 9(b) of the Investment Company Act. Neither the Advisor nor any “person associated with” (as defined in the Investment Advisers Act) the Advisor is ineligible pursuant to Section 203(e) or 203(f) of the Investment Advisers Act to serve as an investment adviser or as a “person associated with” an investment adviser, nor is there any legal or regulatory action pending or, to the Company’s Knowledge, threatened by any Governmental Entity that would result in the ineligibility of the Advisor or any such “person associated with” the Advisor to serve in any such capacities pursuant to Section 203(e) or 203(f) of the Investment Advisers Act. Neither the Broker-Dealer nor any “associated person” of any Broker-Dealer is subject to a “statutory disqualification” (as such terms are defined in the Exchange Act), and there is no legal or regulatory action pending or, to the Company’s Knowledge, threatened by any Governmental Entity that would result in the Broker-Dealer or any “associated persons” of the Broker-Dealer to become subject to such statutory disqualification.

(l)             Schedule 3.28(l) sets forth a list of each Client, each of which is a Non-Registered Fund as of the date hereof. Except with respect to such Non-Registered Funds, no Acquired Entity acts as investment advisor, general partner, managing member, sponsor, commodity pool operator or commodity trading advisor to any other pooled investment vehicle. No Non-Registered Fund is required to register as an investment company under the Investment Company Act.

(m)            Copies of all existing current private placement memoranda or other similar offering documents for the Non-Registered Funds have been made available to Purchaser. Such private placement memoranda or other similar offering documents (as applicable) complied in all material respects with all Applicable Laws as of the date of such private placement memoranda or other similar offering documents (as applicable), and did not during the period of their authorized use contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(n)            Each Non-Registered Fund is operated in material compliance with (i) Applicable Law and (ii) its respective investment restrictions and policies, as set forth in its private placement memorandum or other similar applicable offering document and its constituent documents, in each case, as in effect at the time any investments were made. No Acquired Entity is in default under any Advisory Agreement (including, as applicable, any constituent documents of a Non-Registered Fund) with a Non-Registered Fund in any material respect. Each such Advisory Agreement has been performed by the Advisor in accordance with its terms and with the Investment Advisers Act and other Applicable Law in all material respects. No Acquired Entity or “any person associated with” (as defined in the Investment Advisers Act) any Acquired Entity is ineligible pursuant to Rule 506(d) of Regulation D under the Securities Act with respect to an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act, nor is there any legal or regulatory action pending or, to the Company’s Knowledge, threatened by any Governmental Entity against any of the Acquired Entities or “any person associated with” (as defined in the Investment Advisers Act) any of the Acquired Entities that would result in the ineligibility of any such Non-Registered Fund or, to the Company’s Knowledge, any such Person to participate in an offering of securities of the Non-Registered Fund in reliance on Rule 506 of Regulation D under the Securities Act.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS Article III and in the Bringdown Certificate delivered pursuant to Section 2.5(a), NO ACQUIRED ENTITY NOR ANY EXISTING EQUITYHOLDER RELATED PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED AND WHETHER RELATED TO AN ACQUIRED ENTITY, THE PURCHASED INTERESTS, THE TRANSACTIONS, THE BUSINESS OR OPERATIONS OF AN ACQUIRED ENTITY OR THE PROBABLE SUCCESS OR PROFITABILITY THEREOF, THE ASSETS AND LIABILITIES OF AN ACQUIRED ENTITY, OR OTHERWISE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS Article III and in the Bringdown Certificate delivered pursuant to Section 2.5(a), THE COMPANY HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE EXISTING EQUITYHOLDERS

Each Existing Equityholder, severally and not jointly, hereby represents and warrants to Purchaser as follows:

Section 4.1            Organization. Such Existing Equityholder is, as applicable, a corporation, partnership or limited liability company duly formed (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or incorporation. Such Existing Equityholder has all requisite power and authority to own, lease, license, operate or otherwise hold its properties and assets and to conduct its business in the manner conducted by it, except as would not, individually or in the aggregate, reasonably be expected to have an Existing Equityholder Material Adverse Effect.

Section 4.2            Authorization. Such Existing Equityholder has all requisite power and authority, and the requisite legal capacity, to execute, deliver and perform this Agreement and each other Transaction Document to which it is specified to be a party and to consummate the Transactions and the execution, delivery and performance by such Existing Equityholder of this Agreement and each other Transaction Document to which it is specified to be a party and the consummation of the Transactions have been duly authorized by all requisite action on the part of such Existing Equityholder and no other proceedings on the part of such Existing Equityholder are necessary to authorize the execution, delivery or performance of this Agreement or any of the Transaction Documents by such Existing Equityholder or to consummate the Transactions.

Section 4.3            Execution; Validity of Agreement. This Agreement has been duly and validly executed and delivered by such Existing Equityholder and each other Transaction Document to which such Existing Equityholder is specified to be a party, when executed and delivered by such Existing Equityholder, will be duly executed and delivered by such Existing Equityholder. This Agreement constitutes, and each other Transaction Document to which such Existing Equityholder is specified to be a party, when executed and delivered by such Existing Equityholder, will constitute (in each case assuming due and valid authorization, execution and delivery by the other Parties and parties thereto), a legal, valid and binding obligation of such Existing Equityholder, enforceable against such Existing Equityholder in accordance with its terms, subject to Enforceability Limitations.

Section 4.4            Consents and Approvals; No Violations.

(a)            None of the execution, delivery or performance of this Agreement or the other Transaction Documents to which such Existing Equityholder is a party by such Existing Equityholder, the consummation of the Closing and the Transactions or compliance by such Existing Equityholder with any of the provisions hereof will (i) conflict with, violate or result in any breach of any provision of the Operating Documents or Organizational Documents of such Existing Equityholder, (ii) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of such Existing Equityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement to which such Existing Equityholder or any of its Affiliates is a party or by which any of them may be bound, or (iii) conflict with or result in a violation of any Applicable Laws or any Governmental Order by such Existing Equityholder, excluding, in the case of clauses (ii) and (iii), such violations, breaches, defaults and Encumbrances that would not, individually or in the aggregate, reasonably be expected to have an Existing Equityholder Material Adverse Effect.

(b)            No waiting period expiration or termination, notice, permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by such Existing Equityholder or the consummation of the Closing and the Transactions by such Existing Equityholder, excluding such notices, permits, consents, approvals or authorizations of, or declarations to or filings that would not, individually or in the aggregate, reasonably be expected to have an Existing Equityholder Material Adverse Effect.

Section 4.5            Acquisition of Equity Consideration for Investment.

(a)            Such Existing Equityholder acknowledges its understanding that the offering and issuance of the Equity Consideration to be acquired pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that Purchaser OP’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of such Existing Equityholder contained herein.

(b)            Such Existing Equityholder is acquiring its applicable share of the Equity Consideration solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of such Equity Consideration. Such Existing Equityholder agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the Equity Consideration, unless the Transfer is permitted by the Purchaser OP Operating Agreement; provided that Equity Consideration may be pledged in accordance with the terms of the Purchaser OP Operating Agreement.

(c)            Such Existing Equityholder is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement. Such Existing Equityholder is able to bear the economic risk of holding its applicable share of the Equity Consideration for an indefinite period and is able to afford the complete loss of its investment in such Equity Consideration; such Existing Equityholder has received and reviewed all information and documents about or pertaining to Purchaser OP, the business and prospects of Purchaser OP and the issuance of the Equity Consideration, as such Existing Equityholder deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, Purchaser OP, the business and prospects of Purchaser OP and the Equity Consideration, which such Existing Equityholder deems necessary or desirable to evaluate the merits and risks related to its investment in its pro rata share of the Equity Consideration.

(d)            Such Existing Equityholder is an Accredited Investor.

(e)            Such Existing Equityholder acknowledges that it has been advised that: (i) the Equity Consideration is not redeemable or exchangeable for cash or shares of FBRT Common Stock for a minimum of one (1) year after the date of issuance; and (ii) the Equity Consideration issued pursuant to this Agreement, and any shares of FBRT Common Stock issued in exchange for, or in respect of a redemption of, the Equity Consideration, have not been, and will not be, registered under the Securities Act, and may be disposed of only by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Existing Equityholder’s representations as expressed in this Agreement. Such Existing Equityholder understands that the Equity Consideration is “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Applicable Laws, such Existing Equityholder must hold the Equity Consideration indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Existing Equityholder acknowledges that Purchaser OP has no obligation or intention to register or qualify the Equity Consideration for resale. Such Existing Equityholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including the time and manner of sale, the holding period for the Equity Consideration, and on requirements relating to Purchaser OP, which are outside of such Existing Equityholder’s control, and which Purchaser OP is under no obligation, and may not be able, to satisfy. Such Existing Equityholder acknowledges that the Equity Consideration is subject to the terms of the Purchaser OP Operating Agreement. Such Existing Equityholder understands that no public market now exists for the Equity Consideration, and that Purchaser OP has not made any representation that a public market will ever exist for the Equity Consideration.

(f)            Such Existing Equityholder understands that any certificate representing the Equity Consideration may bear any legend set forth in, or required by the Purchaser OP Operating Agreement.

Section 4.6            Title.          Such Existing Equityholder is the sole holder and owner of the Purchased Interests set forth opposite its name on Schedule 3.5(a), free and clear of all Encumbrances. Such Existing Equityholder has the sole voting power with respect to all of the Purchased Interests owned by such Existing Equityholder with no restrictions on such power under such Existing Equityholder’s Operating Documents or Organizational Documents or any other agreement to which such Existing Equityholder is a party, including the Company’s Operating Documents and Organizational Documents, and such Existing Equityholder has full power, right and authority to transfer the Purchased Interests owned by such Existing Equityholder to Purchaser in accordance with the terms of this Agreement. The Purchased Interests owned by such Existing Equityholder will be transferred to Purchaser pursuant to this Agreement free and clear of any Encumbrances. Other than the Company’s Operating Documents and Organizational Documents, such Existing Equityholder is not subject to any agreements, arrangements, options, warrants, Contracts, calls, rights, commitments or other restrictions relating to the sale, transfer, disposition, pledge, encumbrance, purchase, redemption or voting of its Purchased Interests. Upon the Closing, such Existing Equityholder will have transferred all rights, title and interest in and to the Purchased Interests owned by such Existing Equityholder to Purchaser, free and clear of all Encumbrances.

Section 4.7            Brokers. Neither such Existing Equityholder nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment, banker, financial advisor or other Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transactions that would be a liability of an Acquired Entity.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV AND IN THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO SECTION 2.6(a), NO EXISTING EQUITYHOLDER MAKES ANY REPRESENTATION OR WARRANTY HEREIN OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV AND IN THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO SECTION 2.6(a), SUCH EXISTING EQUITYHOLDER HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED.

Article V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows:

Section 5.1            Organization. Purchaser OP is a Delaware limited partnership and Purchaser TRS is a Delaware limited liability company, in each case, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Purchaser has all requisite power and authority necessary to own, lease, license, operate or otherwise hold its properties and assets and to conduct its business in the manner conducted by it, except as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 5.2            Authorization. Purchaser has all requisite power and authority, and the requisite legal capacity, to execute, deliver and perform this Agreement and each other Transaction Document to which it is specified to be a party and to consummate the Transactions, and the execution, delivery and performance by Purchaser of this Agreement and each other Transaction Document to which it is specified to be a party and the consummation of the Transactions have been duly authorized by all requisite action on the part of Purchaser and no other proceedings on the part of Purchaser are necessary to authorize the execution, delivery or performance of this Agreement or any of the Transaction Documents by Purchaser or to consummate the Transactions.

Section 5.3            Execution; Validity of Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and each other Transaction Document to which Purchaser is specified to be a party, when executed and delivered by Purchaser, will be duly executed and delivered by Purchaser. This Agreement constitutes, and each other Transaction Document to which Purchaser is specified to be a party, when executed and delivered by Purchaser, will constitute (in each case assuming due and valid authorization, execution and delivery by the other Parties and parties thereto), a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to Enforceability Limitations.

Section 5.4            Consents and Approvals; No Violations.

(a)            None of the execution, delivery or performance of this Agreement or the other Transaction Documents to which Purchaser is a party by Purchaser, the consummation of the Closing and the Transactions or compliance by Purchaser with any of the provisions hereof will (i) conflict with or violate, conflict with or result in any breach of any provision of the Operating Documents or Organizational Documents of Purchaser, (ii) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement to which Purchaser or any of its Affiliates is a party or by which any of them may be bound, or (iii) conflict with or result in a violation of any Applicable Laws or any Governmental Order by Purchaser, excluding, in the case of clauses (ii) and (iii), such violations, breaches, defaults and Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

(b)            Except for any Program Lender Consents and Licenses and Permits Consents and as may be necessary as a result of any facts or circumstances relating to the Existing Equityholders or their respective Affiliates (other than an Acquired Entity), no waiting period expiration or termination, notice, permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation of the Closing and the Transactions by Purchaser, excluding such notices, permits, consents, approvals or authorizations of, or declarations to or filings that would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 5.5            Capitalization.

(a)            Capitalization; Ownership. As of the date hereof, FBRT owns (directly or indirectly) all of the issued and outstanding Equity Interests of Purchaser OP. All of the outstanding Equity Interests of Purchaser OP are duly authorized and validly issued. None of the outstanding Equity Interests of Purchaser OP are subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under Applicable Laws or the Operating Documents or Organizational Documents of Purchaser or any Contract to which Purchaser OP is a party or by which Purchaser OP is bound.

(b)            Other Securities. As of the date hereof, there are no (i) outstanding securities or obligations convertible into or exchangeable for Equity Interests of Purchaser OP (ii) outstanding or authorized options, warrants, call rights or other similar rights, agreements, arrangements or commitments of any kind obligating Purchaser OP to issue, transfer or sell or cause to be issued, transferred or sold any Equity Interests of Purchaser OP, (iii) outstanding or authorized equity appreciation, phantom equity, profit sharing or similar rights with respect to Purchaser OP, or (iv) other than the Operating Documents of Purchaser OP, Contracts to which Purchaser OP is a party relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of any of the Equity Interests of Purchaser OP.

Section 5.6            Equity Consideration.

(a)            The Equity Consideration, when issued in accordance with the terms of and for the consideration set forth in, this Agreement, will be duly authorized and validly issued and will not be subject to any Encumbrance, option, call, pre-emptive, subscription or similar rights (other than those imposed under the Purchaser OP Operating Agreement).

(b)            The issuance and delivery by Purchaser OP of the Equity Consideration to the Existing Equityholders does not require any vote or other approval or authorization of any holder of any Equity Interests of any Purchaser or its Affiliates, other than FBRT in its capacity as general partner.

Section 5.7            Acquisition of Purchased Interests for Investment. Purchaser is acquiring the Purchased Interests for its own account, for investment only, and not with a view to any resale or public distribution thereof in violation of the Securities Act. Purchaser shall not offer to sell or otherwise dispose of the Purchased Interests in violation of any Applicable Law, including the Securities Act. Purchaser acknowledges that (a) none of the Purchased Interests has been registered under the Securities Act or any state securities laws, (b) there is no public market for the Purchased Interests and there can be no assurance that a public market will develop, (c) it is capable of bearing the economic risk of its investment in the Purchased Interests for an indefinite period of time and (d) the Purchased Interests will be subject to restrictions on transfer under the Securities Act. Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Section 5.8            Solvency.          Immediately after giving effect to the Transactions: (i) the fair saleable value (determined on a going concern basis) of the assets of Purchaser and each of its Subsidiaries shall be greater than the total amount of their liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (ii) Purchaser and each of its Subsidiaries shall be able to pay their debts and obligations in the ordinary course of business as they become due; and (iii) each of Purchaser and its Subsidiaries shall have adequate capital to carry on their businesses and all businesses in which they are about to engage. In consummating the Transactions, Purchaser does not intend to hinder, delay or defraud any present or future creditors of Purchaser or any of its Subsidiaries (including the Acquired Entities).

Section 5.9            Litigation. There is (a) no Action pending (regardless of whether Purchaser is the plaintiff or the defendant) or, to Purchaser’s actual knowledge, threatened against Purchaser, or (b) no event that has occurred, and no claim, dispute or other condition or circumstance that exists, that would reasonably be expected to give rise to the commencement of any such Action against Purchaser, in each case, that would, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or any of the other Transaction Documents or any action to be taken by Purchaser pursuant to this Agreement or any of the other Transaction Documents.

Section 5.10          Compliance with Laws.

(a)            Neither Purchaser nor, to Purchaser’s actual knowledge, (x) any director, senior officer or trustee of Purchaser, or (y) any Person on whose behalf Purchaser is acting, is (i) named on the most current list of “Specially Designated Nationals” published by OFAC or the most recent “Consolidated Sanctions List” published by OFAC or is a Person whose property or interest in property is blocked under any other sanctions, embargoes, regulations, rules or laws, administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, or the U.S. Department of State or any other Sanctions Authority, or has otherwise been designated under Sanctions Laws by a Sanctions Authority, (ii) a national or resident of, an entity organized or chartered by or in, a government instrumentality of or an organization with a place of business in a country or territory that (A) is the subject of any current country- or territory-based sanctions administered by OFAC, or (B) has been designated as a “High Risk or Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, (iii) a Person engaged, directly or indirectly, in any transactions or other activities prohibited by applicable Sanctions, including such laws prohibited by the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State, (iv) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, (v) a Person that is designated under Section 311 or Section 312 of the USA PATRIOT Act by the Secretary of the Treasury as warranting such special measures due to money laundering concerns or (vi) in violation of, or has been found in violation of, or has been charged by any Governmental Entity for violation of any anti-money laundering, anti-terrorism financing, anti-corruption, sanctions, or other similar Applicable Laws.

(b)            To Purchaser’s actual knowledge, Purchaser is not, directly or indirectly, beneficially owned by any Person described in clauses (i) through (v) of Section 4.8(a). To Purchaser’s actual knowledge, since the Look-Back Date, Purchaser has not provided services to, engaged in transactions with, has had possession or control of property or property interests of, or has had any contractual obligation to any Person described in any of clauses (i) through (v) of Section 4.8(a), nor to Purchaser’s actual knowledge do any such circumstances currently exist, in each case, in violation of Applicable Law. For purposes of the preceding sentence, the references to the most current list of “Specially Designated Nationals” and the most current “Consolidated Sanctions List” in clause (i) of Section 4.8(a) shall refer to any such list in effect during the existence of any of the circumstances described in the preceding sentence. Purchaser has in place and maintains internal policies and procedures that are reasonably designed to ensure compliance with Sanctions Laws and that the Acquired Entities comply in all material respects with any obligation to “block” assets that may come into their possession or control and to report such blocked assets or attempted transactions by any such Person to OFAC, and to Purchaser’s actual knowledge, Purchaser and its officers, members, employees and directors are in compliance in all material respects with such policies.

(c)            Neither Purchaser, nor any of its directors, managers or executive officers, nor, to Purchaser’s actual knowledge, any of its representatives, agents or employees acting on its behalf, (i) has used or is using any corporate funds for any unlawful contributions, gifts, travel, meal and lodging expense, service equipment, debt forgiveness, employment, donation, grant, entertainment or other expenses or other thing of value, however characterized, relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to (a) any foreign or domestic governmental officials, agents or employees, (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) any political party or official thereof, (d) any candidate for political office, (e) any relative of the above-described persons, or (f) any other person at the suggestion, request, direction or for the benefit of any of the above-described persons, in each case intending to improperly obtain or retain business, or an advantage in the conduct of business, for Purchaser, (iii) has violated or is violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any similar laws of other jurisdictions, (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (v) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or similar unlawful payment.

Section 5.11          Anti-Money Laundering Compliance. Purchaser is in compliance in all material respects with, and since the Look-Back Date has complied in all material respects with all applicable money-laundering and terrorism financing laws, including, but not limited to, Executive Order 13225, the International Emergency Economic Powers Act and the Bank Secrecy Act and their implementing regulations, the U.S. Money Laundering Control Act of 1986, the USA PATRIOT Act and the rules and regulations administered by OFAC, Bureau of Industry and Security of the U.S. Department of Commerce, and the U.S. Department of State, in each case to the extent applicable to Purchaser.

Section 5.12          Brokers. Except for Barclays Capital Inc., neither Purchaser nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transactions.

Section 5.13          Loan Origination Relationships. Neither Purchaser nor any of its Affiliates is party to any arrangement, agreement, contract, instrument or commitment of any kind, whether written or oral, (a) requiring that it exclusively direct its agency loan originations to any Person, (b) that otherwise limits, restricts or prohibits Purchaser or any of its Affiliates from entering into a correspondent or other agreement with any Person in connection with directing its agency loan originations or (c) that imposes any restriction on Purchaser or any of its Affiliates from holding, or owning any Equity Interests in any Person that holds, any permits, licenses or approvals of or from any Program Lender.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS Article V AND IN THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO Section 2.7(a), NEITHER PURCHASER NOR ANY PURCHASER RELATED PARTY MAKES ANY REPRESENTATION OR WARRANTY HEREIN OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS Article V AND IN THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO Section 2.7(a), PURCHASER HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED.

Article VI
REPRESENTATIONS AND WARRANTIES OF FBRT

Except as disclosed in the FBRT SEC Documents that are filed or furnished available at least two (2) Business Days prior to the date hereof (but excluding any disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein in each case to the extent they are predictive or forward-looking in nature, in each case other than any specific factual information contained therein, which shall not be excluded), FBRT hereby represents and warrants to the Company as follows:

Section 6.1            Organization. FBRT is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland. FBRT has all requisite power and authority necessary to own, lease, license, operate or otherwise hold its properties and assets and to conduct its business in the manner conducted by it, except as would not, individually or in the aggregate, reasonably be expected to have a FBRT Material Adverse Effect.

Section 6.2            Authorization. FBRT has all requisite power and authority, and the requisite legal capacity, to execute, deliver and perform this Agreement and each other Transaction Document to which it is specified to be a party and to consummate the Transactions, and the execution, delivery and performance by FBRT of this Agreement and each other Transaction Document to which it is specified to be a party and the consummation of the Transactions have been duly authorized by all requisite action on the part of FBRT and no other proceedings on the part of FBRT are necessary to authorize the execution, delivery or performance of this Agreement or any of the Transaction Documents by Purchaser or to consummate the Transactions.

Section 6.3            Execution; Validity of Agreement. This Agreement has been duly and validly executed and delivered by FBRT and each other Transaction Document to which FBRT is specified to be a party, when executed and delivered by FBRT, will be duly executed and delivered by FBRT. This Agreement constitutes, and each other Transaction Document to which FBRT is specified to be a party, when executed and delivered by FBRT, will constitute (in each case assuming due and valid authorization, execution and delivery by the other Parties and parties thereto), a legal, valid and binding obligation of FBRT, enforceable against FBRT in accordance with its terms, subject to Enforceability Limitations.

Section 6.4            Consents and Approvals; No Violations.

(a)            None of the execution, delivery or performance of this Agreement or the other Transaction Documents to which FBRT is a party by FBRT, the consummation of the Closing and the Transactions or compliance by FBRT with any of the provisions hereof will (i) conflict with, violate or result in any breach of any provision of the Operating Documents or Organizational Documents of FBRT, (ii) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of FBRT under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement to which FBRT or any of its Affiliates is a party or by which any of them may be bound, or (iii) conflict with or result in a violation of any Applicable Laws or any Governmental Order by FBRT, excluding, in the case of clauses (ii) and (iii), such violations, breaches, defaults and Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a FBRT Material Adverse Effect or that would or would reasonably be expected to prevent or materially impair or delay the ability of FBRT to consummate the Closing.

(b)            No waiting period expiration or termination, notice, permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by FBRT or the consummation of the Closing and the Transactions by FBRT, excluding such notices, permits, consents, approvals or authorizations of, or declarations to or filings that would not, individually or in the aggregate, reasonably be expected to have a FBRT Material Adverse Effect or that would or would reasonably be expected to prevent or materially impair or delay the ability of FBRT to consummate the Closing.

Section 6.5            Capitalization.

(a)            The authorized capital of FBRT consists of 1,000,000,000 shares of capital stock, consisting of (x) 900,000,000 shares designated as common stock, $0.01 par value per share (“FBRT Common Stock”) and (y) 100,000,000 shares designated as preferred stock, $0.01 par value per share (the “FBRT Preferred Stock”). As of March 7, 2025, (i) 82,214,630 shares of FBRT Common Stock were issued and outstanding, (ii) 10,329,039 shares of FBRT Preferred Stock designated as Series E cumulative redeemable preferred stock were issued and outstanding, (iii) 17,950 shares of FBRT Preferred Stock designated as Series H convertible preferred stock were issued and outstanding and (iv) 1,475,850 shares of FBRT Common Stock that have been issued and remain unvested pursuant to FBRT’s equity incentive plan and 2,940,329 shares of FBRT Common Stock that are reserved for issuance under FBRT’s equity incentive plan.

(b)            Other Securities. Except as set forth in Section 6.5(a), as of the date hereof, there are no (i) outstanding securities or obligations convertible into or exchangeable for Equity Interests of FBRT, (ii) outstanding or authorized options, warrants, call rights or other similar rights, agreements, arrangements or commitments of any kind obligating FBRT to issue, transfer or sell or cause to be issued, transferred or sold any Equity Interests of FBRT, (iii) outstanding or authorized equity appreciation, phantom equity, profit sharing or similar rights with respect to FBRT, or (iv) other than the Operating Documents of FBRT, Contracts to which FBRT is a party relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of any of the Equity Interests of FBRT.

Section 6.6            Equity Consideration.

(a)            Each holder of Class A Units of Purchaser OP comprising the Equity Consideration may cause each such Class A Unit to be redeemed on the terms and subject to the conditions set forth in the Purchaser OP Operating Agreement.

(b)            As of the date hereof, FBRT has reserved 8,385,951 shares of FBRT Common Stock for issuance upon the exchange of the Equity Consideration for shares of FBRT Common Stock upon redemption in accordance with the terms of the Purchaser OP Operating Agreement (if such exchange is so elected by FBRT to satisfy such redemption).

(c)            Each share of FBRT Common Stock, if and when issued in exchange for a Class A Unit of Purchaser OP upon redemption in accordance with the terms of the Purchaser OP Operating Agreement (if such exchange is so elected by FBRT to satisfy such redemption), will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any Encumbrance, option, call, pre-emptive, subscription or similar rights (other than those imposed under the Operating Documents and Organizational Documents of FBRT).

(d)            Any issuance and delivery by FBRT of shares of FBRT Common Stock in exchange for the Equity Consideration to the holders thereof does not require any vote or other approval or authorization of any holder of any shares of FBRT Common Stock.

(e)            As of the Closing, FBRT does not own any assets other than the Qualified Assets (as defined in the Purchaser OP Operating Agreement).

(f)            As of the Closing, Purchaser OP will be owned (i) in part by FBRT and (ii) in part by an entity that is (a) wholly-owned by FBRT and (b) not a disregarded entity for U.S. federal income tax purposes.

Section 6.7            SEC Reports; Financial Statements.

(a)            Since the Look-Back Date, FBRT has filed or furnished all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by FBRT with the SEC (all such forms, reports, statements, schedules, certifications, exhibits and other information incorporated therein, and other documents, as amended, collectively, the “FBRT SEC Documents”). As of their respective filed dates, or, if amended, as of the date of (and giving effect to) the last such amendment made, in each case, at least two (2) Business Days prior to the date hereof, each of the FBRT SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable to such FBRT SEC Document, each as in effect on the date so filed. As of the respective dates they were filed or, if amended, in each case, at least two (2) Business Days prior to the date hereof, as of the date of such amendment with respect to those disclosures that are amended, none of the FBRT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)            The consolidated financial statements of FBRT (including any related notes and schedules thereto) that are included in the FBRT SEC Documents (i) complied in all material respects, when filed or if amended, in each case, at least two (2) Business Days prior to the date of this Agreement, as of the date of such amendment, with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and (iii) fairly present in all material respects in accordance with applicable requirements of GAAP and the SEC the consolidated financial position of FBRT at the respective dates thereof and for the respective periods indicated therein and the consolidated results of their operations, cash flows and stockholders’ equity for the respective periods indicated.

(c)            FBRT maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act and sufficient to provide reasonable assurances regarding the reliability of FBRT’s financial reporting for FBRT and its consolidated Subsidiaries. FBRT has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by FBRT in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to FBRT’s management as appropriate to allow timely decisions regarding required disclosure. From the Look-Back Date to the date of this Agreement, FBRT’s auditors and the board of directors of FBRT has not been advised of (i) any significant deficiency and material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involved management or other employees who have a significant role in FBRT’s internal control over financial reporting and, in each case, FBRT has not failed to disclose such information to its auditors or its board of directors.

(d)            To the actual knowledge of FBRT, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any FBRT SEC Documents and, to the knowledge of FBRT, none of the FBRT SEC Documents is the subject of ongoing SEC review.

Section 6.8            No Undisclosed Liabilities. FBRT and its Subsidiaries have no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable that would be required by GAAP to be reflected on the face of a consolidated balance sheet of the FBRT and its Subsidiaries, except for debts, liabilities or obligations, (a) reflected on, or reserved against in, the balance sheets included in FBRT’s consolidated balance sheet as of December 31, 2023 or September 30, 2024, (b) incurred in the ordinary course of business consistent with past practice subsequent to September 30, 2024, (c) that (i) exist under any Contract, (ii) are expressly set forth in and identifiable by reference to the text of such Contract and (iii) are not required to be identified as liabilities in a balance sheet prepared in accordance with GAAP, (d) incurred in connection with this Agreement and the Transactions or disclosed in this Agreement or the Schedules or (e) that would not, individually or in the aggregate, reasonably be expected to have a FBRT Material Adverse Effect.

Section 6.9            Absence of Certain Changes. Since December 31, 2023 and through the date hereof there has not been any FBRT Material Adverse Effect.

Section 6.10          Litigation. There is (a) no Action pending (regardless of whether FBRT is the plaintiff or the defendant) or, to FBRT’s actual knowledge, threatened against FBRT, or (b) no event that has occurred, and no claim, dispute or other condition or circumstance that exists, that would reasonably be expected to give rise to the commencement of any such Action against FBRT, in each case, that would, individually or in the aggregate, reasonably be expected to have a FBRT Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or any of the other Transaction Documents or any action to be taken by FBRT pursuant to this Agreement or any other Transaction Documents.

Section 6.11          Affiliate Transactions. As of the date of this Agreement, no material relationship, direct or indirect, exists between FBRT or any of its Subsidiaries, on the one hand, and any officer, director or other Affiliate of the FBRT, on the other hand, that is required to be described under Item 404 of Regulation S-K under the Securities Act in the FBRT SEC Documents, which is not described therein.

Section 6.12          Compliance with Laws.

(a)            Neither FBRT nor, to FBRT’s actual knowledge, (x) any director, senior officer or trustee of FBRT, or (y) any Person on whose behalf FBRT is acting, is (i) named on the most current list of “Specially Designated Nationals” published by OFAC or the most recent “Consolidated Sanctions List” published by OFAC or is a Person whose property or interest in property is blocked under any other sanctions, embargoes, regulations, rules or laws, administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, or the U.S. Department of State or any other Sanctions Authority, or has otherwise been designated under Sanctions Laws by a Sanctions Authority, (ii) a national or resident of, an entity organized or chartered by or in, a government instrumentality of or an organization with a place of business in a country or territory that (A) is the subject of any current country- or territory-based sanctions administered by OFAC, or (B) has been designated as a “High Risk or Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, (iii) a Person engaged, directly or indirectly, in any transactions or other activities prohibited by applicable Sanctions, including such laws prohibited by the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State, (iv) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, (v) a Person that is designated under Section 311 or Section 312 of the USA PATRIOT Act by the Secretary of the Treasury as warranting such special measures due to money laundering concerns or (vi) in violation of, or has been found in violation of, or has been charged by any Governmental Entity for violation of any anti-money laundering, anti-terrorism financing, anti-corruption, sanctions, or other similar Applicable Laws.

(b)            FBRT is not, directly or indirectly, beneficially owned by any Person described in clauses (i) through (v) of Section 6.12(a). To FBRT’s actual knowledge, since the Look-Back Date, FBRT has not provided services to, engaged in transactions with, has had possession or control of property or property interests of, or has had any contractual obligation to any Person described in any of clauses (i) through (v) of Section 6.12(a), nor do any such circumstances currently exist, in each case, in violation of Applicable Law. For purposes of the preceding sentence, the references to the most current list of “Specially Designated Nationals” and the most current “Consolidated Sanctions List” in clause (i) of Section 6.12(a) shall refer to any such list in effect during the existence of any of the circumstances described in the preceding sentence. FBRT has in place and maintains internal policies and procedures that are reasonably designed to ensure compliance with Sanctions Laws and that the Acquired Entities comply in all material respects with any obligation to “block” assets that may come into their possession or control and to report such blocked assets or attempted transactions by any such Person to OFAC, and to FBRT’s actual knowledge, FBRT and its officers, members, employees and directors are in compliance in all material respects with such policies.

(c)            Neither FBRT, nor any of its directors, managers or executive officers, nor, to FBRT’s actual knowledge, any of its representatives, agents or employees acting on its behalf, (i) has used or is using any corporate funds for any unlawful contributions, gifts, travel, meal and lodging expense, service equipment, debt forgiveness, employment, donation, grant, entertainment or other expenses or other thing of value, however characterized, relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to (a) any foreign or domestic governmental officials, agents or employees, (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) any political party or official thereof, (d) any candidate for political office, (e) any relative of the above-described persons, or (f) any other person at the suggestion, request, direction or for the benefit of any of the above-described persons, in each case intending to improperly obtain or retain business, or an advantage in the conduct of business, for FBRT, (iii) has violated or is violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any similar laws of other jurisdictions, (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (v) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or similar unlawful payment.

Section 6.13          Anti-Money Laundering Compliance. FBRT is in compliance in all material respects with, and since the Look-Back Date has complied in all material respects with all applicable money-laundering and terrorism financing laws, including, but not limited to, Executive Order 13225, the International Emergency Economic Powers Act and the Bank Secrecy Act and their implementing regulations, the U.S. Money Laundering Control Act of 1986, the USA PATRIOT Act and the rules and regulations administered by OFAC, Bureau of Industry and Security of the U.S. Department of Commerce, and the U.S. Department of State, in each case to the extent applicable to the Acquired Entities.

Section 6.14          Brokers. Except for Barclays Capital Inc., neither FBRT nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transactions.

Section 6.15          Availability of Funds. FBRT has available, and as of the Closing, will have available sufficient cash on hand or other sources of immediately available funds to pay the Estimated Base Purchase Price, its and Purchaser’s expenses related to the Transactions and all other amounts payable by it or Purchaser pursuant to this Agreement and to effect the Transactions. FBRT has not incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in any case which would impair or adversely affect such funding.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS Article VI AND IN THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO Section 2.8(a), NEITHER FBRT NOR ANY FBRT RELATED PARTY MAKES ANY REPRESENTATION OR WARRANTY HEREIN OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS Article VI AND IN THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO Section 2.8(a), FBRT HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED.

Article VII
CERTAIN COVENANTS AND AGREEMENTS

Section 7.1            Interim Operations of the Acquired Entities.

(a)            During the Interim Period, except as expressly contemplated or permitted by this Agreement (including the Reorganization), as disclosed on Schedule 7.1, as consented to by Purchaser in writing (such consent not to be unreasonably withheld, conditioned or delayed), or as required by Applicable Law, the Company shall, and shall cause the Company Subsidiaries to, operate in all material respects in the ordinary course of business consistent with past practice (including continuing to conduct the business of originating and servicing loans) and use commercially reasonable efforts to (i) preserve intact its business organization, (ii) maintain in effect all Licenses and Permits, and (iii) preserve its material business relationships, including all business relationships with all Program Lenders, provided, that such efforts shall not require anything further than actions consistent with those commercially reasonable efforts maintained by the Company in the ordinary course of business consistent with past practice.

(b)            During the Interim Period, except as expressly contemplated or permitted by this Agreement (including the Reorganization), as disclosed on Schedule 7.1, as consented to by Purchaser in writing (such consent not to be unreasonably withheld, conditioned or delayed), or as required by Applicable Law, the Company shall not, and shall cause the Company Subsidiaries to not:

(i)            amend or otherwise change the Organizational Documents or Operating Documents of any Acquired Entity;

(ii)          issue, sell, transfer, dispose of, pledge or otherwise encumber Equity Interests of any Acquired Entity or securities convertible or exchangeable for, or options, warrants, or other rights to acquire, any such Equity Interests;

(iii)          incur any Indebtedness outside the ordinary course of business;

(iv)          (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Equity Interests of any Acquired Entity (other than (x) distributions by a wholly owned Company Subsidiary to its parent entity, (y) distributions required pursuant to the terms of the applicable Operating Document of a non-wholly owned Company Subsidiary) or (z) distributions in an amount solely to the extent required under Section 7.5 of the Company’s Operating Document or (B) redeem, purchase or otherwise acquire Equity Interests of any Acquired Entity or any instrument or security which consists of or includes a right to acquire such Equity Interests;

(v)           (A) form any Subsidiary or acquire any Equity Interest or other interest in any Person; (B) make any loan, advance or capital contribution to, or investment in, any other Person (except for (x) loans among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (y) routine advances for travel and other normal business expenses to current directors, officers and employees of any Acquired Entity in the ordinary course of business consistent with past practices and (z) lending in the ordinary course of business consistent with past practice); or (C) enter into any joint venture, strategic partnership or alliance;

(vi)          create any Encumbrance (other than a Permitted Encumbrance) on any of the assets of the Acquired Entities;

(vii)         increase the compensation or benefits payable to any of the current or former directors, managers, consultants, officers or employees of the Acquired Entities, other than (A) increases in the ordinary course of business consistent with past practice with respect to employees earning annual cash compensation not in excess of $200,000, (B) the annual salary increases and bonus payments previously approved by the Company, effective as of March 2025, (C) as required by any Benefit Plan, employment agreement, severance plan or retention plan existing on the date hereof, (D) as required by Applicable Law or (E) an immaterial change in benefits made in the ordinary course of business consistent with past practice;

(viii)       hire any employee of the Acquired Entities who earns, or if applicable, is expected to earn upon hiring annual cash compensation in excess of $350,000, except for hires to fill a vacant position (including a new position to fill a vacant portfolio);

(ix)          terminate (other than for cause) any employee of the Acquired Entities;

(x)           (A) grant or enter into any agreement providing for any severance, retention, change-in-control or termination pay to any present or former director, officer or employee of the Acquired Entities, (B) establish, adopt, enter into, materially amend or terminate any Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Benefit Plan if it were in existence as of the date of this Agreement, if such establishment, adoption, material amendment or termination creates, or could reasonably be expected to create, any potential increased liability for Purchaser or any Acquired Entity or (C) provide to any current or future employee of the Acquired Entities a guaranty of compensation or term of employment;

(xi)          change any method of accounting or accounting practice of the Acquired Entities other than any such change required by a concurrent change in GAAP or Applicable Law;

(xii)         (A) make, change, or revoke any material tax election, change any accounting period or method with respect to Taxes, file any amended Tax Return, enter into any closing agreement with respect to material Taxes, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to any of the Acquired Entities, surrender any right to claim a refund of Taxes or request any ruling with respect to Taxes, or (B) without first providing notice to Purchaser, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment (other than in the ordinary course of business);

(xiii)        effect any complete or partial liquidation, dissolution, recapitalization, reclassification, equity dividend, equity split or similar change in any Acquired Entity’s capitalization;

(xiv)        make any charitable or political contribution;

(xv)         permit to lapse, forfeit or modify any Licenses and Permits;

(xvi)        modify, amend, terminate or grant any consent or waiver with respect to any material right, claim or remedy under, any Material Contract, Real Property Lease, Mortgage Loan or Serviced Loan or Warehouse Line of Credit, except for (A) the automatic renewal of any such Contract upon its expiration in accordance with its terms or (B) the renewal of any such Contract for (1) a term of no greater than one year that may be terminated at the end of such term without penalty and (2) a cost increase of no greater than 5%;

(xvii)       commence, settle or compromise any Action by or against an Acquired Entity, except for settlement or compromises requiring only the payment of money by an Acquired Entity in an amount which does not exceed, individually or in the aggregate with all other such settlements or compromises, $100,000 (taking into account for such purposes the application of any insurance proceeds);

(xviii)      acquire by merger or consolidation with, or by purchasing all or substantially all of the Equity Interests or assets of, any partnership, corporation, limited liability company or other legal entity;

(xix)        make or incur capital expenditures that are not reflected in the annual budget of the Company made available to Purchaser that exceed $250,000 in the aggregate;

(xx)          sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any material portion of its assets, other than sales, leases or dispositions of assets (A) that, if other than in the ordinary course of business consistent with past practice, involve consideration that constitutes fair market value therefor and does not exceed $100,000, individually, or $250,000, in the aggregate, or (B) made in the ordinary course of business consistent with past practice;

(xxi)        enter into, or permit any of the assets owned or used by an Acquired Entity to become bound by, any Contract that would constitute a Material Contract, other than in the ordinary course of business consistent with past practice;

(xxii)       permit the lapse of any existing policy of insurance insuring the business or assets of the Acquired Entities as of the date hereof, without renewing or replacing such policy with substantially similar or better insurance coverage at substantially the same cost as the existing insurance policy;

(xxiii)       sell, assign, transfer or grant any license or sublicense of any Company Intellectual Property or allow any registered Company Intellectual Property to lapse or go abandoned;

(xxiv)      take any action, or fail to take any action, which action or failure would reasonably be expected to cause the Company or any of its Subsidiaries to be required to be registered as an investment company under the Investment Company Act;

(xxv)        accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses or materially reduce inventories, except in each case, in the ordinary course of business consistent with past practice, or change any practice or procedure with respect to the collection of accounts receivable or the payment of accounts payable, or offer to discount the amount of any account receivable, or extend any incentive (whether to an account debtor, an account creditor or any employee or third party responsible for the collection of receivables or the payment of payables) with respect to any account receivable or account payable or the payment or collection thereof;

(xxvi)      acquire any real property, other than in connection with any foreclosure under a Mortgage Loan or Serviced Loan in the ordinary course of business consistent with past practice;

(xxvii)      enter into, adopt, negotiate, modify or amend any collective bargaining agreement or any other Contract with any labor union, works council, trade association or other agreement or Contract with any employee organization covering employees of the Company unless required by Applicable Law;

(xxviii)    enter into any new line of business; or

(xxix)       agree or commit in any legally binding manner to do any of the things described in subsections (i) through (xxviii) above.

Notwithstanding the foregoing or anything herein to the contrary, (x) nothing contained herein shall give to Purchaser, directly or indirectly, the right to control or direct the business or operations of the Acquired Entities prior to the Closing and (y) the Acquired Entities shall be permitted to use cash during the Interim Period to repay Indebtedness in the ordinary course of business or pay Company Transaction Expenses. Purchaser shall, promptly following the date of this Agreement, designate two (2) individual representatives of Purchaser either of whom the Company may seek approval to undertake any actions requiring Purchaser’s consent under this Section 7.1, and shall cause such individuals to respond, on behalf of Purchaser, to the Company’s written requests in an expeditious manner.

Section 7.2            Access; Confidentiality.

(a)            Pre-Closing Access to Books and Records. During the Interim Period, the Company shall (i) give Purchaser and its authorized representatives reasonable access to all books, records, licenses, permits, contracts, offices, other facilities and personnel of the Acquired Entities, (ii) permit Purchaser to make such copies and inspections thereof as Purchaser may reasonably request, and (iii) cause the officers and managers of the Acquired Entities to furnish Purchaser with such financial and operating data and other information with respect to the business of the Acquired Entities as Purchaser may from time to time reasonably request, in each case for the purpose of facilitating the consummation of the Closing; provided, however, that (A) any such access, copies and inspections shall be at Purchaser’s expense, upon reasonable prior notice, during normal business hours, under the supervision of the Acquired Entities’ personnel and in such a manner as to maintain the confidentiality of this Agreement and the Transactions and not to unreasonably interfere with the normal operation of the businesses of the Acquired Entities and (B) the auditors and accountants of the Acquired Entities shall not be obligated to make any work papers available to any Person except in accordance with the applicable auditors’ or accountants’ normal disclosure procedures, including the execution and delivery of an agreement relating to such access to work papers in form and substance satisfactory to such auditors or accountants. Notwithstanding the foregoing, Purchaser and the Purchaser Related Parties shall not, directly or indirectly, contact customers, suppliers, employees or other stakeholders or business partners of the Acquired Entities in connection with the Transactions without the express written consent of the Company, provided, that (x) the Company shall use commercially reasonable efforts to arrange such meetings and telephone conferences with such Persons, including Program Lenders and the servicing teams and other key employees of the Acquired Entities, as Purchaser may from time to time reasonably request, and the Company hereby authorizes Purchaser to discuss the Transactions with Program Lenders (provided that Purchaser includes the Company on all material and substantive correspondence with Program Lenders and invites the Company to attend any material and substantive discussions or meetings with Program Lenders), and (y) Purchaser and the Purchaser Related Parties may continue any contact with such parties to the extent that such contact is in the ordinary course of business consistent with past practice in all material respects and wholly unrelated to this Agreement, the Acquired Entities or their businesses, or the Transactions. Nothing contained in this Agreement shall require the disclosure to or on behalf of Purchaser of any bids, the identity of any bidder, confidentiality or non-disclosure agreements, letters of intent, expressions of interest or other proposals received in connection with transactions comparable to those contemplated by this Agreement, nor shall anything contained in this Agreement be construed as requiring the disclosure of any information to or on behalf of Purchaser if such disclosure could reasonably be expected, as determined by the Company, to (x) jeopardize any attorney-client or other legal privilege, (y) contravene any Applicable Law or fiduciary duty, or (z) contravene any obligation of secrecy or confidentiality to any Governmental Entity.

(b)            Post-Closing Access to Books and Records. Purchaser shall preserve, and shall cause the Acquired Entities to preserve, for a period of six (6) years following the Closing Date, all pre-Closing Date books and records possessed by or under the control of the Acquired Entities. During such six (6) year period, (i) to the extent necessary for the preparation of financial statements, regulatory filings or Tax Returns of Existing Equityholders or their respective Affiliates or (ii) in connection with any Action, Purchaser shall give the Representatives (on behalf of the Existing Equityholders) and its representatives reasonable access to all offices, facilities, books and records relating to the pre-Closing period, officers, employees and advisors of the Acquired Entities as the Representatives may reasonably request (upon reasonable prior notice) during normal business hours (including by permitting the Existing Equityholders and their representatives (including the Representatives) to make copies of such books and records at their sole cost and expense); provided, however, that any such access, copies and inspections shall be conducted in such a manner as to maintain the confidentiality of this Agreement and not to interfere with the normal operation of the businesses of the Acquired Entities and nothing shall be construed as requiring the disclosure of any information to or on behalf of the Representatives if such disclosure could reasonably be expected, as determined by Purchaser, to (x) jeopardize any attorney-client or other legal privilege, (y) contravene any Applicable Law or fiduciary duty, or (z) contravene any obligation of secrecy or confidentiality to any Governmental Entity.

(c)            Confidentiality. The information contained in this Agreement or delivered to Purchaser or its representatives pursuant to or in connection with this Agreement (including pursuant to Section 7.2(a)) shall be deemed for all purposes to be subject to the restrictions contained in the Confidentiality Agreement until the Closing. For the avoidance of doubt, following the Closing, Purchaser’s use and disclosure of Confidential Information (as defined in the Confidentiality Agreement) of the Acquired Entities shall not be limited by the Confidentiality Agreement.

Section 7.3            Efforts and Actions to Cause Closing to Occur.

(a)            General. During the Interim Period, upon the terms and subject to the conditions of this Agreement, the Company and Purchaser shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any Applicable Laws) to consummate the Closing as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing, and the seeking of all approvals, authorizations, consents, orders, Licenses and Permits, qualifications, exemptions or waivers from any Governmental Entity as may be required in connection with the consummation of the Transactions, including the approval of any Governmental Entity that issued or granted the Licenses and Permits set forth on Schedule 3.15(b). No Party shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent required to be obtained prior to the Closing, provided, that such requirement shall not prohibit the Company (either on behalf of themselves or on behalf of the Company Subsidiaries) or Purchaser (or any of its Affiliates) from taking any action consistent with the ordinary course of business in their operations. Nothing contained in this Agreement shall require any Party to pay any consideration (except filing and application fees) to any other Person from whom any such approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers are requested (other than (i) as set forth in, or otherwise expressly contemplated by, any applicable Contract or (ii) as Purchaser may agree to pay in writing).

(b)            Program Lender Consents; Licenses and Permits Consents. During the Interim Period, the Company and its counsel shall consult in good faith with Purchaser and its counsel to prepare and file all forms, registrations and notices required to be filed with any Governmental Entity relating to the Program Lender Consents and Licenses and Permits Consents. The Company shall only file such forms, registrations and notices upon Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Purchaser shall reasonably cooperate with the Company and its counsel and will furnish the Company and its counsel with any documents, certificates, opinions, consents and information as the Company and its counsel shall reasonably request to obtain the Program Lender Consents and the Licenses and Permits Consents.

(c)            Antitrust Filings.

(i)            Each of Purchaser and the Company shall use their respective reasonable best efforts to (A) make or cause to be made all filings required to be made by them or any of their respective Affiliates under Antitrust Laws with respect to the Transactions as soon as reasonably practicable, (B) comply as soon as reasonably practicable with any request under Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Affiliates from the Federal Trade Commission (“FTC”), the Department of Justice or any other Governmental Entity in respect of such filings, and (C) cooperate with each other in connection with any such filing (including, to the extent appropriate and permitted by Applicable Law, providing copies of all such filings to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Department of Justice or other Governmental Entity under any Antitrust Laws with respect to any such filing. Each Party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Antitrust Law in connection with the Transactions. Neither Purchaser nor the Company shall agree to any extension of a waiting period or comparable period under any Antitrust Laws or enter into any agreement with any Governmental Entity not to consummate the Transactions, except with the prior written consent of the other Parties.

(ii)           Subject to Applicable Laws, each of the Company and Purchaser shall promptly inform the other Parties of any substantive oral communication with, and provide copies of substantive written communications from, any Governmental Entity regarding any filings made pursuant to Section 7.3(c)(i) and permit outside counsel for the other Party to review in advance any proposed substantive correspondence or communication by such Party to any such Governmental Entity regarding any filings made pursuant to Section 7.3(c)(i). Neither the Company nor Purchaser shall independently participate in any substantive meeting, conference call or other substantive communication with any Governmental Entity in respect of any such filings without giving the other Parties prior notice of the meeting and, to the extent appropriate and permitted by such Governmental Entity, the opportunity to attend and participate. Subject to Applicable Laws, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to Actions regarding antitrust and competition matters. The Company and Purchaser may, as they deem advisable and necessary, reasonably designate any competitively sensitive or proprietary business material provided to the other such Parties under this Section 7.3(c) as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient (or, in the event the recipient is the Company, the outside legal counsel of Existing Equityholders) and will not be disclosed by such outside counsel to employees, officers, managers, or directors of the recipient, unless express written permission is obtained in advance from the disclosing Party. Notwithstanding anything to the contrary contained in this Section 7.3(c), materials provided pursuant to this Section 7.3(c) may be redacted to remove references concerning the valuation of the Company or as necessary to address reasonable privilege concerns.

(iii)          Each of Purchaser and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under Antitrust Laws. In connection with and without limiting the foregoing, Purchaser agrees to use reasonable best efforts to take, and to cause its Affiliates to take, promptly any and all steps reasonably necessary to avoid or eliminate any impediments under any Antitrust Laws that may be asserted by any federal, state, local and non-United States antitrust or competition authority, that would materially delay or prevent the consummation of the Transactions, including agreeing to, offering, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any or all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of any of Purchaser or its Affiliates, or of the Company or any of its Subsidiaries; (B) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Purchaser or any of its Affiliates or of the Company or any of its Subsidiaries; (C) the modification of any course of conduct regarding future operations of any of Purchaser or any of its Affiliates, or of the Company or any of its Subsidiaries; or (D) any other restrictions on the activities of any of Purchaser or any of its Affiliates or of the Company or any of its Subsidiaries, including the freedom of action of any of Purchaser or its Affiliates or of the Company or any of its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement; provided, however, that nothing in this Section 7.3 shall require Purchaser or its Affiliates to take any action that (x) would have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Acquired Entities, taken as a whole, or (y) would materially impair the benefits that Purchaser would reasonably be expected to receive from the Transactions. Without limiting the immediately preceding sentence, Purchaser shall oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any Governmental Entity that could restrain, prevent or delay any required consents applicable to the Transactions, including by defending through litigation any action asserted by any Person in any court or before any Governmental Entity and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any Governmental Entity. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries or Affiliates to enter into any agreement or consent decree with the FTC, the Department of Justice or any other Governmental Entity that is not conditioned on the Closing.

(d)            Third Party Consents. During the Interim Period, the Company shall use its reasonable best efforts to give all notices to, and obtain all consents required from, parties to Contracts to which an Acquired Entity is a party in connection with the Transactions (such consents, “Third Party Consents”); provided, that except as otherwise expressly set forth herein, such efforts shall not include any requirement of any Existing Equityholder, any Acquired Entity or any of the Existing Equityholder Related Parties to commence any litigation or arbitration proceeding or offer or grant any accommodation (financial or otherwise) to any such parties or to pay money to obtain a consent (other than (i) as set forth in, or otherwise expressly contemplated by, any applicable Contract or (ii) as Purchaser may agree to pay in writing). Purchaser shall reasonably cooperate with the Company to obtain all consents and will furnish the Company with any documents, certificates, opinions, consents and information as the Company shall reasonably request to obtain any such consents. Purchaser agrees that none of the Acquired Entities nor any Existing Equityholder shall have any liability to Purchaser (and Purchaser shall not be entitled to assert any claims) arising out of or relating to the failure to obtain any consents that may have been required in connection with the Transactions or because of the default, acceleration or termination or loss of right under any such Contract as a result thereof; provided, that the foregoing shall not serve to extinguish any claim of Purchaser against the Company for breach of any of their covenants or agreements contained in this Section 7.3(d). Purchaser further agrees that no condition of Purchaser to consummate the Transactions shall be deemed not to be satisfied as a result of the failure to obtain any such consent (with the exception of the Program Lender Consents, the Licenses and Permits Consents and the Required Warehouse LOC Consents as expressly set forth in Article VIII hereof).

(e)            Notwithstanding the foregoing, nothing in this Section 7.3 shall require, or be construed to require, any of the Parties to agree to any material modification or waiver of any of the terms and or conditions of this Agreement in order to obtain any of the approvals, authorizations, consents, orders, Program Lender Consents, Licenses and Permits Consents, qualifications, exemptions or waivers from any Governmental Entity or any other Person contemplated by this Section 7.3.

(f)            Broker-Dealer Registration Withdraw. Prior to Closing, the Company shall cause the Broker-Dealer to (i) prepare and submit to the Municipal Securities Rulemaking Board an amendment to Form A-12 withdrawing the Broker-Dealer's municipal securities dealer registration and (ii) prepare and submit to FINRA a Form BDW and all Form U-5s for each of the Broker-Dealer’s registered representatives in order to formally withdraw the Broker-Dealer’s registration with FINRA, terminating its ability to operate as a broker-dealer.

(g)            Specified Client Consents. As soon as practicable following the date hereof, the Company shall, and shall cause each Acquired Entity to, use their their reasonable best efforts to obtain the approval (whether by affirmative consent or by non-objection) of the Specified Clients to assign the Specified Advisory Agreement pursuant to the provisions of Section 205 of the Investment Advisers Act applicable thereto (such approval, once obtained whether by affirmative consent or by non-objection, the “Specified Client Consent”), and Purchaser shall reasonably cooperate in good faith with the Company in the Company’s efforts to obtain the Specified Client Consent.

Section 7.4            Exclusivity. During the Interim Period, the Company shall not, and shall cause the Company Subsidiaries not to, and shall direct that their respective representatives not, (a) solicit, initiate, encourage, seek, facilitate, entertain, support or induce the making, submission or announcement of any Competing Transaction or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Competing Transaction, (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or execute or enter into any Contract with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Competing Transaction, (c) agree to, accept, approve, endorse or recommend any Competing Transaction, (d) enter into any letter of intent or any other contract contemplating or otherwise relating to any Competing Transaction or (e) submit any Competing Transaction to the vote of the Existing Equityholders. Upon execution and delivery of this Agreement, the Company shall, and shall cause all Persons acting on behalf of it to, (i) immediately cease and cause to be terminated any and all existing discussions or negotiations with any Person (other than Purchaser and its Affiliates) conducted on or before the date hereof with respect to any Competing Transaction unless and until this Agreement is terminated pursuant to Section 11.1, and (ii) instruct all Persons to return or destroy all confidential information provided by the Company during any Competing Transaction discussions. The Company shall use commercially reasonable efforts to provide prompt notice to Purchaser of (x) the receipt of any bona fide proposal, communication or inquiry with respect to any Competing Transaction, (y) the material terms and conditions of such Competing Transaction, and (z) the identity of such Person making any such Competing Transaction.

Section 7.5            Warehouse Lines of Credit; Operating Line of Credit. Prior to the Closing, the Company shall, following consultation in good faith with Purchaser, use its commercially reasonable efforts to obtain the consent of the lenders under the Warehouse Lines of Credit to the transactions contemplated by this Agreement and the Transaction Documents, and Purchaser shall reasonably cooperate with the Company in seeking such consent prior to the Closing. Prior to Closing, the Company also shall, following consultation in good faith with Purchaser, use its commercially reasonable efforts to obtain the consent of the lenders under the Operating Line of Credit to the transactions contemplated by this Agreement and the Transaction Documents, and Purchaser shall reasonably cooperate with the Company in seeking such consent prior to the Closing.

Section 7.6            Publicity. Neither the Company nor Purchaser shall (and none of them shall permit any of their respective Affiliates or representatives to) issue or cause the release or publication of any press release or other external announcement with respect to this Agreement or the Transactions without the prior written approval of the others; provided, however, that nothing herein shall prevent any Party from making any public announcement (whether in a press release, periodic securities filing or other external announcement) that such Party reasonably believes to be required by Applicable Law or the requirements of any stock exchange or quotation system.

Section 7.7            Employees; Employee Benefits.

(a)            Comparable Benefits, Compensation and Positions. Until at least one (1) year from and after the Closing Date, Purchaser shall, or shall cause the Acquired Entities to, provide to (i) each employee of the Acquired Entities who continues to be employed by Purchaser or an Acquired Entity as of the Closing Date (each an “Affected Employee”) base salary or wage rate, as applicable, and target cash bonus opportunity that are no less favorable than the base salary or wage rate, as applicable, and target cash bonus opportunity for each Affected Employee immediately prior to the Closing and (ii) Affected Employees with employee benefits, which for the avoidance of doubt shall (A) include group medical, dental, pharmaceutical and vision coverage, group term life coverage, group disability coverage and retirement benefits but (B) exclude equity or equity-based, nonqualified deferred compensation, post-employment welfare benefits, except as required by Applicable Law, and defined benefit pension benefits, that are substantially comparable, in the aggregate, to the Affected Employees’ benefits available under the Benefit Plans immediately prior to the Closing.

(b)            Service Credit. Effective from and after the Closing Date, Purchaser shall use commercially reasonable efforts, or shall use commercially reasonable efforts to cause the Acquired Entities, to give Affected Employees credit for all purposes (other than benefit accrual under equity or equity-based plans, defined benefit pension plans, if any, or for any purposes under any subsidized retiree medical plans, if any) under the employee benefit plans, programs, policies and arrangements (including plans, programs, policies and arrangements providing vacation, sick time and/or paid time off) maintained from time to time by any Acquired Entity (collectively, together with the Benefit Plans, the “Acquired Entity Benefit Plans”) for such Affected Employees’ service with any Acquired Entity, including any prior service credited under a Benefit Plan, to the same extent and for the same purposes that such service was taken into account under a corresponding Benefit Plan or program as of the Closing Date; provided, however, that no such service shall be credited to the extent that it would result in a duplication of benefits.

(c)            Participation in Acquired Entities Welfare Benefit Plans. (i) Effectively immediately following Closing, Purchaser shall use commercially reasonable efforts, or shall use commercially reasonable efforts to cause the Acquired Entities to, provide each Affected Employee with immediate eligibility to participate in Acquired Entity Benefit Plans without regard to any waiting period or initial eligibility period; (ii) for purposes of each plan providing medical, dental, pharmaceutical, vision, life or disability benefits to any Affected Employee, Purchaser shall, or shall cause the Acquired Entities to, use commercially reasonable efforts to waive all limitations as to pre-existing conditions, “actively at work” requirements, evidence of insurability, exclusions and waiting periods with respect to participation and coverage requirements to the extent such limitations were or would have been waived under the Benefit Plans in which the Affected Employee participated immediately prior to the Closing Date; and (iii) Purchaser shall, or shall cause the Acquired Entities to, use commercially reasonable efforts to provide each Affected Employee with credit for co-payments, deductibles and out-of-pocket expenses paid under a Benefit Plan prior to the Closing Date for purposes of satisfying any applicable co-payment, deductible and out-of-pocket expense requirements under any welfare plan of Purchaser or its Affiliates.

(d)            WARN Act Compliance. Following the Closing, Purchaser shall be solely responsible for any notices required to be given under, and otherwise comply with, the WARN Act or similar Applicable Laws or regulations of any jurisdiction relating to any plant closing or mass layoff (or similar triggering event) resulting from any Acquired Entity’s actions with respect to the Affected Employees after the Effective Time, and Purchaser shall indemnify and hold the Acquired Entity Indemnified Persons harmless from and against any Losses incurred as a result of Purchaser’s failure to comply with the provisions of the WARN Act or similar Applicable Laws after the Closing Date or failure to comply with the provisions of this Section 7.7(d).

(e)            No Third Party Beneficiaries. All provisions contained in this Section 7.7 are included for the sole benefit of the Parties and shall not create any right in any other Person, including any employee or former employee of any Acquired Entity or any participant or beneficiary in any Benefit Plan. This Agreement is not intended by the Parties to, and nothing in this Section 7.7 or otherwise, whether express or implied, shall (i) constitute an amendment to any Benefit Plan or (ii) confer on any Affected Employee or any other Person (other than the Parties) any rights or remedies (including any right to employment or other service relationship or any third-party beneficiary rights).

(f)            Severance. With respect to any Affected Employee whose employment is terminated by Purchaser, its Affiliates or an Acquired Entity during the one (1) year period from and after the Closing Date, Purchaser shall, or shall cause the respective employer to, provide severance benefits to such Affected Employee that are at least as favorable as those set forth on Schedule 7.7.

Section 7.8            Directors’ and Officers’ Indemnification.

(a)            Indemnification of Certain Persons. From and after the Closing, Purchaser shall cause each Acquired Entity to comply with its obligations to indemnify, exculpate and hold harmless (including by the advancement of funds for expenses), to the fullest extent required by the applicable Organizational Documents, Operating Documents and indemnity agreements in effect as of the date hereof, each current (as of immediately prior to the Closing) and former director, manager, member, equityholder (including any Existing Equityholder), managing member and officer of any Acquired Entity and current (as of immediately prior to the Closing) and former employee of any Acquired Entity acting as a fiduciary under any Benefit Plan (together with each such Person’s respective heirs, executors, successors and administrators, collectively, the “Acquired Entity Indemnified Persons”) against any costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, inquiries, penalties, liabilities and amounts paid in settlement incurred in connection with any actions or omissions by such Acquired Entity Indemnified Person existing or occurring at or before the Closing, and such obligations shall survive the Closing and continue in full force and effect in accordance with the terms of the Organizational Documents, Operating Documents and any applicable indemnity agreements of the Acquired Entities in effect as of the date hereof for a period of six (6) years following the Closing; provided, however, that in the event any claim or claims are asserted or made within such six (6) year period, such obligations shall continue in respect of such claim or claims until the final disposition thereof. For a period of six (6) years following the Closing, Purchaser shall cause each Acquired Entity to maintain in effect the indemnification, exculpation and advancement of expenses provisions of the Organizational Documents, Operating Documents and indemnity agreements of the Acquired Entities in respect of the Acquired Entity Indemnified Persons (in each case as in effect as of the date hereof) and to not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Acquired Entity Indemnified Person.

(b)            D&O Tail Policy. At or prior to the Closing, the Company shall obtain, and for a period of not less than six (6) years after the Closing Date, shall maintain (or shall obtain a six (6)-year “tail” policy providing for) liability insurance (such insurance policy, a “D&O Policy”) covering the Acquired Entity Indemnified Persons with respect to matters occurring prior to the Closing Date, with such D&O Policy providing aggregate annual coverage and containing terms and conditions that are, in the aggregate, not less advantageous to the Acquired Entity Indemnified Persons than the Company’s current directors’ and officers’ liability insurance policies covering the Acquired Entity Indemnified Persons. If such D&O Policy has been obtained by the Company prior to the Closing, Purchaser shall cause the Company to maintain such D&O Policy in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Company, and no other party shall have any further obligation to purchase or pay for such D&O Policy hereunder.

(c)            Non-Exclusive Indemnification; Attorneys’ Fees. This Section 7.8 is intended to be for the benefit of, and shall be enforceable by, each of the Acquired Entity Indemnified Persons and their respective heirs, executors, administrators and successors, each of whom is an intended third-party beneficiary of this Section 7.8. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any Acquired Entity Indemnified Person is entitled, whether pursuant to Applicable Law, Contract or otherwise. Purchaser shall cause the Acquired Entities to pay all expenses, including reasonable attorneys’ fees, that may be incurred by any Acquired Entity Indemnified Person that is the prevailing party in any Action to enforce its rights under this Section 7.8.

(d)            Successors and Assigns. In the event that following the Closing, Purchaser, any Acquired Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 7.8, Purchaser shall, and shall cause the Acquired Entities to, make proper provision so that the successors and assigns of Purchaser or the Acquired Entity, as the case may be, shall succeed to, and expressly assume, the obligations set forth in this Section 7.8.

Section 7.9            No Other Representations. The representations and warranties of the Company in Article III (as qualified by the Schedules), of the Existing Equityholders in Article IV and in the bringdown certificates delivered pursuant to Section 2.5(a) (as qualified by the Schedules) and Section 2.6(a) constitute the sole and exclusive representations and warranties made to Purchaser in connection with the Transactions. Purchaser acknowledges and agrees that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Acquired Entities and their business, and, in making its determination to proceed with the transactions contemplated by this Agreement, Purchaser and the Purchaser Related Parties have relied solely on the results of such independent investigation and verification and on the representations and warranties of the Company expressly and specifically set forth in Article III (as qualified by the Schedules), of the Existing Equityholders expressly and specifically set forth in Article IV and in the bringdown certificates delivered pursuant to Section 2.5(a) (as qualified by the Schedules) and Section 2.6(a). Without limiting the generality of this Section 7.9, none of the Company or the Existing Equityholders is making, and has not authorized any Person to make, any representation or warranty, and disclaims all liability and any responsibility for any such representation or warranty, with respect to (a) any Projections, (b) any confidential information memorandum or any similar document and any management presentation provided to Purchaser or any Purchaser Related Party in connection with the sale process for the Acquired Entities, (c) any information delivered or made available pursuant to Section 7.2(a), or (d) any other information or documents made available to Purchaser or any Purchaser Related Party with respect to the Acquired Entities in any online data room established for the sale of the Acquired Entities (including in the Data Room), in each case except for the representations and warranties in Article III (as qualified by the Schedules) and Article IV and in the Bringdown Certificates delivered pursuant to Section 2.5(a) (as qualified by the Schedules) and Section 2.6(a),. Except for the representations and warranties in Article III (as qualified by the Schedules) and Article IV and in the bringdown certificates delivered pursuant to Section 2.5(a) (as qualified by the Schedules) and Section 2.6(a), Purchaser, for and on behalf of itself and each Purchaser Related Party, specifically disclaims that it and the Purchaser Related Parties are relying upon or have relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees the Company and the Existing Equityholder Related Parties have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person. Notwithstanding the foregoing, nothing in this Section 7.9 shall be effective in the case of Fraud.

Section 7.10          R&W Policy. The R&W Policy, a copy of which is attached hereto as Exhibit F is being conditionally bound as of the date hereof. The Company will reasonably cooperate with Purchaser’s efforts to obtain and bind the R&W Policy. Purchaser will not amend, waive or otherwise modify any waiver of subrogation provisions of the R&W Policy in any manner that would be materially adverse to the Company, any Existing Equityholder or any Affiliate thereof, including any such amendment, waiver or modification that would allow the insurer thereunder or any other Person to subrogate or otherwise make or bring any action or proceedings against any of the foregoing, other than with respect to Fraud.

Section 7.11          Further Assurances. Subject to the terms and conditions of this Agreement, from time to time, as and when requested by any Party and at such Party’s sole cost and expense, the other Party or Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as may be reasonably necessary or desirable to evidence and effectuate the Transactions. In furtherance and not in limitation of the foregoing, Purchaser shall transfer the portion of the Purchased Interests contributed by the Existing Equityholders to Purchaser OP in exchange for the Equity Consideration to a Subsidiary of Purchaser that is treated as a “real estate investment trust” within the meaning of Section 856(a) of the Code or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code in a tax-deferred transaction governed by Section 351(a) of the Code.

Section 7.12          Notification of Certain Matters. Subject to Applicable Law and without limiting any other provisions of this Agreement, the Company and Purchaser shall give prompt notice to each other of any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting any Acquired Entity or Purchaser which relate to this Agreement or the Transactions contemplated hereby.

Section 7.13          Audited and Unaudited Financial Statements of the Company; Financial Statements Cooperation.

(a)            In the event that Purchaser determines that the Audited Financial Statements or the Interim Management Financial Statements set forth on Schedule 3.6(a) have not been prepared in a manner that satisfies the requirements of Item 9.01(a) of Form 8-K under the Exchange Act, the Company shall use its commercially reasonable efforts to, at Purchaser’s expense (provided that it is understood and agreed that Purchaser shall not be responsible for the costs that would otherwise have been incurred by Company in preparing financial statements (other than in accordance with the requirements of Item 9.01(a) of Form 8-K under the Exchange Act) in the ordinary course of business), as promptly as practicable following the date hereof, deliver to Purchaser: audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2024, and the audited consolidated statements of income, changes in member’s equity and cash flows for the Company and its Subsidiaries for the twelve-month periods then ended, and all associated footnotes and schedules thereto, prepared in accordance with GAAP and the requirements of Item 9.01(a) of Form 8-K under the Exchange Act, together with an audit report containing an unqualified opinion on such financial statements from the independent auditors for the Company (the “Audited S-X Financial Statements”). For the avoidance of doubt, delivery of the Audited S-X Financial Statements prior to the Closing shall not be a condition to the Closing.

(b)            The Company shall, from the date hereof until the Closing Date, at Purchaser’s expense (provided that it is understood and agreed that Purchaser shall not be responsible for the costs that would otherwise have been incurred by Company in preparing financial statements (other than in accordance with the requirements of Item 9.01(a) of Form 8-K under the Exchange Act) in the ordinary course of business), use its commercially reasonable efforts to deliver to Purchaser no later than forty-five (45) days after the end of any fiscal quarter beginning with the quarter ending March 31, 2025 (other than any fourth fiscal quarter), a copy of the unaudited consolidated statements of income, balance sheets, changes in member’s equity and cash flows and associated footnotes (to the extent required) of the Company and its Subsidiaries as of and for such quarterly period (the “Subsequent Unaudited Financial Statements”) prepared in accordance with GAAP and in a manner that satisfies the requirements of Item 9.01(a) of Form 8-K under the Exchange Act, together with comparable financial statements for the corresponding quarterly period of the prior fiscal year, which, such Subsequent Unaudited Financial Statements shall have been reviewed by the independent auditor for the Company, as provided in Statement on Auditing Standards No. 100, as promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants, as may be amended.

(c)            Prior to the Closing, if requested by Purchaser, the Company shall use its commercially reasonable efforts to, at Purchaser’s expense, (i) provide information reasonably requested by Purchaser that is in the Company’s or Representatives’, as the case may be, possession or is prepared by the Company or the Representatives, as the case may be, in the ordinary course of business (or, at Purchaser’s sole expense, reasonably capable of being prepared without imposing an unreasonable burden on the Company) and (ii) provide and make reasonably available upon reasonable notice and during regular business hours the appropriate senior management employees of the Company or the Representatives, as the case may be, to discuss the materials prepared and delivered pursuant to this Section 7.13.

Section 7.14          Securities Laws and Listing Covenants. Purchaser and FBRT shall make all necessary filings and applications under Applicable Laws (including the Securities Act and applicable state securities laws) required to be made on the part of Purchaser and FBRT in connection with the issuance of the Equity Consideration and shall take all reasonable action necessary to be in compliance in all material respects with such Applicable Laws, including making all such filings as are necessary to ensure that the Equity Consideration may be issued to the Existing Equityholders in accordance with such Applicable Laws. FBRT shall take all action necessary to cause the shares of FBRT Common Stock to be issued in exchange for the Equity Consideration upon redemption in accordance with the terms of the Purchaser OP Operating Agreement (if such exchange is so elected by FBRT to satisfy such redemption) to be approved for listing on the NYSE, prior to the Closing.

Section 7.15          Mutual Release.

(a)            Effective as of the Closing, the Representatives do hereby, for themselves, each Existing Equityholder and each of their respective Affiliates (except the Acquired Entities) (each, an “Existing Equityholder Releasing Party”), release and absolutely forever discharge the Acquired Entities (each, an “Existing Equityholder Released Party”) from and against all Existing Equityholder Released Matters. “Existing Equityholder Released Matters” means any and all claims, demands, proceedings, damages, debts, liabilities, obligations, costs, expenses (including attorneys’ and accountants’ fees and expenses), actions and causes of action of any nature whatsoever, whether now known or unknown, suspected or unsuspected, primary or secondary, direct or indirect, absolute or contingent, that any Existing Equityholder Releasing Party now has, or at any time previously had, or shall or may have in the future, against any Acquired Entity and/or any of their respective successors or assigns, including as an owner of the Acquired Entities, or as a counterparty to any Contract with any of the Acquired Entities, in each case arising with respect to any matter occurring at or prior to the Closing; provided that Existing Equityholder Released Matters shall not include (i) this Agreement, any Transaction Document or any other agreement entered into as part of the Transactions, (ii) any right of any Existing Equityholder Releasing Party to be indemnified by any Acquired Entity pursuant to the organizational or governance documents of such Acquired Entity or pursuant to any directors and officers insurance policy, and (iii) ordinary course compensation, commissions and the like owed to an Existing Equityholder’s Affiliate who is an employee of an Acquired Entity.

(b)            Effective as of the Closing, Purchaser does hereby, for itself and each of its Affiliates, including the Acquired Entities (each, a “Purchaser Releasing Party”), release and absolutely forever discharge each Existing Equityholder and each of their respective Affiliates (except the Acquired Entities) and each director, officer and employee thereof who served in any capacity at, by or on behalf of any of the Acquired Entities (each, a “Purchaser Released Party”) from and against all Purchaser Released Matters. “Purchaser Released Matters” means any and all claims, demands, proceedings, damages, debts, liabilities, obligations, costs, expenses (including attorneys’ and accountants’ fees and expenses), actions and causes of action of any nature whatsoever, whether now known or unknown, suspected or unsuspected, primary or secondary, direct or indirect, absolute or contingent, that any Purchaser Releasing Party now has, or at any time previously had, or shall or may have in the future, as an Affiliate, Subsidiary or employer of any Purchaser Released Party, or as an owner of any of the Acquired Entities, or as a counterparty to any Contract with any Purchaser Released Party, or as Person managed or otherwise directed by any Purchaser Released Party, in each case arising with respect to any matter occurring at or prior to the Closing; provided that Purchaser Released Matters shall not include (i) this Agreement, any Transaction Document or any other agreement entered into as part of the Transactions or (ii) Fraud.

Article VIII
CONDITIONS TO OBLIGATIONS OF THE PARTIES

Section 8.1            Conditions to Purchaser’s Obligations. The obligations of Purchaser to consummate the Transactions shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, if legally permissible, by Purchaser:

(a)            Statutes; Court Orders. No Applicable Law shall have been enacted or promulgated by any Governmental Entity that prohibits the consummation of the Closing, nor shall there be any Governmental Order in effect prohibiting the consummation of the Closing.

(b)            Antitrust Approval. All approvals of, filings or registrations with, and the expiration of all waiting periods imposed by, any Governmental Entity which are required pursuant to Antitrust Laws set forth on Schedule 8.1(b) for or in connection with the Transactions shall have been obtained or made and shall be in full force and effect.

(c)            Program Lender Consents; Licenses and Permits Consents. All consents and/or approvals from the Program Lenders set forth on Schedule 3.4(a) or Schedule 3.4(b) for or in connection with the execution and delivery by the Parties and the parties to the other Transaction Documents and the consummation of the Transactions (the “Program Lender Consents”) shall have been obtained and shall be in full force and effect. All consents and/or approvals from the Governmental Entities that issued or granted the Licenses and Permits set forth on Schedule 8.1(c) (the “Licenses and Permits Consents”) shall have been obtained and shall be in full force and effect.

(d)            Warehouse Lines of Credit and Operating Line of Credit. All consents, approvals and waivers of and notices and registrations to the lenders under the Warehouse Lines of Credit (the “Required Warehouse LOC Consents”) and the lender under the Operating Line of Credit shall have been obtained and shall be in full force and effect.

(e)            Representations and Warranties. The representations and warranties set forth in Article III (as qualified by the Schedules) and Article IV shall be true and correct in all respects (without giving regard to any materiality or Material Adverse Effect qualifiers therein) as of the Closing Date as if made on the Closing Date (except to the extent such representations or warranties relate to another date, in which case as of such other date as if made on such other date), unless the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that (i) the representation and warranty set forth in Section 3.8(b)(i) shall be true and correct in all respects as of the date hereof, (ii) the Fundamental Representation set forth in Section 3.5(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date as if made on the Closing Date (except to the extent such representations or warranties relate to another date, in which case as of such other date), and (iii) the other Fundamental Representations shall be true and correct in all material respects (without giving regard to any materiality or Material Adverse Effect qualifiers therein) as of the Closing Date (except to the extent such representations or warranties relate to another date, in which case as of such other date).

(f)            Covenants and Obligations. The Company shall have performed and complied in all material respects with each of the covenants and obligations under this Agreement required to be performed and complied with by the Company at or before the Closing.

(g)            No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(h)            Specified Client Consent. Either (i) the Specified Client Consent shall have been obtained or (ii) the Reorganization shall have been completed.

(i)             Deliveries by the Company and Existing Equityholders. The Company and each Existing Equityholder shall have delivered or caused to be delivered to Purchaser those items required to be delivered by such Person pursuant to Section 2.5 and Section 2.6.

Section 8.2            Conditions to Obligations of the Company. The obligations of the Company to consummate the Transactions shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, if legally permissible, by the Company:

(a)            Statutes; Court Orders. No Applicable Law shall have been enacted or promulgated by any Governmental Entity that prohibits the consummation of the Closing, nor shall there be any Governmental Order in effect prohibiting the consummation of the Closing.

(b)            Antitrust Approval. All approvals of, filings or registrations with, and the expiration of all waiting periods imposed by, any Governmental Entity which are required pursuant to Antitrust Laws set forth on Schedule 8.2b) for or in connection with the Transactions shall have been obtained or made and shall be in full force and effect.

(c)            Representations and Warranties. The representations and warranties of Purchaser set forth in Article V and FBRT set forth in Article VI shall be true and correct in all respects as of the Closing Date (or in the case of representations and warranties that are made as of a specified date, shall be true and correct as of such specified date), unless the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a FBRT Material Adverse Effect; provided, however, that (i) the representations and warranties set forth in Section 6.9 (Absence of Changes) shall be true and correct in all respects as of the date hereof, (ii) the representations and warranties set forth in the first sentence Section 6.6(e) shall be true and correct in all respects as of the Closing Date and (iii) the representations and warranties set forth in Section 5.1 (Organization), Section 5.2 (Authorization), Section 5.3 (Execution; Validity of the Agreement); Section 5.5 (Capitalization); Section 5.6 (Equity Consideration), 6.1 (Organization), 6.2 (Authorization), Section 6.3 (Execution; Validity of Agreement), Section 6.5 (Capitalization) and Section 6.6 (other than 6.6(e)) shall be true and correct in all material respects (without giving regard to any materiality or FBRT Material Adverse Effect qualifiers therein) as of the Closing Date (except to the extent such representations or warranties relate to another date, in which case as of such other date).

(d)            Covenants and Obligations. Purchaser and FBRT shall have performed and complied in all material respects with each of the covenants and obligations under this Agreement required to be performed and complied with by Purchaser at or before the Closing.

(e)            No Material Adverse Effect. No FBRT Material Adverse Effect shall have occurred since the date of this Agreement.

(f)            NYSE Listing. The shares of FBRT Common Stock to be issued in exchange for the Equity Consideration upon redemption in accordance with the terms of the Purchaser OP Operating Agreement (if such exchange is so elected by FBRT to satisfy such redemption) shall have been approved for listing on the NYSE, subject only to customary listing conditions.

(g)            Deliveries by Purchaser and FBRT. Purchaser and FBRT shall have delivered or caused to be delivered to the Company or the other applicable Persons those items required to be delivered by such Person pursuant to Section 2.7 and Section 2.8.

Article IX
TAX MATTERS

Section 9.1            Transfer Taxes. Notwithstanding anything herein to the contrary, all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes incurred in connection with the consummation of the Transactions (“Transfer Taxes”) shall be shared equally by the Existing Equityholders, on the one hand, and Purchaser, on the other hand, and the Company, at its expense, will file all necessary Tax Returns and other documentation required with respect to all such Transfer Taxes, and Purchaser and the Representatives shall duly execute and acknowledge the same, if and as necessary.

Section 9.2            Tax Returns. The Company shall, at its expense, prepare or cause to be prepared, and timely file, or cause to be timely filed, all Tax Returns for any Acquired Entity required to be filed after the Closing Date with respect to any Pre-Closing Tax Period or Straddle Period (“Pre-Closing Tax Returns”). Except as otherwise required by the terms of this Agreement or Applicable Law, any such Pre-Closing Tax Return shall be prepared in a manner consistent with the past practice of the Acquired Entities and, to the extent relevant, based on an interim closing of the books of the Acquired Entities as of the Closing Date and, to the extent permitted by law at a “more likely than not” or a higher level of confidence, any deductions attributable to any of the Company Transaction Expenses, any employee bonuses, severance payments, debt prepayment fees, capitalized debt costs, or any other liabilities paid or accrued on or before the Closing Date shall be allocated to the Tax period or portion thereof ending on the Closing Date (and in connection therewith the parties agree that the election provided for in Revenue Procedure 2011-29 shall be made with respect to any success-based fees incurred in connection with the Transactions, if any, to the extent permitted by Applicable Law). The Company shall, at its expense, prepare or cause to be prepared, and timely file, or cause to be timely filed, all other Tax Returns of the Acquired Entities pursuant to the terms of the Operating Document of the Company.

Section 9.3            Straddle Periods. For purposes of this Agreement, in the case of any Taxes of the Acquired Entities that are payable with respect to any Straddle Period, the portion of any such Taxes that constitute Taxes that are attributable to a Pre-Closing Tax Period shall: (i) in the case of Taxes that are either (x) based upon or related to income, payroll, or receipts, or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) other than Transfer Taxes which shall be governed by Section 9.1, be deemed equal to the amount that would be payable if the Tax year or period ended on the Closing Date; and (ii) in the case of Taxes (other than those described in clause (i) above) that are imposed on a periodic basis with respect to the business or assets of the Acquired Entities or otherwise measured by the level of any item, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. For purposes of clause (i) of the preceding sentence, (A) any exemption, deduction, credit or other item (including the effect of any graduated rates of Tax) that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period and (B) any tax items attributable to transactions outside the ordinary course of business following the Closing on the Closing Date shall be allocated to the portion of the Straddle Period commencing after the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with past practice of the Company. The Parties will, to the extent permitted by Applicable Law, elect with the relevant Governmental Entity to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Closing Date.

Section 9.4            Cooperation on Tax Matters. After the Closing, upon reasonable written notice, Purchaser and the Representatives shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such Party) relating to the Acquired Entities (including access to books, records and personnel) as is reasonably requested for the filing of all Tax Returns (including any extensions thereof and including Taxes described in Section 9.1), the making of any election related to Taxes, the preparation for any Tax Contest, and the prosecution or defense of any action related to any Tax Return. Purchaser and the Representatives agree to retain all books and records with respect to Tax matters and pertinent to the Acquired Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser, the Acquired Entities or the Representatives, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Entity.

Section 9.5            Tax Contests. In the event of any Tax Contest relating to (i) any Pass-Through Tax Return or (ii) any other Tax Return with respect to any Pre-Closing Tax Period if the Final Base Purchase Price has not been finalized, and, solely with respect to clause (i), such Acquired Entity has a Section 6226 election in effect (or deemed to be in effect), the Company shall provide written notice of such Tax Contest to the Representatives as soon as reasonably practicable. The Representatives shall have the right to control, at the expense of the Existing Equityholders, any such Tax Contest; provided, that (A) the Representatives will provide the Company with written notice of its election to control such Tax Contest no later than fifteen (15) days after receiving written notice of such Tax Contest from the Company pursuant to the preceding sentence, (B) the Representatives will control such Tax Contest diligently and in good faith and permit the Company to reasonably participate, at its own cost and expense, in such Tax Contest, (C) with respect to any such Tax Contest relating to clause (ii) above, the Representatives will not settle, compromise or abandon such Tax Contest without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), and (D) with respect to any such Tax Contest relating to clause (i) above, the Representatives will not settle, compromise or abandon such Tax Contest without (x) providing prior written notice to Purchaser and (y) solely if such settlement would reasonably be expected to adversely impact Purchaser or its Affiliates, the consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned).

Section 9.6            Post-Closing Tax Actions. Except as otherwise required by the terms of this Agreement or Applicable Law, Purchaser shall not (i) amend any (x) Pass-Through Tax Returns or (y) any other Tax Return with respect to any Pre-Closing Tax Period if the Final Base Purchase Price has not been finalized, (ii) make, change or revoke any Tax election or accounting method or practice with respect to, or that has retroactive effect to, (x) Pass-Through Tax Returns or (y) any other Tax Return with respect to any Pre-Closing Tax Period if the Final Base Purchase Price has not been finalized, (iii) affirmatively extend the applicable statute of limitations with respect to (x) any Pass-Through Tax Return or (y) any other Tax Return with respect to any Pre-Closing Tax Period if the Final Base Purchase Price has not been finalized or (iv) make a voluntary disclosure to a Governmental Entity with respect to (x) any Pass-Through Tax Return or (y) any other Tax Return with respect to any Pre-Closing Tax Period if the Final Base Purchase Price has not been finalized, in each case, without the written consent of the Representatives (such consent not to be unreasonably conditioned, withheld or delayed).

Section 9.7            Intended Tax Treatment; Allocation of Purchase Price. The Parties agree that for U.S. federal (and applicable state and local) income tax purposes, the purchase of the Purchased Interests pursuant to Section 2.1 is intended to be treated (1) with respect to the portion of the Final Base Purchase Price that is paid in Equity Consideration, as a tax-deferred transaction governed by Section 721(a) of the Code; and (2) with respect to the portion of the Final Base Purchase Price that is paid in cash, as either (i) a “disguised sale” under Section 707(a)(2)(B) of the Code of the portion of the Equity Interests in the Company deemed sold for cash by the applicable Existing Equityholders to Purchaser OP or (ii) a taxable sale for cash to Purchaser TRS of the portion of the Equity Interests in the Company deemed sold for cash by the applicable Existing Equityholders to Purchaser TRS. The Parties shall file their respective tax returns in a manner consistent with the foregoing, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any similar provision of state or local Applicable Laws).

Section 9.8            Purchase Price Allocation. Purchaser shall prepare an allocation of the purchase price for the portion of the Equity Interests in the Company deemed sold for cash (as finally determined for U.S. federal income tax purposes) and any assumed Liabilities and other items included in “consideration” for U.S. federal, state, local or non-U.S. tax purposes, which shall be allocated among the portion of the assets of the Company deemed acquired in a taxable transaction as described in Section 9.7 in accordance with Sections 743, 751, 754, 755 and 1060 of the Code and the applicable Treasury Regulations promulgated thereunder and the methodology set forth on Schedule 9.8. Purchaser shall deliver such allocation to the Representatives within fifteen (15) days after the time that the Final Base Purchase Price is determined in accordance with Section 2.4. The Representatives shall have forty-five (45) days to review and approve the allocation, which approval shall not be unreasonably conditioned, delayed or withheld. If the Representatives do not object by written response to Purchaser within such forty-five (45) day review period, the allocation shall be final. If the Representatives shall timely raise any objection to the allocation, Purchaser and the Representatives shall negotiate in good faith to resolve such dispute. If Purchaser and the Representatives cannot resolve such dispute within fifteen (15) days after delivery of the written objection by the Representatives, then, such dispute shall be resolved in accordance with Section 2.4(c), and the Neutral Accountant shall be required to follow the methodology specified on Schedule 9.8 in resolving any dispute with respect to such allocation. Purchaser and their Affiliates and the Representatives shall prepare and file Tax Returns in all respects and for all purposes consistent with the allocation as finally determined pursuant to this Section 9.8 and shall not take any position (whether in audits, Tax Returns, or otherwise) that is inconsistent with the allocation as finally determined pursuant to this Section 9.8 unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any similar provision of state or local Applicable Laws).

Section 9.9            754 Election. The Parties (i) acknowledge and agree that the Company (and any entity in which the Company directly or indirectly invests which is classified as a partnership for U.S. federal income tax purposes) shall have in effect a valid election under Section 754 of the Code (and any equivalent state and local elections) for the Tax year of the Company (or such subsidiary entity, as applicable) that includes the Closing Date, (ii) consent to such election and (iii) shall take all steps available to each such Party to cause a valid election under Section 754 of the Code (and any equivalent state and local elections) to be in effect in the Tax year of the Company that includes the Closing Date.

Section 9.10          Push-Out Election. Notwithstanding the foregoing, or anything else in this Agreement to the contrary, to the extent permitted under Applicable Laws, (i) the Representatives shall cause the partnership representative (within the meaning of Section 6223 of the Code) or designated individual (within the meaning of Treasury Regulations section 301.6223-1) of the Company (or any entity in which the Company directly or indirectly invests which are classified as partnerships for U.S. federal income tax purposes) to make any election pursuant to Section 6226 of the Code (or any similar provision of state or local Law) and/or send a tiered-partner statement within the meaning of Treasury Regulations section §301.6226-3(e)(3)(i) to each member of the Company, as applicable, with respect to any Pre-Closing Tax Period, (ii) the Representatives shall not appoint any partnership representative or designated individual whom it cannot cause to make such election (and if a partnership representative or designated individual not subject to the control of the Existing Equityholders has already been appointed, the Representatives shall revoke such appointment), and (iii) if the partnership representative or designated individual of the Company (or any entity in which the Company directly or indirectly invests which are classified as partnerships for U.S. federal income tax purposes) does not make an election pursuant to Section 6226 of the Code (or any similar provision of state or local Law) with respect to any Pre-Closing Tax Period, (A) the Representatives shall cause the applicable partnership representative and/or designated individual to resign from such position, (B) the Representatives shall cooperate with Purchaser to replace such partnership representative and/or designated individual with a person designated by Purchaser and (C) Purchaser shall be entitled (and shall be entitled to cause any entity in which the Company directly or indirectly invests which are classified as partnerships for U.S. federal income tax purposes), among other things, to make (or cause the Existing Equityholders to cause such entities to make) an election under Section 6226 of the Code and/or send a tiered-partner statement within the meaning of Treasury Regulations section §301.6226-3(e)(3)(i) to each member of the Company, as applicable, with respect to any Pre-Closing Tax Period. The Representatives represent that they have the authority to make (or cause to be made) the elections set forth in the proceeding sentence.

Article X
INDEMNIFICATION

Section 10.1          Survival of Representations, Warranties and Covenants.

(a)            The Parties, intending to modify any applicable statute of limitations, agree that, as among themselves: (i) their respective representations and warranties contained in this Agreement and in any certificate delivered pursuant hereto and (ii) all covenants and agreements contained in this Agreement which by their terms are to be fully performed at or prior to the Closing shall terminate as of the Closing, shall not survive the Closing for any purpose, and after the Closing shall be of no further force or effect; provided, that (i) the representations and warranties of Purchaser set forth in Section 5.6 and FBRT set forth in Section 6.6 shall survive the Closing until the second anniversary of the Closing Date and (ii) those covenants and agreements set forth in this Agreement that by their terms contemplate performance in whole or in part after the Closing (including, without limitation, Section 9.10) shall survive the Closing in accordance with their respective terms. For the avoidance of doubt and notwithstanding the foregoing, the survival periods set forth in this Section 10.1 shall not control with respect to the R&W Policy, which shall contain survival periods that shall control for purposes thereunder.

(b)            After the Closing there shall be no liability on the part of, nor shall any claim be made or Action be brought by, any Party or any of their respective Affiliates in respect of the representations and warranties contained in this Agreement or in any certificate delivered pursuant hereto, including with respect to any breach thereof, other than with respect to Fraud.

Article XI
TERMINATION

Section 11.1          Termination. This Agreement may be terminated at any time prior to the Closing:

(a)            By mutual written consent executed and delivered by Purchaser and the Company;

(b)            By Purchaser, on the one hand, or the Company, on the other hand, if the Closing has not occurred on or prior to December 9, 2025 (as may be extended from time to time pursuant to this Agreement, the “Outside Date”); provided, however, that no Party may terminate this Agreement pursuant to this clause (b) if such Party’s failure to fulfill any of its obligations hereunder has contributed in any material manner to the Closing having not occurred on or before such date;

(c)            By Purchaser, on the one hand, or the Company, on the other hand, if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree or ruling or taken any other action enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and nonappealable;

(d)            By the Company, if Purchaser breaches any of its representations, warranties, covenants or other agreements contained in this Agreement that would give rise to the failure of a condition set forth in Section 8.2(c), Section 8.2(d) or Section 8.2(e), which breach has not been waived by the Company and cannot be or has not been cured by the earlier of the Outside Date and twenty (20) days after the giving of written notice by the Company to Purchaser specifying such breach; provided, however, that the Company may not terminate this Agreement pursuant to this Section 11.1(d) at any time when the Company is in material breach of this Agreement; or

(e)            By Purchaser, if the Company breaches any of its representations, warranties, covenants or other agreements contained in this Agreement that would give rise to the failure of a condition set forth in Section 8.1(f), Section 8.1(g) or Section 8.1(h), which breach has not been waived by Purchaser and cannot be or has not been cured by the earlier of the Outside Date and twenty (20) days after the giving of written notice by Purchaser to the Company specifying such breach; provided, however, that Purchaser may not terminate this Agreement pursuant to this Section 11.1(e) at any time when Purchaser is in material breach of this Agreement.

Section 11.2          Effect of Termination. In the event of the termination of this Agreement by any Party hereto pursuant to this Article XI, the Party seeking termination shall deliver written notice to the other Parties in accordance with Section 12.3 specifying the provision hereof pursuant to which this Agreement is being terminated, and this Agreement shall become null and void and shall be deemed to have terminated without liability or obligation thereafter on the part of any Party hereto except (a) in respect of such Party’s Fraud or Willful and Material Breach and (b) the following provisions shall remain in full force and effect: Section 7.2(c), Section 7.6, this Section 11.2 and Article XII (including, for the avoidance of doubt, any claim, demand or Action pursuant to Section 12.10 in respect of any breach of any provision of this Agreement prior to such termination), each of which shall survive the termination of this Agreement.

Article XII
MISCELLANEOUS

Section 12.1          Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the Party incurring such expenses whether or not the Transactions are consummated, except as specifically provided to the contrary in this Agreement. Purchaser shall be solely responsible for (a) all filing fees incurred in connection with filings required to be made by the Parties under Antitrust Laws (whether incurred before or after the date hereof), (b) all costs incurred in connection with Third Party Consents (including, for the avoidance of doubt, the Program Lender Consents and the Warehouse Lines of Credit), (c) the cost of obtaining the R&W Policy and (d) all costs incurred by the Company in complying with the covenants set forth in Section 7.13 (provided that it is understood and agreed that Purchaser shall not be responsible for the costs that would otherwise have been incurred by Company in preparing financial statements (other than in accordance with the requirements of Item 9.01(a) of Form 8-K under the Exchange Act) in the ordinary course of business).

Section 12.2          Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the Parties expressly stating such instrument is intended to amend, modify or supplement this Agreement.

Section 12.3          Notices. All notices, requests, instructions, demands, documents and other communications to be given pursuant to this Agreement shall be in writing and shall be delivered personally, sent by nationally-recognized overnight courier or electronic mail to a Party at the addresses set forth below for such Party or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized courier service that guarantees overnight delivery, on the Business Day after the date when sent for overnight delivery, and (c) in the case of electronic mail, on the date sent (or on the first Business Day following the date sent if the date sent is not a Business Day), and only if followed by delivery of an original via a nationally-recognized overnight courier service that guarantees overnight delivery:

IF TO PURCHASER OR FBRT, TO:

Franklin BSP Realty Trust, Inc.

c/o Benefit Street Partners LLC

1 Madison Avenue, Suite 1600

New York, NY 10010

Attention:	Micah Goodman
Jerome Baglien
Email:	m.goodman@benefitstreetpartners.com
j.baglien@benefitstreetpartners.com

and a copy (which will not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, NW
Washington, D.C. 20004

Attention:	Michael McTiernan
Stacey McEvoy
Email:	michael.mctiernan@hoganlovells.com
stacey.mcevoy@hoganlovells.com

IF TO THE COMPANY (PRIOR TO CLOSING), TO:

New Point Holdings JV LLC

c/o NewPoint Real Estate Capital LLC

5800 Tennyson Parkway, Suite 2000

Plano, TX 75024

Attention:	Nick Gesue
Kara Tappan
Email:	[******]
[******]

and copies to the Representatives to:

Meridian Bravo Investment Company, LLC

c/o Meridian Capital Group, LLC

1 Battery Park Plaza, 26th Floor

New York, NY 10004

Attention:	Moshe Mandel
Email:	[******]

and

BMC Holdings DE LLC

c/o Barings LLC

300 S. Tryon Street, Floor 23

Charlotte, NC 28208

Attention:	Nasir Alamgir
Matthew Leonard
Rob Crawford
Email:	[******]
[******]
[******]

and a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019

Attention:	Adam Givertz
Lukas Richards
E-mail:	agivertz@paulweiss.com
lrichards@paulweiss.com

IF TO THE REPRESENTATIVES (FOLLOWING THE CLOSING), TO:

Meridian Bravo Investment Company, LLC

c/o Meridian Capital Group, LLC

1 Battery Park Plaza, 26th Floor

New York, NY 10004

Attention:	Moshe Mandel
Email:	[******]

and

BMC Holdings DE LLC

c/o Barings LLC

300 S. Tryon Street, Floor 23

Charlotte, NC 28208

Attention:	Nasir Alamgir
Matthew Leonard
Rob Crawford
Email:	[******]
[******]
[******]

and a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019

Attention:	Adam Givertz
Lukas Richards
E-mail:	agivertz@paulweiss.com
lrichards@paulweiss.com

Section 12.4          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or Portable Document Format shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 12.5          Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the Confidentiality Agreements constitute the final, complete and exclusive statement of the agreement among the Parties with respect to the subject matter hereof and supersede all prior written agreements and all prior or contemporaneous oral agreements with respect to the subject matter hereof. The Parties have voluntarily agreed to define their rights, liabilities and obligations respecting the Purchased Interests exclusively in Contract pursuant to the express terms and conditions of the Transaction Documents, and the Parties accordingly expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in the Transaction Documents. Furthermore, each Party acknowledges that this Agreement embodies the justifiable expectations of sophisticated Persons derived from arm’s-length negotiations and that no Party has any special relationship with another that would justify any expectation beyond that of any ordinary buyer and an ordinary seller in an arm’s-length transaction. Except as expressly set forth in Section 7.8 and Section 12.6, nothing herein express or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement; provided, that (i) the Existing Equityholder Related Parties, the Purchaser Related Parties and the FBRT Related Parties are expressly intended as third party beneficiaries of Article X and (ii) the individuals named in the definition of “Company’s Knowledge” are intended as third party beneficiaries of the second sentence of such definition. Without limiting the generality of the foregoing, the Parties acknowledge and agree that the representations and warranties set forth herein are the product of negotiations among, and are for the sole benefit of, the Parties and may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any Party. Consequently, Persons other than the Parties may not rely upon the representations and warranties set forth herein as characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 12.6          No Piercing the Corporate Veil. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or any other Transaction Document, or the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement or any other Transaction Document), may be made only against (and subject to the terms and conditions thereof) the Parties and the parties to the other Transaction Documents. No Person who is not a Party or party to any other Transaction Document, including any past, present or future director, officer, employee, incorporator, member, manager, partner, equityholder, Affiliate, agent, attorney or other representative of any Party or any other party to any other Transaction Document (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or any other Transaction Document or for any claim based on, in respect of, or by reason of this Agreement or any other Transaction Document or its negotiation or execution, and each Party waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement. A claim for Fraud may only be brought by a Party against another Party.

Section 12.7          Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 12.8          Governing Law. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of the State of Delaware without regard to its choice of law rules that would result in the application of the laws of any jurisdiction other than the State of Delaware.

Section 12.9          Submission to Jurisdiction; Waiver of Jury Trial.

(a)            EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE, FOR ANY ACTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.

(b)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATION IN THIS Section 12.9(b).

Section 12.10        Specific Performance. Each of the Parties hereby acknowledges that the other Parties would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each Party agrees that the other Parties shall be entitled to seek an injunction to prevent any breach or threatened breach of any provision of this Agreement and to enforce specifically any provision of this Agreement, in addition to any other remedy to which they may be entitled and without having to prove the inadequacy of any other remedy they may have at law or in equity and without being required to post bond or other security. Each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Parties under this Agreement. The Parties hereby further agree that nothing set forth in this Section 12.10 shall require any Party to institute any Action for (or limit any Party’s right to institute any Action for) specific performance under this Section 12.10 prior or as a condition to exercising any termination right under Article XI (and pursuing damages after such termination), nor shall the commencement of any Action pursuant to this Section 12.10 or anything set forth in this Section 12.10 restrict or limit the right of the Party seeking specific performance to terminate this Agreement in accordance with the terms of Article XI or pursue any other remedies under this Agreement that may be available then or thereafter. If, prior to the Outside Date, any Party brings any Action to enforce specifically the performance of the terms and provisions hereof by any other Party, the Outside Date shall automatically be extended (a) for the period during which such Action is pending, plus twenty (20) Business Days or (b) by such other time period established by the court presiding over such Action, as the case may be.

Section 12.11       Waiver of Conflicts; Privilege.

(a)            Purchaser hereby consents and agrees to, and agrees after the Closing to cause each Acquired Entity to consent and agree to, and in each case waive and not assert any conflict of interest that might preclude, Existing Equityholders’ Counsel representing the Existing Equityholders or their respective Affiliates (collectively, the “Subject Parties”), with respect to disputes arising out of or relating to this Agreement (the “Applicable Disputes”) in which the interests of the Subject Parties may be adverse to Purchaser and its Affiliates (including, after the Closing, any Acquired Entity). Purchaser further consents and agrees to, and agrees after the Closing to cause each Acquired Entity to consent and agree to, the communication by Existing Equityholders’ Counsel to the Subject Parties in connection with any such representation in any Applicable Disputes of any fact known to Existing Equityholders’ Counsel arising by reason of Existing Equityholders’ Counsel’s representation of the Acquired Entities or the Existing Equityholders in connection with the negotiation of this Agreement and the Transactions.

(b)            Purchaser further agrees, on behalf of itself and, after the Closing, each Acquired Entity, that all communications in any form or format whatsoever between or among Existing Equityholders’ Counsel, on the one hand, and any Acquired Entity or Existing Equityholder, or any of their respective stockholders, officers, directors, employees, agents, attorneys, representatives, trustees and trust beneficiaries, on the other hand, that relate in any way to the negotiation, documentation and consummation of the Transactions or any Applicable Disputes (collectively, the “Privileged Communications”) shall be deemed to be attorney-client privileged and that the Privileged Communications and the expectation of client confidence relating thereto belong solely to the Subject Parties, shall be controlled by such Subject Parties and shall not pass to or be claimed by Purchaser, any Acquired Entity or their respective Affiliates. Prior to the Closing, the Acquired Entities may delete (or cause to be deleted) or remove (or cause to be removed) all documents, emails and other non-email electronic documents constituting Privileged Communications. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or an Acquired Entity, on the one hand, and a third party other than an Existing Equityholder, on the other hand, Purchaser or the Acquired Entity may assert the attorney-client privilege to prevent the disclosure of the Privileged Communications to such third party; provided, however, that none of Purchaser or any Acquired Entity may waive such privilege without the prior written consent of the Representatives. In the event that Purchaser or an Acquired Entity is legally required by court order or otherwise to access or obtain a copy of all or a portion of the Privileged Communications, Purchaser shall as promptly as practicable (and to the extent not prohibited by Applicable Law) notify the Representatives in writing (including by making specific reference to this Section 12.11) so that the Representatives or the applicable Person(s), at their sole cost and expense, can seek a protective order, and Purchaser agrees, at no cost to Purchaser, to use commercially reasonable efforts to assist therewith.

Section 12.12       Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

Section 12.13       Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) (other than by Purchaser to an Affiliate thereof) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 12.14       Exhibits and Schedules. Each Schedule and Exhibit hereto referred to in this Agreement is hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes. Information disclosed in any Schedule corresponding to Article III shall be deemed to be disclosed for purposes of each other Schedule corresponding to Article III to the extent that the relevance of such disclosure to such other Schedule would be reasonably apparent on the face of such disclosure to a reader of the disclosure. Matters disclosed in any Schedule are not necessarily limited to matters required by this Agreement to be so disclosed, and such additional matters are disclosed for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any matter in any Schedule shall be construed as an admission or indication that such matter is material or outside of the ordinary course of business, or that such matter is required to be referred to or disclosed in the Schedules. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any Contract or Applicable Law shall be construed as an admission or indication that such breach or violation exists or has actually occurred.

Section 12.15       Interpretation.

(a)            Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)            Use of Includes or Including. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)            References to this Agreement, Sections or Exhibits. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references in this Agreement are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d)            Grammatical Forms. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Unless the context otherwise requires, the conjunction “or” when used herein includes both the conjunctive and the disjunctive. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(e)            References to Parties. A reference to any Party or any party to another agreement or document referred to herein shall include such Party’s or party’s successors and permitted assigns.

(f)            References to Dates. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(g)            References to Information Made Available. Any reference in this Agreement to “made available” means a document or other item of information was provided or made available to Purchaser or its attorneys, accountants, consultants or other representatives in the Data Room, any confidential information memorandum, during management presentations, or in any other form in expectation of, or in connection with, the Transactions prior to 12:00 p.m. New York City time on the date hereof.

(h)            References to Legislation. A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations, rules, guidance and statutory instruments issued thereunder or pursuant thereto or thereof.

(i)            Information in Financial Statements. A matter shall be deemed to be “reflected on” or “set forth in” a balance sheet or other financial statement to the extent (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statement that is specifically applicable to such matter, (ii) such matter is specifically set forth as a line item on such balance sheet or financial statement, or (iii) such matter is reflected in such balance sheet or financial statement and is specifically referred to in the notes thereto.

(j)            Drafting of this Agreement. The Parties and their respective counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any Party on the ground that such Party drafted the provision or caused it to be drafted. Prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aide of construction or otherwise constitute evidence of the intent of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

Section 12.16        Representatives.

(a)            Designation. Meridian Bravo Investment Company, LLC and BMC Holdings DE LLC are hereby authorized to serve as the joint representatives of each Existing Equityholder with respect to the matters expressly set forth in this Agreement to be performed by the Representatives. All decisions and actions by the Representatives with respect to the matters expressly set forth in this Agreement to be performed by the Representatives shall be made on a joint basis by, and shall require the consent of each of, Meridian Bravo Investment Company, LLC and BMC Holdings DE LLC.

(b)            Authority. Each Existing Equityholder hereby irrevocably appoints the Representatives as the agent, proxy and attorney-in-fact for such Existing Equityholder for all purposes of this Agreement and any other agreement contemplated hereby (including the full power and authority on such Existing Equityholder’s behalf (i) to enter into and consummate the transactions contemplated herein, (ii) to pay such Existing Equityholder’s expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof), (iii) to make any determinations and settle any matters in connection with the adjustment of the Estimated Base Purchase Price contemplated by Article II, (iv) to deduct and/or hold back any funds which may be payable to any Existing Equityholder pursuant to the terms of this Agreement in order to pay, or establish a reserve for, any amount which may be payable by such Existing Equityholder hereunder, (vi) to execute and deliver on behalf of such Existing Equityholder any amendment to the terms hereof, (vii) to take all other actions to be taken by or on behalf of such Existing Equityholder in connection herewith, (viii) to retain funds for reasonably anticipated expenses and liabilities, and (ix) to do each and every act and exercise any and all rights which such Existing Equityholder or the Existing Equityholders collectively are permitted or required to do or exercise under this Agreement). The Representative Holdback Amount shall be retained for such time as the Representatives shall determine in their sole discretion.

(c)            Replacement. In the event that both Representatives become unable to perform their responsibilities hereunder or resign from such position, the Existing Equityholders (or, if applicable, their respective heirs, legal representatives, successors and assigns) who held a majority of the voting power represented by the Equity Interests of the Company issued and outstanding immediately prior to the Effective Time shall select another representative (or representatives) to fill such vacancy, and such substituted representative(s) shall be deemed to be the Representatives for all purposes of this Agreement.

(d)            Exculpation.

(i)            Neither the Representatives nor any agent employed by them shall incur any liability to any other Person by virtue of the failure or refusal of the Representatives for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder or any of its omissions or actions with respect thereto. For the avoidance of doubt, Purchaser shall be entitled to rely conclusively, without inquiry, on any document executed or purported to be executed on behalf of any Existing Equityholder by the Representatives, and on any other decisions, action, omission, consent or instruction taken or purported to be taken on behalf of any Existing Equityholder by the Representatives, as fully binding on such Existing Equityholder, and Purchaser and the Company are hereby relieved from any liability to any Person for acts or omissions done by them in accordance with the foregoing. Notice given to the Representatives in accordance with the provisions of this Agreement shall constitute notice to the Existing Equityholders for all purposes under this Agreement.

(ii)           The Representatives shall have no obligations to make any payments, including on behalf of any Existing Equityholder or any other Person. Parent agrees that it will not look to the personal assets of the Representatives, acting in such capacity, for the satisfaction of any obligations to be performed by the Company (pre-Closing) or the Existing Equityholders. The Representatives will incur no liability of any kind with respect to any action or omission by the Representatives in connection with the Representatives’ services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability primarily resulting from the Representatives’ gross negligence or willful misconduct. The Representatives shall not be liable for any action or omission pursuant to the advice of counsel. The Existing Equityholders will indemnify, defend and hold harmless the Representatives from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Representatives’ execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been primarily caused by the gross negligence or willful misconduct of the Representatives, the Representatives will reimburse the Existing Equityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Representatives by the Existing Equityholders, any such Representative Losses may be recovered by the Representatives from the Representative Holdback Amount; provided, that while this section allows the Representatives to be paid from the aforementioned sources of funds, this does not relieve the Existing Equityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Representatives from seeking any remedies available to it at law or otherwise. In no event will the Representatives be required to advance their own funds on behalf of the Existing Equityholders or otherwise. The Existing Equityholders acknowledge and agree that the foregoing indemnities will survive the Closing, the resignation or removal of the Representatives or the termination of this Agreement.

(iii)          The Representatives will not be liable for any loss of principal of the Representative Holdback Amount other than as a result of its gross negligence or willful misconduct. The Representatives will hold these funds separate from their corporate funds, will not use these funds for operating expenses or any other corporate purposes and will not voluntarily make these funds available to creditors in the event of bankruptcy. As soon as practicable following the completion of the Representatives’ responsibilities, the Representatives will distribute any remaining balance of the Representative Holdback Amount to the Existing Equityholders (the date of such distribution, the “Representative Holdback Distribution Date”) in accordance with the Closing Date Consideration Schedule. For tax purposes, the Representative Holdback Amount will be treated as having been received and voluntarily set aside by the Existing Equityholders at the time of Closing.

(iv)          This Section 12.16(d) shall survive any termination of this Agreement.

(e)            Irrevocability; Successors. The provisions of this Section 12.16 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Existing Equityholder may have in connection with the transactions contemplated by this Agreement. The provisions of this Section 12.16 shall be binding upon the heirs, legal representatives, successors and assigns of each Existing Equityholder, and any references in this Agreement to an Existing Equityholder shall mean and include the successors to the rights of the Existing Equityholders hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

(f)            Access. Prior to the Closing, the Representatives shall have reasonable access to relevant information about the Acquired Entities and the reasonable assistance of the Acquired Entities’ respective employees for purposes of performing its duties and exercising its rights hereunder; provided, that the Representatives shall treat confidentially and not disclose any nonpublic information from or about the Acquired Entities to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

Section 12.17        Guarantee. To induce the Company and the Existing Equityholders to enter into this Agreement, FBRT hereby absolutely, unconditionally and irrevocably guarantees, as direct obligations, in favor of the Company and the Existing Equityholders the full and timely performance, observance and payment by Purchaser of each and every covenant, agreement, undertaking, representation, warranty, indemnity and obligation of Purchaser contained in this Agreement in accordance with the terms hereof, including the payment of the Estimated Base Purchase Price and the Final Base Purchase Price and the issuance of the Equity Consideration. FBRT acknowledges that this guarantee is given with due consideration and that the Company and the Existing Equityholders would not agree to enter into this Agreement without such guarantee. The guaranty provided by FBRT is an absolute, present, unconditional and continuing guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

Signature page follows.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

FBRT:

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Micah Goodman
	Name:	Micah Goodman
	Title:	Authorized Signatory

PURCHASER OP:

FBRT OP LLC

By: Franklin BSP Realty Trust, Inc.,
its General Partner

By:	/s/ Micah Goodman
	Name:	Micah Goodman
	Title:	Authorized Signatory

PURCHASER TRS:

FBRT SUB REIT TRS LLC

By:	/s/ Micah Goodman
	Name:	Micah Goodman
	Title:	Authorized Signatory

[Signature Page to Purchase and Sale Agreement]

COMPANY:

NEWPOINT HOLDINGS JV LLC

By:	/s/ Nick Gesue
	Name:	Nick Gesue
	Title:	Chief Executive Officer

EXISTING EQUITYHOLDERS:

Meridian Bravo Investment Company, LLC

By:	/s/ Brian Brooks
	Name:	Brian Brooks
	Title:	Authorized Signatory

BMC Holdings DE LLC

By:	/s/ Nasir Alamgir
	Name:	Nasir Alamgir
	Title:	Managing Director

NEWPOINT MANAGEMENT AGGREGATOR, LLC

By:	/s/ Nick Gesue
	Name:	Nick Gesue
	Title:	Chief Executive Officer

OKIOP VENTURES, LLC

By:	/s/ Richard Lerner
	Name:	Richard Lerner
	Title:	President

MEGRIL HOLDINGS, INC.

By:	/s/ Erik Lindenauer
	Name:	Erik Lindenauer
	Title:	Director

representatives:

Meridian Bravo Investment Company, LLC

By:	/s/ Brian Brooks
	Name:	Brian Brooks
	Title:	Authorized Signatory

BMC Holdings DE LLC

By:	/s/ Nasir Alamgir
	Name:	Nasir Alamgir
	Title:	Managing Director

[Signature Page to Purchase and Sale Agreement]